As submitted to the Securities and Exchange Commission on December 11, 2018
Registration No. 333-[•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Asia Times Holdings Limited
(Exact name of registrant as specified in its charter)
British Virgin Islands	6531	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Room 3803,
Dachong International Centre, 39 Tonggu Road
Nanshan district, Shenzhen, China
(+86) 0755-8695-0818
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Hunter Taubman Fischer & Li LLC
1450 Broadway, 26th Floor
New York, NY 10018
(212) 530-2206
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a Copy to:
Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 1450 Broadway, 26th Floor New York, NY 10018 (212) 530-2206	William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 (212) 588-0022
Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value US$0.001 per share(1)(2)	5,000,000	4.00	$20,000,000	$2,424
Underwriters’ warrants(3)	—	—	—	—
Ordinary Shares underlying Underwriters’ warrants(2)(4)	325,000	4.00	$1,300,000	$157.56
Total	5,325,000	4.00	$21,300,000	$2,581.56

(1)
There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional Ordinary Shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(3)
No fee required pursuant to Rule 457(g) of the Securities Act.

(4)
Represents Underwriter’s warrants to purchase up to an aggregate of 6.5% of the Ordinary Shares sold in the offering, at an exercise price equal to 100% of the Public Offering Price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Underwriter’s warrants is $4.00. The Underwriter’s warrants are exercisable commencing from the date of issuance, for a period of 5 years from the issuance date.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.
As submitted to the Securities and Exchange Commission on December 11, 2018
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED [           ], 2018
2,000,000 Ordinary Shares
(minimum offering amount)
5,000,000 Ordinary Shares
(maximum offering amount)
Asia Times Holdings Limited
This is an initial public offering of ordinary shares of Asia Times Holdings Limited. We are offering, on a best effort basis, our ordinary shares, $0.001 par value per share (“Ordinary Shares”).
Prior to this offering, there has been no public market for our Ordinary Shares. We expect the initial public offering price will be $4.00 per Ordinary Share. We are in the process of applying to list our Ordinary Shares and have reserved the symbol “ATIF” for purposes of listing our Ordinary Shares on the NASDAQ Capital Market under the symbol “ATIF.”
Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 9 to read about factors you should consider before buying our Ordinary Shares.
We are an “emerging growth company” as used in the Jumpstart Our Business Startups Act of 2012, and as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Risk Factors — Risks Related to Our Business” and “Prospectus Summary — Implications of Our Being an (Emerging Growth Company)” on pages 9 and 4, respectively.
	Minimum offering amount		Maximum offering amount
	Per ordinary share	Total	Per ordinary share	Total
Initial public offering price	US $4.00	US $8,000,000.00	US $4.00	US $20,000,000.00
Underwriter’s discount and commissions	US $0.26	US $520,000.00	US $0.25	US $1,250,000.00
Proceeds to our company before expenses(1)(2)	US $3.74	US $7,480,000.00	US $3.75	US $18,750,000.00

(1)
We have agreed to pay Boustead Securities LLC (the “Underwriter”) a fee equal to 6.5% of the first 10,000,000 of and 6% of any amount in excess thereof of, the gross proceeds of the offering. We have agreed to grant to the Underwriter warrants equal to 6.5% of the aggregate number of Ordinary Shares sold in the offering. See “Underwriting” in this prospectus for more information regarding our arrangements with the Underwriter.

(2)
The total estimated expenses related to this offering are set forth in the section entitled “Discounts, Commissions and Expenses.”

The Underwriter is selling our Ordinary Shares in this offering on a best efforts basis. The Underwriter is not required to sell any specific number or dollar amount of Ordinary Shares but will use its best efforts to sell the Ordinary Shares offered. One of the conditions to our obligation to sell any securities through the Underwriter is that, upon the closing of the offering, the Ordinary Shares would qualify for listing on the Nasdaq Capital Market.
We do not intend to close this offering unless we sell at least the minimum number of Ordinary Shares, at the price per Ordinary Share set forth above, to result in sufficient proceeds to list our Ordinary Shares on the Nasdaq Capital Market. The offering may terminate on the earlier of  (i) any time after the minimum offering amount of our Ordinary Shares is raised, or (ii) [•] days from the effective date of this prospectus, or the expiration date. If we can successfully raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us after deducting certain escrow fees. The proceeds from the sale of the Ordinary Shares in this offering will be payable to “FinTech Clearing, as Deposit Account Agent for the investors in Asia Times Holdings Limited” and will be deposited in a separate (limited to funds received on behalf of us) non-interest bearing trust bank account until the minimum offering amount is raised. If we do not raise the minimum offering amount of  $8,000,000, we will not conduct a closing of this offering and will return to investors all amounts previously deposited by them in escrow, without interest or deduction.
Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated [•], 2018.

i

About this Prospectus
We and the Underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
Through and including, [•] 2019 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as Underwriter and with respect to their unsold allotments or subscriptions.
Other Pertinent Information
Unless otherwise indicated or the context requires otherwise, references in this prospectus to:
•
“Affiliated Entities” are to our subsidiaries;

•
“ATIFL HK” are to the Company’s wholly-owned subsidiary, Asia Times International Finance Limited, a Hong Kong corporation;

•
“AT Consulting Center” are to Asia Times International Financial Consulting Center, which is owned and operated by Qianhai;

•
“BVI” are to the “British Virgin Islands”;

•
“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•
“CNNM” are to www.chinacnnm.com, a news and media platform owned and operated by ATIFL HK;

•
“Huaya”, “Huaya Consultant” or “WFOE” are to Huaya Consultant (Shenzhen) Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by ATIFL HK;

•
“Qianhai” are to Qianhai Asia Times (Shenzhen) International Financial Services Co., Ltd., a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements between WFOE and Qianhai;

•
“shares”, “Shares” or “Ordinary Shares” are to the Ordinary Shares of the Company, par value US$0.001 per share;

•
“VIE” are to variable interest entity; and

•
“we”, “us”, or the “Company” or the “Group” are to one or more of Asia Times Holdings Limited (“ATHL”), and its Affiliated Entities, as the case may be.

Our consulting business is conducted by Qianhai, our VIE entity in the PRC, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

PROSPECTUS SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” beginning on page 9 before deciding whether to buy our Ordinary Shares. This prospectus contains certain estimates and information from an industry report (“Frost & Sullivan Report”) commissioned by us and prepared by Frost & Sullivan Inc. (“Frost & Sullivan”), an independent market research firm, regarding our industries and our market positions in China, which have not been independently verified by us, the underwriters or any of their respective affiliates or advisers. The information in such sources may not be consistent with other information compiled in or outside of China.
Overview
Our Company
Since November 2015, through our variable interest entity (“VIE”), Qianhai Asia Times (Shenzhen) International Financial Services Co., Ltd. (“Qianhai”), we have provided consulting services to small and medium-sized enterprises in mainland China. The focus of our consulting business has been to provide comprehensive consulting services designed to help small and medium-sized enterprises become public companies. We generated a total revenue of approximately US$104,000, US$3,635,000, and US$5,308,000 for the fiscal years ended July 31, 2016, 2017, and 2018, respectively. The revenues generated from consulting service were $49,253, $3,469,224, and $5,236,196 for the fiscal years ended July 31, 2016, 2017, and 2018, respectively. Before we are able to provide new clients with personalized going public consulting services, a one-time registration fee is charged to set up the clients’ accounts and profiles in our system. The revenue generated from the registration fee amounted to $54,921, $166,147, and $71,695 for the fiscal years ended July 31, 2016, 2017, and 2018, respectively.
Beginning in August 2018, to complement and facilitate the growth of our consulting services, we launched AT Consulting Center to provide financial consulting services in Shenzhen, and in September, 2018, we acquired www.chinacnnm.com (“CNNM”), a news and media website focused on distributing financial news and information. Although upfront capital and human investments are required, we believe positive synergies can be generated by effectively integrating these two new business ventures with our existing consulting services, and we expect they will contribute to our growth in the long run.
We have experienced substantial growth since our inception in 2015. Currently, all our consulting clients are located in mainland China, but our goal is to become an international consulting company with clients and offices throughout Asia.
Industry Background
The PRC economy has grown significantly since the PRC government introduced economic reforms in the late 1970s. This growth has accelerated since China entered the World Trade Organization in 2001. The China capital market has experienced rapid growth ever since the global financial crisis occurred in late 2008. PRC domestic companies are looking for opportunities in China as well as abroad to increase their presence in the global market. It is expected that financing activities such as mergers and acquisitions, and initial public offerings, will become more prosperous than before. Financial consultancy services are particularly important in these kind of transactions as consultants can assist their clients with strategy planning and other professional services. The financial consultancy market has been growing rapidly in recent years driven by factors including rising prosperous M&A and financing activities, strong government support in terms of regulating policies and measures, enhanced participation of more parties and growing awareness of the importance of financial consultancy by downstream enterprises. Based on expert interviews and primary market research conducted by Frost & Sullivan, it is estimated that, from 2013 to 2017, the overall financial consultancy market in China increased from RMB136.9 billion to RMB257.2 billion at a compound annual growth rate, or CAGR, of 17.1%; and looking forward, it is forecasted that the economy in China will maintain a steady growth momentum over the next 5 years, and by 2022 the financial consultancy market is expected to reach RMB506.0 billion, at a CAGR of 14.2%.

Competitive Advantages
We believe that the following competitive strengths have contributed to our success and differentiated us from our competitors:
•
highly qualified professional service team with extensive experience in going public and financial consulting services.

•
recognition and reputation of our services achieved from our previous success helping our clients going public;

•
established long-term professional relationships with a group of well-known third party professional providers both domestically and in the U.S.; and

•
Established long term cooperation relationships with local chambers of commerce and associations.

Growth Strategies
Our goal is to become a leading consulting services enterprise that provides a full range of consulting services to its clients in order to meet the growing and evolving needs of small to medium-sized companies in Asia.
Our primary strategies to achieve our goal include:
•
to attract and recruit highly qualified professionals to join our team;

•
to expand our consulting service from U.S.-based markets and exchanges to include Chinese domestic exchanges and the Hong Kong Stock Exchange; and

•
to invest in new complementary business ventures to facilitate the growth of our consulting services business and create more sources of revenues.

Corporate Information
Our principal executive offices are located at Room 3803, Dachong International Centre, 39 Tonggu Road, Nanshan District, Shenzhen City, Guangdong Province, China, and our telephone number is (+86) 0755-8695-0818. We maintain a website at www.atifchina.com. Our website or any other website does not constitute a part of this prospectus.

Corporate Structure
The following diagram illustrates the corporate structure of the Company upon completion of our IPO based on a proposed maximum number of 5,000,000 ordinary shares being offered. For more detail on our corporate history please refer to “Business — Corporate History and Structure”.

Qiuli Wang
Yanru Zhou
Haiyun Liu
100%
100%
100%
TIANZHEN INVESTMENTS LIMITED
ENO GROUP LIMITED
Ronghua Liu
GREAT STATE INVESTMENTS LIMITED
Renyan Ou
Xueqing Liu
New IPO shareholders
Pre-IPO%/Post-IPO%
53%/48.2%
26%/23.6%
4%/3.6%
8%/7.3%
4.8%/4.4%
4.2%/3.8%
0%/9.1%
100%
ASIA TIMES HOLDINGS LIMITED
BVI, 2015
100%
ASIA TIMES INTERNATIONAL FINANCE LIMITED
Hong Kong, 2015
Offshore
100%
HUAYA CONSULTANT (SHENZHEN) CO., LTD.
(WFOE) PRC, 2015
Onshore
Contractual Arrangements
Ronghua Liu
Qiang Chen
98.5%*
1.5%
QIANHAI ASIA TIMES (SHENZHEN) INTERNATIONAL FINANCIAL SERVICES CO., LTD.
PRC, 2015
*98.5% shares are held by Ronghua Liu in trust for Qiuli Wang

Implications of Our Being an “Emerging Growth Company”
As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:
•
may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

•
are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•
are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•
are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•
are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•
are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•
will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.
Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

THE OFFERING
Ordinary Shares outstanding
50,000,000 Ordinary Shares
Ordinary Shares offered by us
A minimum of 2,000,000 Ordinary Shares and a maximum of 5,000,000 Ordinary Shares
Best Efforts
The Underwriter is selling our Ordinary Shares on a “best efforts” basis. Accordingly, the Underwriter has no obligation or commitment to purchase any securities. The Underwriter is not required to sell any specific number of dollar amount of Ordinary Shares but will use its best efforts to sell the Ordinary Shares offered.
Ordinary Shares to be outstanding immediately after completion of this offering:
52,000,000 Ordinary Shares if the Ordinary Shares are offered and sold at the minimum offering amount in this offering; or
55,000,000 Ordinary Shares if the Ordinary Shares are offered and sold at the maximum offering amount in this offering.
Price per Ordinary Share
$4.00
Offering Period
The Ordinary Shares are being offered for a period of  [•] days commencing on the date of this prospectus. If the minimum offering amount is not raised within [•] days from the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest or deduction of fees. The offering may close or terminate, as the case may be, on the earlier of  (i) any time after the minimum offering amount of our Ordinary Shares is raised, or (ii) [•] days from the date of this prospectus although we retain the right to terminate the offering prior to the expiration of the [•]-day period. If we raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us.
Escrow Account
The gross proceeds from the sale of the Ordinary Shares in this offering will be deposited in a non-interest bearing escrow account maintained by the deposit account agent, Fintech Clearing, LLC (the “Deposit Account Agent”). The Deposit Account Agent is affiliated with the Underwriter, as the Deposit Account Agent is under the same indirect common ownership as the Underwriter. All checks will be deposited directly into the escrow account and all wire transfers will be wired directly to the escrow account at Pacific Mercantile Bank. The funds will be held in escrow until the Deposit Account Agent has advised us and the escrow agent that it has received a minimum of  $8,000,000, the minimum offering, in cleared funds. If we do not receive the minimum of  $8,000,000 by [•], 2019, all funds will be returned to purchasers in this offering on the next business day after the termination of the offering, without charge, deduction or interest. Prior to [•], 2019, in no event will funds be returned to you unless the offering is terminated. You will only be entitled to receive a refund of your subscription price if we do not raise a minimum of  $8,000,000 by [•], 2019. No interest will be paid either to us or to you. See “Underwriting — Deposit of Offering Proceeds.”
Listing
We are in the process of applying to list our Ordinary Shares on the NASDAQ Capital Market under the symbol “ATIF.”
Transfer Agent
Transhare Corporation
Use of proceeds
We intend to use the proceeds from this offering to for working capital and general corporate purposes, including the expansion of our business. See “Use of Proceeds” on page 33 for more information.
Risk factors
The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 9 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

Summary Financial Data
The following summary consolidated financial data for the years ended July 31, 2018 and 2017, has been derived from our audited consolidated financial statements included elsewhere in this prospectus.
Our consolidated financial statements are prepared and presented in accordance with the generally accepted accounting principles in the United States of America, or U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data section together with our audited consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this registration statement.
The following table presents our summary consolidated statement of comprehensive income for the years ended July 31, 2018 and 2017.
	For the Years Ended July 31,
	2018	2017
Summary Consolidated Statement of Comprehensive Income:
Revenue	$5,307,891	$3,635,371
Operating expenses
Selling expenses	1,773,159	2,301,567
General and administrative expenses	807,053	408,739
Total operating expenses	2,580,212	2,710,306
Other income (expense)
Other expense, net	(63,980)	(67,080)
Income before income taxes	2,663,699	857,985
Provision for income taxes	716,816	217,025
Net income	$1,946,883	$640,960

The following table presents our summary consolidated balance sheet data as of July 31, 2018 and 2017.
	As of July 31,
	2018	2017
Summary Consolidated Balance Sheet Data:
Cash and cash equivalents	$72,965	$144,813
Other assets	3,673,789	1,127,688
Total assets	3,746,754	1,272,501
Total liabilities	1,731,964	1,846,642
Total shareholders’ equity (deficit)	$2,014,790	$(574,141)

RISK FACTORS
An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.
Risks Related to Our Business
We have a limited operating history and are subject to the risks encountered by early-stage companies.
We have only been in business since November 2015. We launched AT Consulting Center, which offers financial and advisory services to our clients in August 2018 and acquired CNNM, a media and news platform, in September 2018. We did not generate any revenue until the year ended July 31, 2016. As a start-up company, our business strategies and model are constantly being tested by the market and operating results, and we pursue to adjust our allocation of resources accordingly. As such, our business may be subject to significant fluctuations in operating results in terms of amounts of revenues and percentages of total with respect to the business segments.
We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent in a new business and in an industry which is in the early stages of development in China. As a result, we must establish many functions necessary to operate a business, including expanding our managerial and administrative structure, assessing and implementing our marketing program, implementing financial systems and controls and personnel recruitment. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies with a limited operating history. These risks and challenges are, among other things:
•
we operate in an industry that is or may in the future be subject to increasing regulation by various governmental agencies in China;

•
we may require additional capital to develop and expand our operations which may not be available to us when we require it;

•
our marketing and growth strategy may not be successful;

•
our business may be subject to significant fluctuations in operating results; and

•
we may not be able to attract, retain and motivate qualified professionals.

Our future growth will depend substantially on our ability to address these and the other risks described in this prospectus. If we do not successfully address these risks, our business would be significantly harmed.
Our historical financial results may not be indicative of our future performance.
Our business has achieved rapid growth since our inception. Our net revenue increased from $104,174 for the period from November 3, 2015 (when we started our consulting business) through July 31, 2016, to $3,635,371 for the year ended July 31, 2017, and $5,307,891 for the year ended July 31, 2018. Our net loss was $1,231,677 for the period from November 3, 2015 through July 31, 2016, and increased to a net income of  $640,960 for the year ended July 31, 2017 and $1,946,883 for the year ended July 31, 2018. However, our historically growth rate and the limited history of operation make it difficult to evaluate our prospects. We may not be able to sustain our historically rapid growth or may not be able to grow our business at all.

Changes in the U.S. capital markets could make our services less attractive to our clients and adversely affect our business and financial condition.
Our consulting services help our clients based in mainland China to become public companies. We are expanding our consulting services to include Chinese domestic exchanges and the Hong Kong Stock Exchange, but currently, all our former and current clients have chosen to go public in the U.S. We believe this is due to the more flexible rules provided by the U.S. OTC markets and exchanges than the Chinese domestic exchanges, as well as the attractive financing and growth opportunities the U.S. capital market, which has remained relatively stable comparing to the Chinese capital market, are perceived to be able to provide to the Chinese enterprises. As a result, our going public consulting business has flourished since its inception in 2015. However, changes in the U.S. capital markets could make our service less desirable to Chinese enterprise. For example, if the U.S. OTC markets and exchanges make their rules more stringent to Chinese enterprises, then fewer Chinese enterprises will be able to use our consulting services to go public in the U.S., and our business and financial condition will be adversely affected as a result.
A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.
Although the Chinese economy has grown steadily in the past decade, there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of China and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.
Because we lack a diversified client base, a severe or prolonged downturn in Chinese economy could materially and adversely affect our business and our financial condition.
Our goal is to become an international business serving clients throughout Asia, but as of the date of this registration statement all our former and current clients are based in mainland China. Accordingly, we do not have a geographically diversified client base, and there will be a potentially devastating effect on our business if the Chinese economy experiences a severe or prolonged downturn.
Failure to maintain or enhance our brand or image could have a material and adverse effect on our business and results of operations.
We believe our “ATIF” brand is associated with a well-recognized, integrated consulting services company in the market that it operates, with comprehensive personalized one-stop consulting services to suit our clients’ needs. Our brand is integral to our sales and marketing efforts. We are in the process of applying for trademark registration for our brand “ATIF” in the PRC, US, and HK. Our continued success in maintaining and enhancing our brand and image depends to a large extent on our ability to satisfy customers’ needs by further developing and maintaining quality of services across our operations, as well as our ability to respond to competitive pressures. If we are unable to satisfy customers’ needs or if our public image or reputation were otherwise diminished, our business transactions with our clients may decline, which could in turn adversely affect our results of operations.
If we cannot manage our growth effectively and efficiently, our results of operations or profitability could be adversely affected.
Our revenue for fiscal year 2018 was $5,307,891, an increase of 46% from $3,635,371 in fiscal year 2017, and an increase of 4995% from $104,174 in fiscal year 2016. We intend to continue to expand our services and operations. For example, to complement and facilitate our consulting services, we launched AT Consulting Center and acquired CNNM in 2018. This expansion has placed, and will continue to place, substantial demands on our managerial, operational, technological and other resources. Our planned expansion will also place significant demands on us to maintain the quality of our services to ensure that our brand does not suffer as a result of any deviations, whether actual or perceived, in the quality of our services. In order to manage and support our growth, we must continue to improve our existing operational and administrative systems and our quality control, and recruit, train and retain additional qualified professionals as well as other administrative and sales and marketing personnel, particularly as we expand into new business ventures and launch new business initiatives. We may not be able to effectively and efficiently manage the growth of our operations, recruit and retain qualified personnel and integrate new expansion into our operations. As a result, our quality of service may deteriorate and our results of operations or profitability could be adversely affected.
We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.
There is no assurance that we will be able to implement important strategic initiatives in accordance with our expectations, which may result in an adverse impact on our business and financial results. Our new strategic initiatives, AT Consulting Center and CNNM, which were launched in 2018, are designed to create growth, improve our results of operations and drive long-term shareholder value. However, our management may lack required experience, knowledge, insight, or human and capital resources to carry out the effective implementation to expand into new spaces outside the financial consulting industry. As such, we may not be able to realize our expected growth, and our business and financial results will be adversely impacted.
Increasing competition within our industry could have an impact on our business prospects.
The financial consulting market is an industry where new competitors can easily enter into since there are no significant barriers to entry. Competing companies may have significantly greater financial and other resources than we have and may offer services that are more attractive to companies seeking funds; increased competition would have a negative impact on both our revenues and our profit margins.
Our results of operations and cash flows may fluctuate due to the non-recurring nature of our going public consulting services provided to our clients.
We generated the bulk of our total revenues from going public consulting services provided to small and medium-sized enterprises in China. Unlike other service businesses that have the potential of retaining their clients for long-term and recurring services, our consulting contractual relationships with our clients usually last for 12 months; there is no recurring business from our clients once they become public companies. Therefore, we face the constant challenge of identifying and recruiting new clients in order to maintain our operations and cash flows, which are difficult for us to predict from year to year.
In addition, even though we screen our prospective clients carefully before entering into service agreements, occasionally we have to discontinue our consulting services due to a variety of unforeseeable reasons such as the client’s shortage in funds, disagreements regarding the going public process, changes in the client’s business and expectations, among others. Due to the fact that our consulting fee is paid on installments, we will not be able to realize the complete contracted amounts under these circumstances, without getting into potentially costly litigations.
As the operator of a website www.chinacnnm.com, we may be subject to damages resulting from unauthorized access or hacking and other cyber risks.
Hacking is the process of attempting to gain or successfully gaining unauthorized access to computer system. As with any website, our website may be subject to hacking regardless of whether we have in place securities systems which limit access to our platform. When a person engages in website hacking, he or she takes control of the website from the website owner. Password hacking is obtaining a user’s secret password from data that has been stored in or transmitted by a computer system. Computer hacking is obtaining access to and viewing, creating or editing material without authorization. Hackers can bring a website down by causing large numbers of users to seek to access the website without the knowledge of the users, which is known as denial of service hacking. Despite our disclaimers, injured parties may seek to obtain damages from us for their loss. Thus, in additional to any financial or reputation losses that we may sustain, it is possible that a court or administrative body may hold us liable for damages sustained by others. Any such losses could materially impair our financial condition and our ability to conduct business.
If we fail to hire, train and retain qualified managerial and other employees, our business and results of operations could be materially and adversely affected.
We place substantial reliance on the consulting and financial service industry experience and knowledge of our senior management team as well as their relationships with other industry participants. The loss of the services of one or more members of our senior management could hinder our ability to effectively manage our business and implement our growth strategies. Finding suitable replacements for our current senior management could be difficult, and competition for such personnel of similar experience is intense. If we fail to retain our senior management, our business and results of operations could be materially and adversely affected.
Our consulting service personnel are critical to maintaining the quality and consistency of our services, brand and reputation. It is important for us to attract qualified managerial and other employees who have experience in consulting services and are committed to our service approach. There may be a limited supply of such qualified individuals. We must hire and train qualified managerial and other employees on a timely basis to keep pace with our rapid growth while maintaining consistent quality of services across our operations. We must also provide continuous training to our managerial and other employees so that they are equipped with up-to-date knowledge of various aspects of our operations and can meet our demand for high-quality services. If we fail to do so, the quality of our services may decrease, which in turn, may cause a negative perception of our brand and adversely affect our business.
Any failure to protect our trademarks and other intellectual property rights could have a negative impact on our business.
We believe our trademarks, “ATIF” and “CNNM”, for which we are currently applying for trademark protection, and other intellectual property rights are critical to our success. Any unauthorized use of our trademarks and other intellectual property rights could harm our competitive advantages and business. Historically, China has not protected intellectual property rights to the same extent as the United States, and infringement of intellectual property rights continues to pose a serious risk of doing business in China. Monitoring and preventing unauthorized use are difficult. The measures we take to protect our intellectual property rights may not be adequate. Furthermore, the application of laws governing intellectual property rights in China and abroad is uncertain and evolving, and could involve substantial risks to us. If we are unable to adequately protect our brand, trademarks and other intellectual property rights, we may lose these rights and our business may suffer materially.
As internet domain name rights are not rigorously regulated or enforced in China, other companies may incorporate in their domain names elements similar in writing or pronunciation to the “ATIF” and “CNNM”, trademarks or their Chinese equivalents. This may result in confusion between those companies and our company and may lead to the dilution of our brand value, which could adversely affect our business.
If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud.
We are subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. As we are an “emerging growth company,” we are expected to first include a management report on our internal controls over financial reporting in our annual report in the second fiscal year end following the effectiveness of our initial public offering. As such, these requirements are expected to first apply to our annual report on Form 20-F for the fiscal year ending on July 31, 2020. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future.
Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. We planned to remedy our material weaknesses and other control deficiencies in time to meet the deadline imposed by Section 404 of the Sarbanes-Oxley Act. If we fail to timely achieve or maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls over financial reporting. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our Ordinary Shares. Furthermore, we anticipate that we will incur considerable costs and devote significant management time and efforts and other resources to comply with Section 404 of the Sarbanes-Oxley Act.
We will incur increased costs as a result of being a public company.
Once we become a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company prior to this offering. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC and NASDAQ, have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we incur ongoing additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.
Increases in labor costs in the PRC may adversely affect our business and our profitability.
China’s economy has experienced increases in labor costs in recent years. China’s overall economy and the average wages in China are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Our consulting service is heavy on labor costs, as the main cost of our business is compensation and benefits for our professionals. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our services, our profitability and results of operations may be materially and adversely affected.
In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008, its implementing rules that became effective in September 2008 and its amendments that became effective in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementing rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.
As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.
Because we are a BVI company and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.
We are incorporated in the BVI and conduct our operations primarily in China. Substantially all of our assets are located outside of the United States and the proceeds of this offering will primarily be held in banks outside of the United States. In addition, all of our directors and officers reside outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the BVI and of China may not permit you to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities” on page 31.
PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary and VIE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.
Any funds we transfer to our PRC subsidiary and VIE, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, the combined amount of offshore capital contributions and loans cannot exceed the FIE’s approved total investment amount. Any capital contributions to our PRC subsidiary must be filed with MOFCOM or its local counterparts, and registered with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, (a) any loan provided by us to WFOE, which is a FIE, cannot exceed the difference between its total investment amount and registered capital, and must be registered with SAFE or its local counterparts, and (b) any loan provided by us to our VIE which is a domestic PRC entity, over a certain threshold, must be approved by the relevant government authorities and must be registered with SAFE or its local counterparts. Given that the registered capital and total investment amount of WFOE are currently the same, if we seek to make a capital contribution to WFOE we must first apply to increase both its registered capital and total investment amount, while if we seek to provide a loan to WFOE, we must first increase its total investment amount. Although we currently do not have any immediate plans to utilize the proceeds from this offering to make capital contribution into WFOE or provide any loan to WFOW or to our VIE, if we seek to do so in the future, we may not be able to obtain the required government approvals or complete the required registrations on a timely basis, if at all. If we fail to receive such approvals or complete such registrations, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.
On March 30, 2015, SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capitals for expenditure beyond their business scopes, providing entrusted loans or repaying loans between non-financial enterprises. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and relevant foreign exchange regulatory rules may significantly limit our ability to use Renminbi converted from the net proceeds of this offering to fund the establishment of new entities in China by our consolidated affiliates, to invest in or acquire any other PRC companies through our PRC subsidiaries or consolidated affiliates or to establish new consolidated affiliates in the PRC, which may adversely affect our business, financial condition and results of operations.

Since our President will own at least 71.85% of our Ordinary Shares following the sale of the maximum offering, he will have the ability to elect directors and approve matters requiring shareholder approval by way of resolution of members.
Ms. Qiuli Wang, our President, and Chairman of the Board, is currently the beneficial owner of 39,500,000, or 79% of our outstanding Ordinary Shares, of which 53% are directly held by Tianzhen Investments Limited, an entity 100% owned by Ms. Wang, and the remaining 26% are beneficially owned by Ms. Wang through a proxy agreement entered with Eno Group Limited on September 30, 2018. If we sell the minimum number of Ordinary Shares, Ms. Wang will have the right to vote 75.96% of the Ordinary Shares; if we sell the maximum number of Ordinary Shares, Ms. Wang will have the right to vote 71.82% of the Ordinary Shares. Ms. Wang is expected to have the power to elect all directors and approve all matters requiring shareholder approval without the votes of any other shareholder. She is expected to have significant influence over a decision to enter into any corporate transaction and has the ability to prevent any transaction that requires the approval of shareholders, regardless of whether or not our other shareholders believe that such transaction is in our best interests. Such concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our Ordinary Shares or prevent our shareholders from realizing a premium over the then-prevailing market price for their Ordinary Shares.
Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.
We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from disclosure and other requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. See “Implications of Our Being an Emerging Growth Company” on page 4.
Risks Relating to Doing Business in China
There are significant uncertainties under the Draft Foreign Investment Law relating to the status of businesses in China controlled by foreign invested entities primarily through contractual arrangements, such as our business.
On January 19, 2015, MOFCOM published a draft of the PRC Law on Foreign Investment (Draft for Comment), or the Draft Foreign Investment Law. At the same time, MOFCOM published an accompanying explanatory note of the Draft Foreign Investment Law, or the Explanatory Note, which contains important information about the Draft Foreign Investment Law, including its drafting philosophy and principles, main content, plans to transition to the new legal regime and treatment of business in China controlled by foreign invested enterprises, or FIEs, primarily through contractual arrangements. The Draft Foreign Investment Law utilizes the concept of  “actual control” for determining whether an entity is considered to be a foreign-invested enterprise, and defines “control” broadly to include, among other things, voting or board control through contractual arrangements.
The Draft Foreign Investment Law proposes significant changes to the PRC foreign investment legal regime and may have a material impact on Chinese companies listed or to be listed overseas. The Draft Foreign Investment Law would regulate FIEs the same way as PRC domestic entities, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in a “negative list.” The Draft Foreign Investment Law also provides that only FIEs operating in industries on the negative list will require entry clearance and other approvals that are not required of PRC domestic entities. As a result of the entry clearance and approvals, certain FIE’s operating in industries on the negative list may not be able to continue to conduct their operations through contractual arrangements. The Draft Foreign Investment Law also provides that entities established in China but controlled by foreign investors will be treated as FIEs, while entities set up outside of China which are controlled by PRC persons or entities, would be treated as domestic entities after completion of market entry procedures. The MOFCOM, and the National Development and Reform Commission, or NDRC, promulgated the Catalogue of Industries for Guiding

Foreign Investment, or the Catalogue, as amended on March 10, 2015, which came into effect on April 10, 2015, and as further amended on June 28, 2018 and came into effect on July 28, 2018 (the “2018 Catalogue”). According to the 2018 Catalogue, financial consulting services sector in which the Company is currently engaged in business operations, are not deemed to be either “restricted” or “prohibited” in a “negative list.” However, the MOFCOM and NDRC publish new Catalogues from time to time that may change the scope of the “negative list,” and as such it is uncertain whether future Catalogues may re-classify financial consulting services sector in the “negative list.”
There is substantial uncertainty regarding the Draft Foreign Investment Law, including, among others, what the actual content of the law will be as well as the adoption and effective date of the final form of the law. As a result, we cannot assure you that the new Foreign Investment Law, when it becomes effective, will not have a material and adverse effect on our ability to conduct our business through our contractual arrangements.
The Draft Foreign Investment Law, if enacted as proposed, may also materially impact our corporate governance practice and increase our compliance costs. For instance, the Draft Foreign Investment Law imposes stringent ad hoc and periodic information reporting requirements on both foreign investors and the FIE subject to the law. Aside from an investment implementation report and an investment amendment report that are required for each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.
Further, if we are deemed to have a non-PRC entity as a controlling shareholder and the MOFCOM re-classifies the financial consulting services sector in the “negative list,” the provisions regarding control through contractual arrangements could reach our VIE arrangement, and as a result Qianhai could become subject to restrictions on foreign investment, which may materially impact the viability of our current and future operations. Specifically, we may be required to modify our corporate structure, change our current scope of operations, obtain approvals or face penalties or other additional requirements, compared to entities which do have PRC controlling shareholders. Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of the Draft Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.
It is uncertain whether we would be considered as ultimately controlled by Chinese parties. All of our outstanding voting securities are currently owned by PRC citizens. It is uncertain, however, if these factors would be sufficient to satisfy the requirements under the Draft Foreign Investment Law. Moreover, the Draft Foreign Investment Law has not taken a position on what actions will be taken with respect to companies currently employing a VIE structure, whether or not these companies are controlled by Chinese parties, while it is soliciting comments from the public on this point. If the enacted version of the Draft Foreign Investment Law mandate further actions, such as MOFCOM market entry clearance or certain restructuring of our corporate structure and operations there may be substantial uncertainties as to whether we can complete these actions in a timely manner, if at all, and our business and financial condition may be materially and adversely affected.
Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.
Currently, we conduct all of our operations and all of our revenue is generated, in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation that may affect our ability to operate as currently contemplated.

Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all.
Although the PRC government has been pursuing a number of economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC. Because of the nature of our business, we are dependent upon the PRC government pursuing policies that encourage private ownership of businesses. Restrictions on private ownership of businesses would affect the securities business in general and businesses using real estate service in particular. We cannot assure you that the PRC government will pursue policies favoring a market-oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.
PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.
There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.
We are not in compliance with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, the Company and its shareholders may be subject to severe penalties if we are not able to remediate the non-compliance.
In July 2014, SAFE promulgated the Circular on Issues Concerning Foreign Exchange Administration Over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents Via Special Purpose Vehicles, or Circular 37, which replaced Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or Circular 75. Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, referred to in Circular 37 as a “special purpose vehicle” for the purpose of holding domestic or offshore assets or interests. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. Under these regulations, PRC residents’ failure to comply with specified registration procedures may result in restrictions being imposed on the foreign exchange activities of the relevant PRC entity, including the payment of dividends and other distributions to its offshore parent, as well as restrictions on capital inflows from the offshore entity to the PRC entity, including restrictions on its ability to contribute additional capital to its PRC subsidiaries. Further, failure to comply with the SAFE registration requirements could result in penalties under PRC law for evasion of foreign exchange regulations.
Qiuli Wang, Renyan Ou, Xueqing Liu, Haiyun Liu, Yanru Zhou, and Ronghua Liu (each, a “Beneficial Owner,” and together, the “Beneficial Owners”), who are our beneficial owners and are PRC residents, have not completed the initial foreign exchange registrations. We have requested our shareholders who are Chinese residents to make the necessary applications, filings, and amendments as required under Circular 37 and other related rules. However, we cannot provide any assurances that all of our shareholders who are Chinese residents will comply with our request to make or obtain any applicable registration. Any failure by any of our shareholders who is a PRC resident, or is controlled by a PRC resident, to comply with relevant requirements under these regulations could subject us to fines or sanctions imposed by the PRC government, including restrictions on WFOE’s ability to pay dividends or make distributions to us and on our ability to increase our investment in the WFOE.

Although we believe that our agreements relating to our structure are in compliance with current PRC regulations, we cannot assure you that the PRC government would agree that these contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.
We were not in compliance with the PRC’s regulations relating to employees’ social insurance fees for a period from November 2015 to September 2018, and as a result, the Company and its shareholders may be subject to penalties if we are not able to remediate the non-compliance.
Qianhai did not deposit social insurance fees for employees in full since its establishment to September 2018. However, Qianhai has deposited the social insurance fees in full for all the employees in compliance with the relevant regulations since October 2018. Shenzhen social insurance fund administration has issued a statement showing that there is no significant violations of relevant laws and regulations by Qianhai since its establishment. Ronghua Liu and Qiang Chen, shareholders of Qianhai, have signed consent to undertake and guarantee to fully reimburse and compensate the Company for any possible losses due to its non-compliance of the rules and regulations governing employees’ social insurance fees, in case the Company is required by relevant government authorities to make up for any outstanding payments and penalties for employees’ social insurance fees in the future.
We are not in compliance with the PRC’s regulations relating to employees’ housing funds, and as a result, the Company and its shareholders may be subject to penalties if we are not able to remediate the non-compliance.
In accordance with the Regulations on Management of Housing Provident Fund (the “Regulations of HPF”), which were promulgated by the PRC State Council on April 3, 1999 and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for employees’ housing funds deposits. Employers and employees are also required to pay and deposit housing funds, in an amount no less than 5% of the monthly average salary of each of the employees in the preceding year in full and on time. Qianhai has registered at the designated administrative centers and opened bank accounts for its employees’ housing funds deposits; however, Qianhai did not deposit employees’ housing funds in accordance with the Regulations of HPF, and there is a risk of administrative penalty being imposed by the designated administrative center to Qianhai. Ronghua Liu and Qiang Chen, shareholders of Qianhai, have signed consents to guarantee that they will assume the full compensatory liabilities if the company is to be subjected to such penalties.
Because our business is conducted in RMB and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.
Our business is conducted in the PRC, our books and records are maintained in RMB, which is the currency of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and dollar affect the value of our assets and the results of our operations in United States dollars. The value of the RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Further, our Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the RMB will affect that amount of proceeds we will have available for our business.
Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.
The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or SAT, issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. However, there are no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” Although our board of directors and management are located in the PRC, it is unclear if the PRC tax authorities would determine that we should be classified as a PRC “resident enterprise.”
If we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiary and any other PRC subsidiaries which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise”, any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our Ordinary Shares may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our Ordinary Shares would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our Ordinary Shares.
There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.
Under the EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Our PRC subsidiary is wholly-owned by our Hong Kong subsidiary. Moreover, under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, the tax payer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These beneficial owners of the relevant dividends and the corporate shareholder to receive dividends from the PRC subsidiary must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the State Administration of Taxation promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties on October 27, 2009, which limits the “beneficial owner” to individuals, projects or other organizations normally engaged in substantive operations, and sets forth certain detailed factors in determining the “beneficial owner” status. In current practice, a Hong Kong enterprise must obtain a tax resident certificate from the relevant Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority. As of the date of this prospectus, we have not commenced the application process for a Hong Kong tax resident certificate from the relevant Hong Kong tax authority, and there is no assurance that we will be granted such a Hong Kong tax resident certificate.
Even after we obtain the Hong Kong tax resident certificate, we are required by applicable tax laws and regulations to file required forms and materials with relevant PRC tax authorities to prove that we can enjoy 5% lower PRC withholding tax rate. ATIFL HK intends to obtain the required materials and file with the relevant tax authorities when it plans to declare and pay dividends, but there is no assurance that the PRC tax authorities will approve the 5% withholding tax rate on dividends received from ATIFL HK.
Our contractual arrangements with Qianhai and its shareholders may not be effective in providing control over Qianhai.
All of our current revenue and net income generated from consulting services are derived from Qianhai. Pursuant to the terms of a trust deed executed on December 11, 2017, Ronghua Liu, as trustee, is holding 4,925,000 shares, or 98.5%, of the total issued and outstanding shares of Qianhai, for the benefit of Qiuli Wang, who beneficially owns 79% of the Company’s issued and outstanding Ordinary Shares. We do not have an equity ownership interest in Qianhai but rely on contractual arrangements with it to control and operate its business. However, these contractual arrangements may not be effective in providing us with the necessary control over Qianhai and its operations. Any deficiency in these contractual arrangements may result in our loss of control over the management and operations of Qianhai, which will result in a significant loss in the value of an investment in our company. We rely on contractual rights through our VIE structure to effect control over the management of Qianhai and its subsidiaries and branch offices, which exposes us to the risk of potential breach of contract by the shareholders of Qianhai.
Because we conduct our consulting business through Qianhai, a VIE entity, if we fail to comply with applicable law, we could be subject to severe penalties and our business could be materially and adversely affected.
We operate our consulting business through Qianhai, a VIE entity, through a series of contractual arrangements, as a result of which, under United States generally accepted accounting principles, the assets and liabilities of Qianhai are treated as our assets and liabilities and the results of operations of Qianhai are treated in all aspects as if they were the results of our operations. There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between WFOE and Qianhai.
On or around September 2011, various media sources reported that the China Securities Regulatory Commission (the “CSRC”) had prepared a report proposing pre-approval by a competent central government authority of offshore listings by China-based companies with variable interest entity structures that operate in industry sectors subject to foreign investment restrictions. However, it is unclear whether the CSRC officially issued or submitted such a report to a higher level government authority or what any such report provides, or whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or what they would provide.
If WFOE, Qianhai or their ownership structure or the contractual arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or WFOE or Qianhai fails to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:
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revoking the business and operating licenses of WFOE or Qianhai;

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discontinuing or restricting the operations of WFOE or Qianhai;

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imposing conditions or requirements with which we, WFOE, or Qianhai may not be able to comply;

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requiring us, WFOE, or Qianhai to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our Ordinary Shares in the equity of Qianhai;

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restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; and

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imposing fines.

We cannot assure you that the PRC courts or regulatory authorities may not determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable, and Qianhai will not be treated as a VIE entity and we will not be entitled to treat Qianhai’s assets, liabilities and results of operations as our assets, liabilities and results of operations, which could effectively eliminate the assets, liabilities, revenue and net income of Qianhai from our balance sheet and statement of income. This would most likely require us to cease conducting our business and would result in the delisting of our Ordinary Shares from Nasdaq Capital Market and a significant impairment in the market value of our Ordinary Shares.

Our Shareholders are subject to greater uncertainties because we operate through a VIE structure due to restrictions on the transfer of Qianhai shares imposed by applicable PRC laws even though the PRC laws and regulations do not currently prohibit direct foreign ownership of our operating company, Qianhai, in China.
Investment in the PRC by foreign investors and foreign-invested enterprises must comply with the Catalogue for the Guidance of Foreign Investment Industries (the “Catalogue”) (2017 Revision), which was last amended and issued by MOFCOM and NDRC on June 28, 2017 and became effective since July 28, 2017, and the Special Management Measures for Foreign Investment Access (2018 version), or the Negative List, which came into effect on July 28, 2018. The Catalogue and the Negative List contain specific provisions guiding market access for foreign capital and stipulate in detail the industry sectors grouped under the categories of encouraged industries, restricted industries and prohibited industries. The VIE structure has been adopted by many PRC-based companies, to conduct business in the industries that are currently subject to foreign investment restrictions in China, or are on the Negative List, due to the fact that direct foreign ownership of these companies are prohibited. Any industry not listed in the Negative List is a permitted industry unless otherwise prohibited or restricted by other PRC laws or regulations. Currently, the financial consulting industry falls within the permitted category in accordance with the Catalogue and the Negative List. Therefore, we are not prohibited from direct foreign ownership of our VIE, Qianhai, in China.
However, the Company opted for a VIE structure instead of direct ownership due to restrictions on certain share transfer under article 141 of the Company Law of the People’s Republic of China(“the Company Law”), which was promulgated on December 29, 1993 and last amended on October 26, 2018. According to Article 141, directors, supervisors and senior management of a “company limited by share” shall not transfer more than 25% of their shares in the company during their term of appointment or transfer their shares within one year from the date on which the shares of the company are listed on a stock exchange. The aforesaid persons also cannot transfer their shares in the company within half a year after leaving their post.
Qianhai is registered as “a company limited by shares” in PRC. Therefore its shareholders’ transfers of their shares in Qianhai are subject to the limitation under article 141 of the Company Law. Since Ronghua Liu served as Qianhai’s director from the date of establishment and resigned on September 7, 2018, he is allowed to transfer his shares in Qianhai to Huaya Consultant until six months after his resignation. As a result of the above limitation, Huaya Consultant is currently unable to control Qianhai by direct ownership and can only exert control over Qianhai via the VIE structure. As a result, our corporate structure and VIE contractual arrangements may be subject to greater scrutiny and by various PRC government authorities, and subject our shareholders to greater uncertainty with regard to the legality of their share ownership.
We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. Our PRC legal counsel, based on its understanding of the relevant laws and regulations, is of the opinion that each of the contracts among our wholly-owned PRC subsidiary, our VIE and its shareholders is valid, binding and enforceable in accordance with its terms. However, as there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, there can be no assurance that the PRC government authorities, such as the Ministry of Commerce, or the MOFCOM, or other authorities would agree that our corporate structure or any of the above contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.
If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.
U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our business. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our stock.
The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.
We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosures and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by the China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of us, our SEC reports, other filings or any of our other public pronouncements.
The failure to comply with PRC regulations relating to mergers and acquisitions of domestic entities by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure.
On August 8, 2006, MOFCOM, joined by the CSRC, the State-owned Assets Supervision and Administration Commission of the State Council, the SAT, the State Administration for Industry and Commerce (the “SAIC”), and SAFE, jointly promulgated regulations entitled the Provisions Regarding Mergers and Acquisitions of Domestic Entities by Foreign Investors (the “M&A Rules”), which took effect as of September 8, 2006, and as amended on June 22, 2009. These regulations, among other things, have certain provisions that require offshore special purpose vehicles formed for the purpose of acquiring PRC domestic companies and controlled directly or indirectly by PRC individuals and companies, to obtain the approval of MOFCOM prior to engaging in such acquisitions and to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.
The application of the M&A Rules with respect to our corporate structure remains unclear, with no current consensus existing among leading PRC law firms regarding the scope and applicability of the M&A Rules. Thus, it is possible that the appropriate PRC government agencies, including MOFCOM, would deem that the M&A Rules required us or our entities in China to obtain approval from MOFCOM or other PRC regulatory agencies in connection with WFOE’s control of Qianhai through contractual arrangements. If the CSRC, MOFCOM, or another PRC regulatory agency determines that government approval was required for the VIE arrangement between WFOE and Qianhai, or if prior CSRC approval for overseas financings is required and not obtained, we may face severe regulatory actions or other sanctions from MOFCOM, the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines or other penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from overseas financings into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel overseas financings, to restructure our current corporate structure, or to seek regulatory approvals that may be difficult or costly to obtain.
The M&A Rules, along with certain foreign exchange regulations discussed below, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy. For example, Qianhai’s ability to remit its profits to us or to engage in foreign-currency-denominated borrowings, may be conditioned upon compliance with the SAFE registration requirements by Qianhai, principal shareholder of the Registrant and the VIE, over whom we may have no control.
Our contractual arrangements with Qianhai are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements.
As all of our contractual arrangements with Qianhai are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. Disputes arising from these contractual arrangements between us and Qianhai will be resolved through arbitration in China, although these disputes do not include claims arising under the United States federal securities law and thus do not prevent you from pursuing claims under the United States federal securities law. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these contractual arrangements, through arbitration, litigation and other legal proceedings remain in China, which could limit our ability to enforce these contractual arrangements and exert effective control over Qianhai. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over Qianhai, and our ability to conduct our business may be materially and adversely affected.
Risks Relating to this Offering and the Trading Market
There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.
Prior to this offering, there has not been a public market for our Ordinary Shares. We plan to apply for the listing of our Ordinary Shares on the Nasdaq Capital Market. However, an active public market for our Ordinary Shares may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.
We are offering our Ordinary Shares on a best efforts basis and may be unable to sell any shares. Because this is a best efforts offering, there is a possibility that we may not be able to sell the minimum offering amount of Ordinary Shares. In the event that we do not raise the minimum offering amount of Ordinary Shares prior to [•], 2019, all funds raised will be promptly returned to the investors, without interest or deduction. If we successfully raise the minimum offering amount of Ordinary Shares, we will be able to execute our business plan as described.
The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.
The initial public offering price for our Ordinary Shares will be determined by negotiations between us and the Underwriter, and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.
You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.
The initial public offering price of our Ordinary Shares is substantially higher than the net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the offering and upon completion of the offering, you will incur immediate dilution, based on an assumed initial public offering price of US$4.00, of US$3.83 per share if the minimum amount is raised or US$3.64 per share if the maximum amount raised. See “Dilution.” In addition, you may experience further dilution to the extent that additional ordinary shares are issued upon exercise of outstanding warrants or options we may grant from time to time.
Our shares will initially trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our shares.
Our stock is expected to trade below $5.00 per share upon listing. As a result, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Ordinary Shares could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our Ordinary Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.
Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.
Sales of substantial amounts of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 50,000,000 Ordinary Shares are outstanding before the consummation of this offering and 52,000,000 Ordinary Shares are expected to be outstanding immediately after the consummation of this offering if the minimum offering amount is raised, and 55,000,000 Ordinary Shares will be outstanding immediately after the consummation of this offering if the maximum offering amount is raised . Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.
We do not intend to pay dividends for the foreseeable future.
We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.
If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.
The trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.
The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.
The initial public offering price for our Ordinary Shares will be determined through negotiations between the Underwriter and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:
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actual or anticipated fluctuations in our revenue and other operating results;

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the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

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actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

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announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

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price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

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lawsuits threatened or filed against us; and

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other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.
Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.
We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares.
We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”
Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. As an “emerging growth company” pursuant to the JOBS Act, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance increased disclosure requirements.
If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.
We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future.
Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.
Nasdaq Listing Rule requires listed companies to have, among other things, a majority of their board members be independent. As a foreign private issuer, however, we are permitted to, and we may, follow home country practice in lieu of the above requirements, or we may choose to comply with the Nasdaq requirement within one year of listing. The corporate governance practice in our home country, the BVI, does not require a majority of our board to consist of independent directors. Since a majority of our board of directors may not consist of independent directors, fewer board members may be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. However, we may consider following home country practice in lieu of the requirements under the Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.
Anti-takeover provisions in our memorandum and articles of association may discourage, delay or prevent a change in control.
Some provisions in our memorandum and articles of association, may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the following:
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provisions that permit our board of directors by resolution to amend certain provisions of the memorandum and articles of association, including to create and issue classes of shares with preferred, deferred or other special rights or restrictions as the board of directors determine in their discretion, without any further vote or action by our shareholders. If issued, the rights, preferences, designations and limitations of any class of preferred shares would be set by the board of directors by way of amendments to relevant provisions of the memorandum and articles of association and could operate to the disadvantage of the outstanding ordinary shares the holders of which would not have any pre-emption rights in respect of such an issue of preferred shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers; and

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provisions that restrict the ability of our shareholders holding in aggregate less than thirty percent (30%) of the outstanding voting shares in the company to call meetings and to include matters for consideration at shareholder meetings.

Our board of directors may decline to register transfers of ordinary shares in certain circumstances.
Our board of directors may, in its sole discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares conceded are free of any lien in favor of us; or (vi) a fee of such maximum sum as Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.
If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.
Certain types of class or derivative actions generally available under U.S. law may not be available as a result of the fact that we are incorporated in the BVI. As a result, the rights of shareholders may be limited.
Whilst statutory provisions do exist in British Virgin Islands law for derivative actions to be brought in certain circumstances, these rights may be more limited than the rights afforded to minority shareholders under the laws of states in the United States and shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a court of the United States. Furthermore, questions of interpretation of our memorandum and articles of association will be questions of BVI law and determined by the BVI courts. In any event, the circumstances in which any such action may be brought, if at all, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law or to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature.
There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:
(i)
the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process; is final and for a liquidated sum;

(ii)
the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

(iii)
in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

(iv)
recognition or enforcement of the judgment would not be contrary to public policy in the BVI; and

(v)
the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, a BVI Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.
You may have more difficulty protecting your interests than you would as a shareholder of a U.S. corporation.
Our corporate affairs are governed by the provisions of our memorandum and articles of association, as amended and restated from time to time, the BVI Business Companies Act, 2004 as amended from time to time (the “BVI Act”) and the common law of the BVI. The rights of shareholders and the statutory duties and fiduciary responsibilities of our directors and officers under BVI law may not be clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law.
These rights and responsibilities are governed by our memorandum and articles of association, the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from judicial precedent in the BVI as well as from English common law, which has persuasive, but not binding, authority on a court in the BVI. In addition, BVI law does not make a distinction between public and private companies and some of the protections and safeguards (such as statutory pre-emption rights, save to the extent expressly provided for in the memorandum and articles of association) that investors may expect to find in relation to a public company are not provided for under BVI law.
There may be less publicly available information about us than is regularly published by or about U.S. issuers. Also, the BVI regulations governing the securities of BVI companies may not be as extensive as those in effect in the United States, and the BVI law and regulations regarding corporate governance matters may not be as protective of minority shareholders as state corporation laws in the United States. Therefore, you may have more difficulty protecting your interests in connection with actions taken by our directors and officers or our principal shareholders than you would as a shareholder of a corporation incorporated in the United States.
The laws of BVI provide limited protections for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the United States if the shareholders are dissatisfied with the conduct of our affairs.
Under the laws of the BVI there is limited statutory protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. The principal protections under BVI statutory law are derivative actions, actions brought by one or more shareholders for relief from unfair prejudice, oppression and unfair discrimination and/or to enforce the BVI Act or the memorandum and articles of association. Shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association, and are entitled to payment of the fair value of their respective shares upon dissenting from certain enumerated corporate transactions.
The common law of the BVI is derived in part from judicial precedent in the BVI as well as from English common law, which has persuasive, but not binding, authority on a court in the BVI. There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the BVI is less extensive than that of England. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constitutional documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (i) a company is acting or proposing to act illegally or beyond the scope of its authority; (ii) the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; (iii) the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or (iv) those who control the company are perpetrating a “fraud on the minority.”
These rights may be more limited than the rights afforded to minority shareholders under the laws of states in the United States.

There are no pre-emptive rights in favor of holders of ordinary shares so you may not be able to participate in future equity offerings.
There are no pre-emptive rights applicable under the BVI Act or the memorandum and articles of association in favor of holders of ordinary shares in respect of further issues of shares of any class. Consequently, you will not be entitled under applicable law to participate in any such future offerings of further ordinary shares or any preferred or other classes of shares.
If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.
A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either
•
At least 75% of our gross income for the year is passive income; or

•
The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.
If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our ordinary shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.
Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2018 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, because we control Qianhai’s management decisions, and also because we are entitled to the economic benefits associated with Qianhai, we are treating Qianhai as our wholly-owned subsidiary for U.S. federal income tax purposes. For purposes of the PFIC analysis, in general, according to Internal Revenue Code Section 1297(c), a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the stock by value. Although we do not technically own any stock in Qianhai, the control of Qianhai’s management decisions, the entitlement to economic benefits associated with Qianhai, and the inclusion of Qianhai as part of the consolidated group (in accordance with Accounting Standards Codification (ASC) Topic 810, “Consolidation,”) is akin to holding a stock interest in Qianhai, and therefore we consider our interest in Qianhai as a deemed stock interest. As a result, the income and assets of Qianhai should be included in the determination of whether or not we are a PFIC in any taxable year. Should the IRS challenge our position and consider that we are as owning Qianhai for United States federal income tax purposes, we would likely be treated as a PFIC.
For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company.”
Our pre-IPO shareholders will be able to sell their shares after completion of this offering subject to restrictions under the Rule 144.
Our pre-IPO shareholders, the Beneficial Owners, may be able to sell their Ordinary Shares under Rule 144 after completion of this offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule  144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the offering, to the detriment of participants in this offering. We issued a total of 50,000,000 Ordinary Shares to our pre-IPO shareholders on August 23, 2018, September 27, 2018, and November 2, 2018. Under rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the ordinary shares to be sold pursuant to Rule 144 during the pendency of this offering.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:
•
future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•
our ability to execute our growth, and expansion, including our ability to meet our goals;

•
current and future economic and political conditions;

•
our ability to compete in an industry with low barriers to entry;

•
our ability to continue to operate through our VIE structure;

•
our capital requirements and our ability to raise any additional financing which we may require;

•
our ability to attract new clients, and further enhance our brand recognition;

•
our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•
trends and competition in the financial consulting services industry; and

•
other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.
Industry Data and Forecasts
This prospectus contains data related to the financial consulting services industry in China. These industry data include projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The financial consulting services industry may not grow at the rate projected by industry data, or at all. The failure of this industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the financial consulting services industries subject any projections or estimates relating to the growth prospects or future condition of our industry to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands business company, such as:
•
political and economic stability;

•
an effective judicial system;

•
a favorable tax system;

•
the absence of exchange controls or currency restrictions; and

•
the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to:
•
the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•
British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Hunter Taubman Fischer & Li LLC as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.
Ogier, our counsel with respect to the laws of BVI, and Dentons Law Firm, our counsel with respect to PRC law, have advised us (privilege in which advice is not waived) that there is uncertainty as to whether the courts of the BVI or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the BVI or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to British Virgin Islands law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands are also unlikely to recognize or enforce the judgment against a British Virgin Islands company. Because the courts of the British Virgin Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the British Virgin Islands. Ogier has advised us that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Commercial Division of the Eastern Caribbean Supreme Court in the British Virgin Islands, provided such judgment:
•
is given by a foreign court of competent jurisdiction;

•
imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•
is final;

•
is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company;

•
was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands.

In appropriate circumstances, a BVI Court may give effect in the BVI to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.
Dentons Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. Dentons Law Firm has advised us further that there are no treaties between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

USE OF PROCEEDS
We estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial public offering price of US$4.00 per Ordinary Share, of approximately $6,624,000 if we sell the minimum number of Ordinary Shares and approximately $17,844,000 if we sell the maximum number of Ordinary Shares.
We plan to use the net proceeds we receive from this offering for the following purposes:
Use of net proceeds
	2,000,000 shares Minimum offering amount	2,500,000 shares 50% of maximum offering amount	3,750,000 shares 75% of maximum offering amount	5,000,000 shares Maximum offering amount
Set up new branches	US$ 662,400	US$ 892,200	US$1,338,300	US$1,784,400
R&D system improvement and recruitment of talented personnel	US$ 662,400	US$ 892,200	US$1,338,300	US$1,784,400
Marketing	US$1,987,200	US$2,676,600	US$4,014,900	US$5,353,200
Mergers and acquisitions within the industry	US$3,312,000	US$4,461,000	US$6,691,500	US$8,922,000
The principal purpose of this offering is to provide us with funds to develop our business. The net proceeds from this offering will be used for working capital and other general corporate purposes, including marketing, hiring additional employees, enhancing our information technology systems. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or the market value of our Ordinary Shares. In view of the foregoing, in purchasing Ordinary Shares, you will be entrusting your funds to our management with little specific information as to how the proceeds will be utilized. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.
As an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries through loans or capital contributions, subject to applicable regulatory approvals. We currently cannot make loans or capital contributions to our PRC subsidiary without first obtaining regulatory approvals, and if we decide to use the proceeds from this offering within the PRC, we cannot assure you that we will be able to obtain these regulatory approvals on a timely basis, if at all. See “Risk Factors—Risks Related to Our Corporate Structure—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries and consolidated affiliates, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” However, we do not plan to use the proceeds from this offering to provide funding to WFOE or to our VIE through loans or capital contributions, and the uses specified above can generally be accomplished without transferring funds into the PRC, such as (1) opening new branch offices and conducting R&D and recruitment in Hong Kong and other Asian countries, (2) conducting marketing and promotional activities in the aforementioned territories, (3) conducting mergers and acquisitions abroad or using offshore investment structures. Moreover, we believe the current cash reserves held by WFOE and our VIE, combined with the cash generated from their operating activities, will be sufficient for our operating and expansion needs within the PRC over the foreseeable future.
To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY
We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.
Subject to the BVI Act and our memorandum and articles of association, our board of directors may authorize declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend.
If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, ATIFL HK.
Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to ATIFL HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.
The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through the current contractual arrangements, we may be unable to pay dividends on our Ordinary Shares.
Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. See “Taxation — People’s Republic of China Enterprise Taxation.”
Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, ATIFL HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. ATIFL HK intends to apply for the tax resident certificate when WFOE plans to declare and pay dividends to ATIFL HK. See “Risk Factors — There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

CAPITALIZATION
The following table sets forth our capitalization as of July 31, 2018:
•
on an actual basis; and

•
on an as adjusted basis, giving effect to the issuance and sale of the Ordinary Shares by us in this offering at both the minimum offering amount and the maximum offering amount at the initial public offering price of US$4.00 per Ordinary Share, after deducting the estimated underwriting discounts and commissions to the Underwriter and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.
	Actual	As adjusted (Minimum offering amount)	As adjusted (Maximum offering amount)
	US$	US$	US$
Equity
Share capital US$0.001 par value, 100,000,000,000 shares authorized, divided into ordinary shares of $0.001 par value each and preferred shares of $0.001 par value each, 50,000,000 ordinary shares issued and outstanding; 52,000,000 ordinary shares issued and outstanding, as adjusted to reflect the minimum offering amount, and 55,000,000 ordinary shares issued and outstanding, as adjusted to reflect the maximum offering amount	50,000	52,000	55,000
Additional paid-in capital(1)	705,139	7,327,139	18,544,139
Statutory reserves	278,836	278,836	278,836
Retained earnings	1,038,889	1,038,889	1,038,889
Accumulated other comprehensive loss	(58,074)	(58,074)	(58,074)
Total equity	2,014,790	8,638,790	19,858,790
Total capitalization	2,014,790	8,638,790	19,858,790

(1)
Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, Underwriter expense allowance and other expenses. We expect to receive net proceeds of  (a) approximately $6,624,000 if the minimum offering amount is raised ($(8,000,000) offering, less underwriting fee of  $520,000 and offering expenses of approximately $856,000 or (b) approximately $17,844,000 if the maximum offering amount is raised ($20,000,000 offering, less underwriting fee of $1,300,000 and offering expenses of approximately $856,000). The additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, Underwriter expense allowance and other expenses.

The actual and as adjusted information set forth in the table excludes warrants to purchase up to 130,000 Ordinary Shares issuable to the Underwriter in connection with this offering if the minimum offering amount is raised, and up to 325,000 Ordinary Shares issuable to the Underwriter in connection with this offering if the maximum offering amount is raised.

DILUTION
If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share based on our presently outstanding Ordinary Shares.
Dilution to New Investors if the Minimum Offering Amount is Sold
Our net tangible book value as of July 31, 2018 was US $2,014,790, or US$0.04 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the as adjusted net tangible book value per Ordinary Share from the initial public offering price per Ordinary Share and after deducting the estimated commissions to the Underwriter and the estimated offering expenses payable by us.
After giving effect to our sale of 2,000,000 Ordinary Shares offered in this offering based on the initial public offering price of US$4.00 per Ordinary Share after deduction of the estimated commissions to the Underwriter and the estimated offering expenses payable by us, our as adjusted net tangible book value as of July 31, 2018 would have been US$8,638,790, or US$0.17 per outstanding Ordinary Share and US$0.17 per Ordinary Share. This represents an immediate increase in net tangible book value of US$0.13 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of US$3.83 per Ordinary Share to investors purchasing Ordinary Shares in this offering.
Dilution to New Investors if the Maximum Offering Amount is Sold
Our net tangible book value as of July 31, 2018 was US $2,014,790, or US$0.04 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the as adjusted net tangible book value per Ordinary Share from the initial public offering price per Ordinary Share and after deducting the estimated commissions to the Underwriter and the estimated offering expenses payable by us.
After giving effect to our sale of 5,000,000 Ordinary Shares offered in this offering based on the initial public offering price of US$4.00 per Ordinary Share after deduction of the estimated commissions to the Underwriter and the estimated offering expenses payable by us, our as adjusted net tangible book value as of July 31, 2018 would have been US$19,858,790, or US$0.36 per outstanding Ordinary Share and US$0.36 per Ordinary Share. This represents an immediate increase in net tangible book value of US$0.32 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of US$3.64 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.
The following table illustrates such dilution:
	Minimum	Maximum
Initial public offering price per Ordinary Share	US$4.00	US$4.00
Net tangible book value per Ordinary Share as of July 31, 2018	US$0.04	US$0.04
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	US$0.17	US$0.36
Increase in net tangible book value per Ordinary Share to the existing shareholders	US$0.13	US$0.32
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	US$3.83	US$3.64

The following table summarizes, on an as adjusted basis as of July 31, 2018, the differences between existing shareholders and the new investors with respect to the alternative minimum and maximum offering assumptions, such number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated commissions to the Underwriter and the estimated offering expenses payable by us.
	Ordinary Shares purchased		Total consideration		Average price per ordinary share
MINIMUM OFFERING	Number	Percent	Amount	Percent
	(US$ in thousands)
Existing shareholders	50,000,000	96.15%	50,000.00	0.62%	0.001
New investors	2,000,000	3.85%	8,000,000.00	99.38%	4.00
Total	52,000,000	100%	8,050,000.00	100%

MAXIMUM OFFERING	Number	Percent	Amount	Percent
	(US$ in thousands)
Existing shareholders	50,000.00	90.91%	50,000.00	0.25%	0.001
New investors	5,000,000	9.09%	20,000,000.00	99.75%	4.00
Total	55,000,000	100%	20,050,000.00	100%

The as adjusted information as discussed above is illustrative only.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.
Overview
We are a consulting company offering financial consulting services to small and medium-sized enterprise customers in China. Our goal is to become an international financial consulting company with clients and offices throughout Asia. Since our inception in 2015, we have primarily focused on helping clients going public on the U.S. OTC markets and exchanges, but we are in the process of expanding our service to listing clients on domestic exchanges in China as well as the Hong Kong Stock Exchange.
For the year ended July 31, 2017, we successfully helped three Chinese clients go public in the U.S, and for the year ended July 31, 2018, we entered into consulting service agreements with 12 companies. Our business expansion has benefited from the growing financial consultancy market in China, which is driven by factors including rising financing activities, strong government support in terms of regulations and policies, and growing awareness of the importance of financial consultancy by more Chinese enterprises.
In order to expand our consulting business and diversify our revenue sources, in August 2018, we made the strategic decision to launch our AT Consulting Center, which offers financial consulting and advisory services to enterprises, government entities, and individuals. In September 2018, we also acquired a financial and news platform CNNM (www.chinacnnm.com) with approximately 10 million registered users. We plan to use CNNM as a platform to market our consulting services to potential clients, as well as help our clients distribute corporate news and worldwide press releases.
Key Factors that Affect Operating Results
We believe the following key factors may affect our financial condition and results of operations:
Our business success depends on our ability to acquire customers effectively
Our ability to increase our revenue largely depends on our ability to attract and engage potential customers. Our sales and marketing efforts include those related to customer acquisition and retention, and general marketing. We intend to continue to dedicate significant resources to our sales and marketing efforts and constantly seek to improve the effectiveness of these efforts to grow our revenues.
Our customer acquisition channels primarily include our sales and marketing campaigns and existing customer referrals. In order to acquire customers, we have made significant efforts in building mutually beneficial long-term relationships with local government, academic institutions and local business associations. In addition, we also market our consulting services through social media, such as WeChat or Weibo. If any of our current customer acquisition channels becomes less effective, if we are unable to continue to use any of these channels or if we are not successful in using new channels, we may not be able to attract new customers in a cost-effective manner or convert potential customers into active customers or even lose our existing customers to our competitors. To the extent that our current customer acquisition and retention efforts becomes less effective, our service revenue may be significantly impacted, which would have a significant adverse effect on our revenues, financial condition and results of operations.
Our consulting business faces strong market competition
We are currently facing intense market competition. Some of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion and support of their customer acquisition and retention channels. In light of the low barriers to entry in the financial consulting industry, we expect more players to enter this market and increase the level of competition. Our ability to differentiate our services from other competitors will have significant impact on our business growth in the future.
Changes in PRC Regulatory Environment may impact our business and results of operations
The regulatory environment for the financial consulting industry in China is evolving. Recently, many local governments have established various subsidization schemes and policies to stimulate and encourage local business enterprises to go public, this may stimulate the growth of more financial consulting firms to become new players given the low barrier of entry into the financial consulting industry as well. As more players enter into the competition, PRC governmental authorities may publish and promulgate various new laws and rules to regulate the financial consulting marketplace. We have been closely tracking the development and implementation of new rules and regulations likely to affect us. We will continue to ensure timely compliance with any new rules and regulations and believe that such timely compliance is essential to our growth. To the extent that we may be required to adapt our operations to new laws and regulations, our operating costs may increase which will impact our profitability.
Ability to Attract and Retain Our Key Personnel
We rely heavily on the expertise and leadership of our directors and officers to maintain our core competence. Under their leadership, we have been able to achieve rapid expansion and significant growth since our inception in 2015. As our business scope increases, we expect to continue to invest significant resources in hiring and retaining a deep talent pool of financial consultancy professionals. Our ability to sustain our growth will depend on our ability to attract qualified personnel and retain our current staff.
Results of Operations
Our fiscal year starts on August 1 and ends on July 31.
The following table sets forth key components of our results of operations for the fiscal years ended July 31, 2018 and 2017:
	For the Years Ended July 31,		Variances	% of variance
	2018	2017
Revenue	$5,307,891	$3,635,371	$1,672,520	46%
Operating expenses
Selling expenses	1,773,159	2,301,567	(528,408)	(23)%
General and administrative expenses	807,053	408,739	398,314	97%
Total Operating Expenses	2,580,212	2,710,306	(130,094)	(5)%
Income from operations	2,727,679	925,065	1,802,614	195%
Other income (expense)
Interest income	16,303	469	15,834	3376%
Other expense	(80,283)	(67,549)	(12,734)	19%
Total other expense, net	(63,980)	(67,080)	3,100	(5%)
Income before income taxes	2,663,699	857,985	1,805,714	210%
Provision for income taxes	716,816	217,025	499,791	230%
Net income	$1,946,883	$640,960	$1,305,923	204%

Operating Revenues.
The following table sets forth the reconciliation of our net revenue for the fiscal years ended July 31, 2018 and 2017:
	For the Years Ended July 31,
	2018		2017		Variance
	(US$)	% of revenue	(US$)	% of revenue	Amount	%
Operating Revenue
Consulting service fee	$5,236,196	98.6%	$3,469,224	95.4%	$1,766,972	50.9%
Registration fee	71,695	1.4%	166,147	4.6%	(94,452)	(56.8)%
Total revenue	$5,307,891	100.0%	$3,635,371	100.0%	$1,672,520	46.0%

Our revenue increased by $1,672,520 or 46.1% from $3,635,371 in the fiscal year 2017 to $5,307,891 in the fiscal year 2018, primarily due to increased going public consulting services provided to customers during fiscal year 2018. In fiscal year 2017, we only provided such consulting services to three customers for pre-listing knowledge education and tutoring, due diligence, market information analysis and business plan drafting, shell company identification and reverse merger transaction assistance. In contrast, we provided more extensive consulting services to twelve customers in fiscal year 2018, including but not limited to due diligence, market information collection and analysis, business planning, pre-listing education and tutoring, legal structure re-organization advisory services, shell company identification and recommendation, auditing and legal firms recommendation, investors referral and pre-listing financing coordination as well as follow-up services. Through these comprehensive consulting services provided to customers, we enhanced our public awareness and acquired more customers in fiscal year 2018. Our revenue increased accordingly as we successfully rendered more consulting services to our customers in fiscal year 2018.
We charge our new customers an initial non-refundable registration fee for account setup before we post their information and profiles on our website, at which point, we recognize such registration fee as revenue. We do not charge our customers additional profile maintenance fees after the initial posting is completed as limited efforts are required for us to maintain such information on an on-going basis. Registration fee decreased by $94,452 or 56.8% when comparing fiscal year 2018 to fiscal year 2017 because we only signed on four new customers in 2018 as compared to seven new customers in 2017.
In fiscal year 2017, we successfully helped three customers become publicly listed in the United States through reverse merger transactions. The service fees charged to these customers were higher in fiscal year 2017 than the fees we currently charge because we lacked internal resources to provide legal and accounting advisory services and had limited shell company identification channel. As a result, we had to outsource some of the services to third-party service providers to assist us providing the consulting services we promised to our customers. As we accumulated more experiences and hired more qualified employees in fiscal year 2018, we have brought many outsourced services in house to save costs, and also more customers elected to go public through an initial public offering as opposed to a reverse merger; accordingly, we lowered the service fees charged to our customers in fiscal year 2018, and provided going public consulting services to 12 customers in fiscal year 2018.
Although the average service fees decreased by approximately $0.73 million when comparing fiscal year 2018 to fiscal year 2017, the total number of customers increased from 3 customers in fiscal year 2017 to 12 customers in fiscal year 2018 and our overall revenue in fiscal year 2018 increased by $1.67 million or 46% as compared to fiscal year 2017.

Operating expenses
Our operating expenses consist of selling and general and administrative expenses.
	For the Year ended July 31, 2018	For the Year ended July 31, 2017	Change	Change (%)
Selling expenses	$1,773,159	$2,301,567	$(528,408)	(23)%
General and administrative expenses	807,053	408,739	398,314	97%
Total operating expenses	$2,580,212	$2,710,306	$(130,094)	(5)%

Selling expenses.   Our selling expenses decreased by $528,408 or 23% from $2,301,567 in fiscal year 2017 to $1,773,159 in fiscal year 2018. The decrease in our selling expenses was primarily because we reduced our use of third party providers as we hired and retained more qualified and competent employees in fiscal year 2018; this enabled us to bring more services in house and to save costs by approximately $496,386 as compared to fiscal year 2017. In addition, the decrease in our selling expenses was also attributable to an approximately $48,025 decrease in business conference, travel and meals expenses in fiscal year 2018 as compared to fiscal year 2017. In fiscal year 2017, we initiated more marketing and promotional campaigns and seminars in order to attract and educate potential enterprise customers, and accordingly, we incurred substantial related expenses. In fiscal year 2018, with a greater market reputation, our promotional campaigns related expenditures were reduced accordingly. We expect our overall sales and marketing expenses, including but not limited to, brand promotion, salary, incentive and servicing expense, will continue to increase in the foreseeable future as and if our business further grows.
General and administrative expenses.   Our general and administrative expenses increased by $398,314 or 97%, from $408,739 in fiscal year 2017 to $807,053 in fiscal year 2018. Such increase in fiscal year 2018 was largely due to the IPO audit fees of  $200,000, and increased office lease expense by $180,616 for a larger office space leased to meet our business expansion demand. We expect our general and administrative expenses, including, but not limited to, salaries and business consulting, to continue to increase in the foreseeable future, as our business further grows. We expect our rental expenses to remain consistent unless we need to further expand our administrative office due to lack of office spaces. We expect our professional fees for legal, audit, and advisory services will increase as we become a public company upon the completion of this offering.
Interest income.   Our interest income increased by $15,834 from only $469 in fiscal year 2017 to $16,303 in fiscal year 2018. From February to July 2018, we advanced a short-term loan of  $2,750,078 (RMB18,743,157) to a third-party company, Jinqisheng Technology Co., Ltd. with interest rate of 5% per annum. The related interest income of  $15,536 has been accrued for the fiscal year ended July 31, 2018. This led to our increased interest income in fiscal year 2018.
Provision for income taxes.   Our parent company ATHL was incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, ATHL is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.
ATIFL HK is subject to Hong Kong profits tax at a rate of 16.5%. However, it did not have any assessable profits arising in or derived from Hong Kong for the fiscal years ended July 31, 2018 and 2017, and accordingly no provision for Hong Kong profits tax has been made in these periods.
Huaya and Qianhai are incorporated in the PRC. Under the Income Tax Laws of the PRC, these companies are subject to income tax at a rate of 25%.
Our income tax expense increased by $499,791 when comparing fiscal year 2018 to 2017, primarily due to increased revenue and taxable income in fiscal year 2018.
Net income.   As a result of the foregoing, we reported a net income of  $1,946,883 for the fiscal year ended July 31, 2018, compared to a net income of  $640,960 for the fiscal year ended July 31, 2017.

Plan of Operation
Beginning in August 2018, to complement and facilitate the growth of our consulting services, we launched AT Consulting Center, which offers financial training and acquired www.chinacnnm.com, a news and media website to focus on distributing financial news and information. Although upfront capital and human investments are required, we believe positive synergies can be generated by effectively integrating these two new business ventures with our existing consulting services, and we expect that they will become our new profit contributors in the long term. We expect CNNM will generate revenues from advertising, content subscriptions and customer news dissemination services. For advertising services, we expect our revenues to be based on the number of times and display positions the advertisements are displayed on our website over a specified period of time. Our planned initial charge for this service will be in the range of HK$1,500 (approximately $192) to HK$5,000 (approximately $641) per month or HK$10,000 (approximately $1,282) to HK$40,000 (approximately $5,128) per year. In addition, we will also accept sponsorships for particular sections of our website and the planned initial charge will be about HK$6,000 (approximately $769) per month or HK$50,000 (approximately $6,410) per year. For content subscriptions, our plan is to publish exclusive news and original articles for subscriptions under a payment plan of HK$1 (approximately $0.128) per each news or article. We estimate that 40% of this payment will be retained by us as income and the remaining 60% will be paid out to the content contributors. For our customer news dissemination service, we plan to assist our consulting service customers with their publicities and public relations by means of posting news, interviews, articles and videos about the companies and their businesses periodically. Our planned initial charge for this service will be about HK$60,000 (approximately $7,692) for 6 months or HK$100.000 (approximately $12,820) for one year. In addition to bringing new sources of revenue, we also expect that CNNM will help promote and accelerate the growth of our financial consulting business in the near future.
Liquidity and Capital Resources
To date, we have financed our operations primarily through cash flows from operations and working capital loan from our major shareholders, if necessary. We plan to support our future operations primarily from cash generated from our operations and cash on hand.
As of July 31, 2018, we had $72,965 cash and cash equivalents compared to $144,813 as of July 31, 2017. We also had $137,550 accounts receivable from one customer for consulting services rendered. We fully collected this accounts receivable subsequently in September 2018. As of July 31, 2018, we also had deferred revenue of  $547,235 derived from customer deposits for one-time registration fee and consulting services. Such amount will be recognized as revenue as our consulting services are gradually provided. From February to July 2018, we provided a short-term loan of  $2,750,078 (RMB18,743,157) to a third-party company Jinqisheng Technology Co., Ltd. with interest rate of 5% per annum. We fully collected this loan receivable in August 2018, and it is available for use in our operation as working capital if necessary.
As of July 31, 2018, we had positive working capital of  $1.96 million. Our working capital requirements are influenced by the level of our operations, the numerical volume and dollar value of our sales contracts, the progress of execution on our customer contracts, and the timing of accounts receivable collections.
We believe that our current cash and cash flows provided by operating activities, loans from our principal shareholders, and the estimated net proceeds from this offering will be sufficient to meet our working capital needs in the next 12 months from the date the audited financial statements were issued. If we experience an adverse operating environment or incur unanticipated capital expenditure requirements, or if we determine to accelerate our growth, then additional financing may be required. No assurance can be given, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing which involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.
Substantially all of our operations are conducted in China and all of our revenue, expenses, cash and cash equivalents are denominated in RMB. Due to the PRC exchange control regulations that restrict our ability to convert RMB into U.S. dollars, we may have difficulty distributing any dividends outside of China.

We have not declared nor paid any cash dividends to our shareholders. We do not plan to pay any dividends out of our restricted net assets as of July 31, 2018.
We have limited financial obligations denominated in U.S. dollars, thus the foreign currency restrictions and regulations in the PRC on the dividends distribution will not have a material impact on our liquidity, financial condition and results of operations.
We intend to raise additional fund through our initial public offering and use these funds to grow our business primarily by:
•
Hiring additional employees to enhance our business structure and management;

•
Upgrading our corporate facilities; and

•
Applying a portion of these proceeds for general corporate purposes, including working capital, operating expenses and capital expenditures.

The following table sets forth a summary of our cash flows for the periods indicated:
	For the years ended July 31,
	2018	2017
Net cash provided by operating activities	$2,036,439	$153,718
Net cash used in investing activities	$(2,898,916)	$(20,483)
Net cash provided by financing activities	$755,139	$—
Net (decrease) increase in cash and cash equivalents	$(71,848)	$134,938
Cash and cash equivalents at the beginning of year	$144,813	$9,875
Cash and cash equivalents at the end of year	$72,965	$144,813
Operating Activities
Net cash provided by operating activities amounted to $2,036,439 for the fiscal year ended July 31, 2018, including net income of  $1,946,883 generated from providing consulting services to our customers. In addition, our accounts payable decreased by $571,121 because we have decreased outsourcing arrangements in the fiscal year 2018. Our taxes payable also increased by $688,781 due to our increased taxable income in the fiscal year 2018. Our deferred revenue decreased by $472,721 because some of the cash deposits we received in the fiscal year 2017 from customers for our going public consulting services and other services have been rendered in the fiscal year 2018. The overall increase in our cash flow from operating activities reflected the above combined factors.
Net cash provided in operating activities amounted to $153,718 for the fiscal year ended July 31, 2017, including our net operating income of  $640,960 as adjusted by an increase in prepaid expenses and other current assets by $386,018, and a decrease in accounts payable by $311,355, which is offset by an increase in tax payable by $204,423.
Investing Activities
Net cash used in investing activities amounted to $2,898,916 for the fiscal year ended July 31, 2018, including purchases of property and equipment of  $26,765, an increase in loans receivable of  $2,872,151 because we advanced a short-term loans to a third-party company, Jinqisheng Technology Co., Ltd., to generate interest income at an interest rate of 5% per annum. We fully collected this loan receivable in August 2018.
Net cash used in investing activities amounted to $20,483 for the fiscal year ended July 31, 2017 which includes purchases of property and equipment of  $14,965 and an increase in loans receivable of  $5,518.
Financing Activities
Net cash provided by financing activities amounted to $755,139 for the fiscal year ended July 31, 2018, representing proceeds from capital contributions from our shareholders to meet the paid in capital requirement of Qianhai during fiscal year 2018.

There was no cash provided by or used in financing activities for the fiscal year ended July 31, 2017.
Trend Information
Other than as disclosed elsewhere in this registration statement, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.
Off-Balance Sheet Arrangements
We do not have any off-balance sheet arrangements as of July 31, 2018.
Tabular Disclosure of Contractual Obligations
We lease office space under a non-cancellable operating lease arrangement. Operating lease expense amounted to $400,151 and $219,536 for the fiscal years ended July 31, 2018 and 2017, respectively.
Future minimum lease payments under non-cancelable operating leases are as follows as of July 31, 2018:
Year ending July 31,
2019	$409,810
2020	121,579
Total	$531,389

Inflation
Inflation does not materially affect our business or the results of our operations.
Seasonality
The nature of our business does not appear to be affected by seasonal variations.
Critical Accounting Policies and Management Estimates
We prepare our consolidated financial statements in accordance with U.S. GAAP. These accounting principles require us to make judgments, estimates and assumptions on the reported amounts of assets and liabilities at the end of each fiscal period, and the reported amounts of revenues and expenses during each fiscal period. We continually evaluate these judgments and estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and assumptions that we believe to be reasonable.
The selection of critical accounting policies, the judgments and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our consolidated financial statements.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates required to be made by management, include, but are not limited to, the valuation of accounts and loans receivable, useful lives of property and equipment, revenue recognition and provision necessary for contingent liabilities. Actual results could differ from these estimates.

Accounts Receivable
Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible amounts. We generally require advanced payment before delivery of the services but may extend unsecured credit to our customers in the ordinary course of business. We mitigate the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and recorded based on management’s assessment of the credit history of the customers and our current relationships with them. As of July 31, 2018, and 2017, there was no allowance recorded as we consider all of the accounts receivable fully collectible.
Fair Value of Financial Instruments
We follow the provision of Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:
Level 1 — Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
Level 2 — Observable inputs (other than Level 1 quoted prices) such as quoted prices active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar as or liabilities, or other inputs that are observable or can be corroborated by observable market data.
Level 3 — Inputs are unobservable inputs which reflect management’s assumptions based on the best available information.
We consider the recorded value of our financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, dues from related parties, loans receivable, prepaid expenses and other current assets, deferred revenue, accrued expenses and other current liabilities, taxes payable and dues to related parties to approximate the fair value of the respective assets and liabilities as of July 31, 2018 and 2017 based upon the short-term nature of the assets and liabilities.
Revenue Recognition
Our revenue is recognized when persuasive evidence of an arrangement exists, service has occurred, and all obligations have been performed pursuant to the terms of the agreement, the sales price is fixed or determinable, and collectability is reasonably assured.
We currently generate our revenue from the following main sources:
•
Revenue from customer’s initial registration fee

In order to engage us for consulting services, a new customer is required to pay an initial non-refundable registration fee to us and we will then post the customer’s information and profiles on our website, which enables the customer’s corporate information to be available to the public, at which point, such registration fee is recognized as revenue. We do not charge additional customer profile maintenance fee after the initial posting is completed as limited effort is required for us to maintain such information on an on-going basis.
•
Revenue from consulting services

We provide consulting services to companies seeking to go public on the markets and exchanges in the United States, Hong Kong, and mainland China. We categorize our going public consulting services into three phases:
Phase I primarily includes due diligence review, market research and feasibility study, business plan drafting, accounting record review, and business analysis and recommendations. We estimate that Phase I normally takes about three months to complete.

Phase II primarily includes reorganization, pre-listing education and tutoring, talent search, legal and audit firm recommendation and coordination, VIE contracts and other public-listing related documents review, merger and acquisition planning, investor referral and pre-listing equity financing source identification and recommendations, independent directors and audit committee candidate’s recommendation. We estimate that Phase II normally takes about eight months to complete.
Phase III primarily includes shell company identification and recommendation for customers expecting to become publicly listed through reverse merger transaction; assistance in preparation of customers’ public filings in connection with IPO or reverse merger transactions; assistance in answering comments and questions received from regulatory agencies. It is very difficult to estimate the timing of this phase of services as the completion of Phase III services is not within our control.
Each phase of consulting services is standalone and fees associated with each phase are clearly identified in our service agreements. Revenue from providing Phase I and Phase II consulting services to customers is recognized ratably over the estimated completion period of each phase. Revenue from providing Phase III consulting services to customers is recognized upon completion of a reverse merger transaction or an IPO transaction. Revenue that has been billed and not yet recognized is reflected as deferred revenue on our balance sheet.
Depending on the complexity of the underlying services arrangements and related terms and conditions, significant judgments, assumptions and estimates may be required to determine when substantial deliveries of contract elements have occurred, whether any significant ongoing obligations exist subsequent to contract execution, whether amounts due are collectible and the appropriate period or periods in which, or during which, the completion of the earnings process occurs. Depending on the magnitude of specific revenue arrangements, adjustment may be made to the judgments, assumptions and estimates regarding contracts executed in any specific period.
The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. We do not believe that there was any uncertain tax position as of July 31, 2018 and 2017. As of July 31, 2018, the PRC tax returns filed in 2015 through 2017 remained open for statutory examination by the PRC tax authorities.
Recent Accounting Pronouncements
We consider the applicability and impact of all accounting standards updates (“ASUs”), and our management periodically reviews new accounting standards that are issued.
In May 2014, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. In August 2015, the FASB issued ASU No. 2015-14, “Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date for ASU 2014-09 by one year. For public entities, the guidance in ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2017 (including interim reporting periods within those periods), and for all other entities, ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019.

In March 2016, the FASB issued ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue versus Net)” (“ASU 2016-08”), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard.
In April 2016, the FASB issued ASU No. 2016-10, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance.
In May 2016, the FASB issued ASU No. 2016-12 “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes.
We adopted ASC 606 on August 1, 2018, using the modified retrospective method where the cumulative effect is recognized at the date of initial application. We believe that the adoption of this new guidance will not result in a cumulative catch-up adjustment to the opening balance sheet of retained earnings at the effective date.
In February 2018, the FASB issued ASU 2018-02, Income Statement — Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this update affect any entity that is required to apply the provisions of Topic 220, Income Statement — Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required under GAAP. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. We do not expect the adoption of this ASU to have a material effect on our consolidated financial statements.
In March 2018, the FASB issued ASU 2018-05 — Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (“ASU 2018-05”), which amends the FASB Accounting Standards Codification and XBRL Taxonomy based on the Tax Cuts and Jobs Act (the “Jobs Act”) that was signed into law on December 22, 2017 and Staff Accounting Bulletin No. 118 (“SAB 118”) that was released by the Securities and Exchange Commission. The Jobs Act changes numerous provisions that impact U.S. corporate tax rates, business-related exclusions, and deductions and credits and may additionally have international tax consequences for many companies that operate internationally. We do not believe this guidance will have a material impact on our consolidated financial statements.
In June 2018, the FASB issued ASU 2018-07: “Compensation-Stock Compensation (Topic 718) — Improvements to Nonemployee Share-Based Payment Accounting”. The amendments in this update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The amendments in this update are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. We do not believe this guidance will have a material impact on our consolidated financial statements.

INDUSTRY
Industry Overview
This Section contains certain estimates and information from an industry report commissioned by us and prepared by Frost & Sullivan Inc. (“Frost & Sullivan”), an independent market research firm, regarding our industries and our market positions in China, which have not been independently verified by us, the underwriters or any of their respective affiliates or advisers. The information in such sources may not be consistent with other information compiled in or outside of China.
Overview of Financial Services Industry in China
According to the International Monetary Fund (IMF), the nominal GDP of China increased from RMB59,696.3 billion in 2013 to RMB81,133.0 billion in 2017 at a CAGR of 8.0%. Driven by strong domestic consumption, ambitious government policy direction and active financing activities, the overall economy in China is expected to be at a CAGR of 8.2% from 2018 to 2022 (according to Frost & Sullivan). Driven by the social and economic development in China, the overall direct investment (inward and outward) in China increased from USD 123.9 billion in 2013 to approximately USD 133.7 billion in 2016, representing a CAGR of 2.6%:

Source:   Ministry of Commerce of PRC, Frost & Sullivan Report
Financial Consultancy Market in China
The China capital market has experienced rapid growth ever since the global financial crisis occurred in late 2008. PRC domestic companies are looking for opportunities in China as well as abroad to increase their presence in the global market. It is expected that financing activities such as mergers and acquisitions, and initial public offerings, will become more frequent. Financial consultancy services are particularly important in these transactions as consultants can assist their clients with strategic planning and other professional services. The financial consultancy market has been growing rapidly in recent years driven by factors including rising M&A and financing activities, strong government support in terms of regulating policies and measures, enhanced participation of more parties and growing awareness of the importance of financial consultancy by enterprises. Based on expert interviews and primary research conducted by Frost & Sullivan, it is estimated that, from 2013 to 2017, the overall financial consultancy market in China increased from RMB136.9 billion to RMB257.2 billion at a CAGR of 17.1%; and looking forward, it is forecasted that the economy in China will maintain a steady growth momentum in the next five years and by 2022, the financial consultancy market is expected to reach RMB506.0 billion, at a CAGR of 14.2% (according to Frost & Sullivan).

Source:   Frost & Sullivan Report
Underpinned by the robust growth of the capital market in the PRC in recent years, the total number of listed companies in the PRC witnessed a steady growth from 2,489 in 2013 to 3,485 in 2017, representing a CAGR of 8.8% from 2013 to 2017. In addition, the number of listed companies on the Shanghai Stock Exchange (SSE) and Shenzhen Stock Exchange (SZSE) increased at a positive CAGR of 10.0% and 8.0% from 2013 to 2017 respectively. From 2012 to 2013, the PRC authorities prohibited IPOs resulting in zero newly listed companies occurring in 2013. From 2014 onward, the government re-approved IPO applications and therefore the total number of newly listed companies in the PRC rapidly increased at a CAGR of 51.7% from 2014 to 2017.

Source:   National Bureau of Statistics of the PRC, SSE, SZSE, Frost & Sullivan Report
The expansion of the capital market and demand for fund raising is highlighted by the growth of listed companies. According to the market data provided by the Hong Kong Exchanges and Clearing (HKEx), the total number of listed companies in Hong Kong increased from 1,643 in 2013 to 2,118 in 2017, representing a CAGR of approximately 6.6%. In addition, the number of newly listed companies in Hong

Kong saw an overall growth from 110 in 2013 to 174 in 2017 at a CAGR of approximately 12.2% from 2013 to 2017. The growing number of listed companies in Hong Kong underpinned the demand for IPO consulting services as listed companies require consulting services in order to comply with the listing requirements specified by the HKEx.

Source:   HKEx, Frost & Sullivan Report
Capital markets in the United States have had steady developments in recent years. Based on the market data provided by the Nasdaq Stock Market and World Federation of Exchange, from 2014 to 2017, the total number of existing listed companies on the NYSE and Nasdaq slightly decreased, primarily due to stringent listing regulations and increasing M&A activities in the US capital markets in recent years; from 2014 to 2017, the total number of newly listed companies on the NYSE and Nasdaq increased from 290 in 2014 to 317 in 2017, representing a CAGR of 3.0%; and as of September 11, 2018, there were 153 Chinese companies listed on the NYSE or Nasdaq (according to Frost & Sullivan).

Source:   World Federation of Exchange, Nasdaq, Frost & Sullivan Report

Total Number of Newly Listed Companies on NYSE and Nasdaq Originating from China, 2013 – 2018
	2013	2014	2015	2016	2017	2018*
Nasdaq	2	8	8	5	21	18
NYSE	1	2	1	2	2	1

*
2018 refers to the period from January 1, 2018 to September 27, 2018

Source:   World Federation of Exchange, Nasdaq, Frost & Sullivan Report
Financial Media Service Market in China
The improving economy of the PRC has been directly driven by the robust capital market in recent years. As a result, the demand for up-to-date financial information on the internet has grown rapidly. In general, financial news media providers offer financial analysis and insight for investors. Online commercial advertisements provide streams of income for financial news media providers. Based on expert interviews and primary market research conducted by Frost and Sullivan, the total revenue of financial news media providers increased from RMB3.5 billion in 2013 to RMB6.2 billion in 2017, with a CAGR of 15.2% from 2013 to 2017; and with the continuous expansion of capital markets in the PRC and Hong Kong, the demand for such services are expected to grow; therefore, the market size by revenue of the financial news media industry is expected to grow at a CAGR of 17.1% from 2018 to 2022.

Source:   Frost & Sullivan Report
Financial Training and Education Market in China
Underpinned by the strong economic growth and rising disposable income per capital in China, the demand for financial training and education in the PRC has been increasing. According to the Guiding Opinions of the State Council on Actively Advancing the “Internet plus” Action by the State Council of the PRC, the government has been promoting the synergy between the internet and financial training and education. Based on expert interviews and primary research conducted by Frost & Sullivan, the financial training and education market by number of students in China has been growing from 5.4 million in 2013 to 9.5 million in 2017, at a CAGR of 15.4% (according to Frost & Sullivan).

Source:   Frost & Sullivan Report
Financial Services Industry.   We believe that the financial services industry in China presents the following key characteristics:
Rising demand for financial consultancy services.   In the PRC, financial consultancy services are becoming increasingly important as such services can contribute to enhance financial returns and thus are favored by more and more enterprises across the country. Industry regulations are generally favoring the financial consultancy market, but have become more stringent so as to eradicate deviant practices and encourages real value-added financial consultancy services.
Growing awareness for professional executive training.   The capital market in China has been very active recently with an influx of newly listed companies. As of mid-2018, based on market data provided by Shanghai Stock Exchange and Shenzhen Stock Exchange, there were more than 3,000 companies listed either on the two exchanges. We believe that the senior management teams of these listed companies have an increasing awareness of the importance of financial education, wishing to enhance on their professional knowledge, and provide better returns to their investors. The increase in number of listed companies thereby translates into opportunities for the professional financial education providers in the PRC.
Strong business network.   It is not uncommon for financial advisory companies to offer training and education programs for existing and potential clients. Financial training and education programs such as executive training and career training have cultivated a large group of talents for different positions in the finance industry including company secretaries, CFOs, and fund managers. These programs essentially build a strong knowledge platform and business network for entrepreneurs, company executives, and other elite individuals which potentially also broaden customer resources for the financial advisory companies.
Technology advancement in media industry.   With the advancement of technology and change in consumer behavior, financial media outlets in the PRC have gradually shifted their focus from offline to online. Many financial media companies are now incorporating large amounts of audio visual into their content presentations, including but not limited to 24/7 financial news broadcasting, internet radio, short videos and webcast. Financial media companies in the PRC tend to target specific types of services within the market, or target a specific type of clients, leading to a broadened revenue stream, from the traditional advertising revenue, to membership-based pricing scheme, and products/services-based offerings. With a specialized positioning within the value chain, companies are able to build up deeper market know how, thus providing more professional media services.

Strong government support.   In order to encourage PRC companies to go public, governments from different municipalities and provinces have established various schemes and policies to subsidize these companies. Below is a list of examples of subsidies offered by municipal or provincial governments:
Issuing Department	Issuing Date	Amount of Subsidy
Beijing Municipal Government	May 24, 2018	Depending on the Listing stock market, the maximum amount is RMB6.0 million.
Hubei Provincial Government	April 27, 2018	For companies planning to list on SSE and SZSE: Maximum amount of RMB4.0 million. For companies planning to list on an oversea stock market: Maximum amount of RMB3.0 million.
Shenzhen Municipal Government	December 10, 2017	For companies planning to list on an oversea stock market: Maximum amount of RMB5.0 million.
Jinan City Government	June 6, 2018	For companies planning to list on an oversea stock market: Maximum amount of RMB5.0 million. For companies planning to list on the OTC. Maximum amount of RMB2.0 million.
Guangdong Provincial Government	August 31, 2018	For companies planning to list on SSE and SZSE: Maximum amount of RMB3.0 million. For companies successfully listed on the OTC Market: RMB500 thousand.

Source:   Frost & Sullivan Report

OUR BUSINESS
Overview
We are a consulting company providing financial consulting services to small and medium-sized enterprises. Since our inception in 2015, the main focus of our consulting business has been providing comprehensive going public consulting services designed to help small and medium-sized enterprises become public companies on suitable markets and exchanges. Our goal is to become an international financial consulting company with clients and offices throughout Asia. We have to date primarily focused on helping clients going public on the OTC markets and exchanges in the U.S., but we are in the process of expanding our service to listing clients on domestic exchanges in China as well as the Hong Kong Stock Exchange.
Since our inception until July 31, 2018, the close of our last full fiscal year, our revenue was mainly generated from our going public consulting services. We also generated a small portion of our revenue from a one-time registration fee charged to our new clients. We generated a total revenue of approximately US$104,000, US$3,635,000, and US$5,308,000 for the fiscal years ended July 31, 2016, 2017, and 2018, respectively. The revenues generated from going public consulting services were $49,253, $3,469,224, and $5,236,196 for the fiscal years ended July 31, 2016, 2017, and 2018, respectively. The year to year increases were due to the strong growth of our going public consulting services in these years.
Beginning in August 2018, to complement and facilitate the growth of our going public consulting service, we launched AT Consulting Center to offer financial consulting programs in Shenzhen, and in September 2018, we acquired CNNM, or www.chinacnnm.com, a news and media website focused on distributing financial news and information. Although upfront capital and human investments are required in connection with the aforementioned developments, we believe positive synergies can be generated by effectively integrating these two new business ventures with our existing going public consulting services, and we expect these to contribute to our growth in the long run.
In China, a fast-growing economy and a positive market environment have created many entrepreneurial and high-growth enterprises, many of which need assistance in obtaining development funds through financing. China has relatively immature financial systems compared to developed countries. Due to restrictions imposed by China’s foreign exchange regulations, it is difficult for foreign capital to enter China’s capital market. Because of the strict listing policies and a relatively closed financial environment in mainland China, most small to medium sized enterprises in the development stage are unable to list on domestic exchanges in China. Therefore, many Chinese enterprises strive to enter international capital markets through overseas listing for equity financing. However, in China, there is a general lack of understanding of international capital markets, as well as a lack of professional institutions that provide overseas going public consulting services to these companies, and many of them may not be familiar with overseas listing requirements.
We launched our consulting services in 2015. Our aim was to assist these Chinese enterprises by filling the gaps and forming a bridge between PRC companies and overseas markets and exchanges. We have a team of qualified and experienced personnel with legal, regulatory and language expertise in several overseas jurisdictions. Our services are designed to help small and medium sized enterprises in China achieve their goal of becoming public companies. We create a going public strategy for each client based on many factors, including our assessment of the client’s financial and operational situations, market conditions, and the client’s business and financing requirements. Since our inception and up to the date of this registration statement, we have successfully helped three Chinese enterprises to be quoted on the U.S. OTC markets and are currently assisting our other clients in their respective going public efforts. All of our current and past clients have been Chinese companies, and we plan to expand our operations to other Asian countries, such as Malaysia, Vietnam, and Singapore, by the year of 2020.

Corporate History and Structure
On January 5, 2015, we established a holding company, ATHL (formerly known as Eternal Fairy International Limited), under the laws of the BVI. ATHL owns 100% of ATIFL HK, a Hong Kong Company incorporated on January 6, 2015 (formerly known as China Elite International Holdings Limited).
On May 20, 2015, WFOE (Huaya Consultant (Shenzhen) Co., Ltd.) was incorporated pursuant to the PRC law as a wholly foreign owned enterprise. ATIFL HK holds 100% of the equity interests in WFOE.
On November 3, 2015, our variable interest entity, Qianhai Asia Times (Shenzhen) International Financial Services Co., Ltd. (Qianhai) was incorporated pursuant to the PRC law as a limited company. We operate our going public financial consulting services through Qianhai.
On December 11, 2015, Qianhai established a wholly-owned subsidiary Qianhai Asia Times (Shenzhen) International Fund Management Co., Ltd; we disposed of our entire equity ownership in Qianhai Asia Times (Shenzhen) International Fund Management Co., Ltd on September 19, 2018.
As the date of this registration statement, Qianhai has two shareholders, both are PRC residents. Ronghua Liu, as trustee, is holding 4,925,000 shares (the “Beneficial Shares”), for their beneficial owner, Qiuli Wang (the “Beneficiary”), pursuant to a trust deed entered into and executed under the PRC law on December 11, 2017. The trust deed stipulates, among other customary provisions, that (1) all dividends and interest accrued on the Beneficial Shares shall be payable as directed by the Beneficiary in writing, and (2) the Beneficiary may transfer the Beneficial Shares to a third-party company or individual as required.
In August 2018, Qianhai launched AT Consulting Center to provide financial consulting services.
On September 20, 2018, ATIFL HK acquired and started operating CNNM, a news and media platform based in Hong Kong.
Pursuant to PRC law, each entity formed under PRC law shall have a business scope as submitted to the Administration of Industry and Commerce or its local counterpart. Depending on the particular business scopes, approval by the relevant competent regulatory agencies may be required prior to commencement of business operations. WFOE’s business scope is to primarily engage in investment consulting, business management consulting, corporate image engineering, and communication product development. Since the sole business of WFOE is to provide Qianhai with technical support, consulting services and other management services relating to its day-to-day business operations and management in exchange for a service fee approximately equal to Qianhai’s net income after the deduction of the required PRC statutory reserve, such business scope is appropriate under PRC law. Qianhai, on the other hand, is also able to, pursuant to its business scope, provide financial consulting businesses. Qianhai is approved by the competent regulatory body in Shenzhen that regulates financial consulting businesses, to engage in financial consulting business operations.
Mr. Ronghua Liu was the majority shareholder of Qianhai prior to this offering. However, we control Qianhai through contractual arrangements, which are described under “Business — Contractual Arrangements between WFOE and Qianhai.”
Our principal executive offices are located at Room 3803, Dachong International Centre, 39 Tonggu Road, Nanshan District, Shenzhen City, Guangdong Province, China, and our telephone number is (+86) 0755-8695-0818. We maintain a website at www.atifchina.com. Our website or any other website does not constitute a part of this registration statement.

The following diagram illustrates our corporate structure, including our principal subsidiaries, as of the date of this registration statement:

Qiuli Wang
100%
Yanru Zhou
100%
Haiyun Liu
100%
TIANZHEN INVESTMENTS LIMITED
53%
ENO GROUP LIMITED
26%
Ronghua Liu
4%
GREAT STATE INVESTMENTS LIMITED
8%
Renyan Ou
4.8%
Xueqing Liu
4.2%
100%
ASIA TIMES HOLDINGS LIMITED
BVI, 2015
100%
ASIA TIMES INTERNATIONAL FINANCE LIMITED
Hong Kong, 2015
Offshore
100%
HUAYA CONSULTANT (SHENZHEN) CO., LTD.
(WFOE) PRC, 2015
Onshore
Contractual Arrangements
Ronghua Liu
98.5%*
Qiang Chen
1.5%
QIANHAI ASIA TIMES (SHENZHEN) INTERNATIONAL FINANCIAL SERVICES CO., LTD.
PRC, 2015
*98.5% shares are held by Ronghua Liu in trust for Qiuli Wang

Contractual Arrangements between WFOE and Qianhai
Neither we nor our subsidiaries own any equity interest in Qianhai. Instead, we control and receive the economic benefits of Qianhai’s business operation through a series of contractual arrangements. WFOE, Qianhai and its shareholders entered into a series of contractual arrangements, also known as VIE Agreements, on September 5, 2018. The VIE Agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Qianhai, including absolute control rights and the rights to the assets, property and revenue of Qianhai.
On October 9, 2018, the shareholders of Qianhai, Ronhua Liu and Ka Feng, transferred a total of 75,000 shares (25,000 shares from Ronghua Liu and 50,000 shares from Feng Ka) of Qianhai’s stock to Qiang Chen, who is the CEO of Qianhai. As a result of the transfers, Ronghua Liu now holds 4,925,000 shares, or 98.5%, of the issued and outstanding shares of Qianhai; Qiang Chen now holds 75,000 shares, or 1.5% of the issued and outstanding shares of Qianhai; and Ka Feng ceased to be a shareholder of Qianhai. WFOE, Qianhai, Ronghua Liu, and Feng Ka executed cancellation agreements for each of the VIE agreements executed on September 5, 2018. At the same time, WFOE, and Qianhai entered into and executed VIE agreements with Qianhai’s new shareholders, Ronghua Liu and Qiang Chen, together holding 100% of Qianhai’s shares (the “Qianhai Shareholders”).
According to the Exclusive Service Agreement, Qianhai is obligated to pay service fees to WFOE approximately equal to the net income of Qianhai after deduction of the required PRC statutory reserve.
Each of the VIE Agreements is described in detail below:
Exclusive Service Agreement
Pursuant to the Exclusive Service Agreement between Qianhai and WFOE, WFOE provides Qianhai with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Qianhai granted an irrevocable and exclusive option to WFOE to purchase from Qianhai, any or all of its assets at the lowest purchase price permitted under PRC laws. Should WFOE exercise such option, the parties shall enter into a separate asset transfer or similar agreement. For services rendered to Qianhai by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, the plus amount of the services fees or ratio decided by the board of directors of WFOE based on the value of services rendered by WFOE and the actual income of Qianhai from time to time, which is approximately equal to the net income of Qianhai after deduction of the required PRC statutory reserve.
The Exclusive Service Agreement shall remain in effect for 20 years unless it is terminated earlier by Qianhai and WFOE in writing.
The executive director of WFOE, Mr. Qiang Chen, who is the CEO of Qianhai, is currently managing Qianhai pursuant to the terms of the Exclusive Service Agreement. WFOE has absolute authority relating to the management of Qianhai, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. Upon establishment of the Company’s audit committee at the consummation of this offering, the Company’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving WFOE or Qianhai.
Equity Pledge Agreement
Under the Equity Pledge Agreement between WFOE, Qianhai and the Qianhai Shareholders, the Qianhai Shareholders pledged all of their equity interests in Qianhai to WFOE to guarantee the performance of Qianhai’s obligations under the Exclusive Service Agreement. Under the terms of the Equity Pledge Agreement, in the event that Qianhai or the Qianhai Shareholders breach their respective contractual obligations under the Exclusive Service Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The Qianhai Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The Qianhai Shareholders further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.
The Equity Pledge Agreement is effective until all payments due under the Exclusive Service Agreement have been paid by Qianhai. WFOE shall cancel or terminate the Equity Pledge Agreement upon Qianhai’s full payment of fees payable under the Exclusive Service Agreement.
The purposes of the Equity Pledge Agreement are to (1) guarantee the performance of Qianhai’s obligations under the Exclusive Service Agreement, (2) make sure the Qianhai Shareholders do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent, and (3) provide WFOE control over Qianhai. In the event Qianhai breaches its contractual obligations under the Exclusive Service Agreement, WFOE will be entitled to foreclose on the Qianhai Shareholders’ equity interests in Qianhai and may (1) exercise its option to purchase or designate third parties to purchase part or all of their equity interests in Qianhai and WFOE may terminate the VIE Agreements after acquisition of all equity interests in Qianhai or form a new VIE structure with the third parties designated by WFOE; or (2) dispose of the pledged equity interests and be paid in priority out of proceed from the disposal in which case the VIE structure will be terminated.
Call Option Agreement
Under the Call Option Agreement, the Qianhai Shareholders irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in Qianhai. The option price is equal to the capital paid in by the Qianhai Shareholders subject to any appraisal or restrictions required by applicable PRC laws and regulations. As of the date of this registration statement, if WFOE exercised such option, the total option price that would be paid to all of the Qianhai Shareholders would be approximately $728,000, which is the aggregate registered capital of Qianhai. The option purchase price shall increase in case the Qianhai Shareholders make additional capital contributions to Qianhai, including when the registered capital is increased upon Qianhai receiving the proceeds from our initial public offering.

Under the Call Option Agreement, WFOE may at any time under any circumstances, purchase, or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the Qianhai Shareholders’ equity interests in Qianhai. The Call Option Agreement, together with the Equity Pledge Agreement, Exclusive Service Agreement, and the Shareholders’ Voting Rights Proxy Agreement, enable WFOE to exercise effective control over Qianhai.
The Call Option Agreement remains effective for a term of 20 years and may be renewed at WFOE’s election.
Shareholders’ Voting Rights Proxy Agreement
Under the Shareholders’ Voting Rights Proxy Agreement, the Qianhai Shareholders authorize WFOE to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of Qianhai.
The term of the Shareholders’ Voting Rights Proxy Agreement is the same as the term of the Call Option Agreement. The Shareholders’ Voting Rights Proxy Agreement is irrevocable and continuously valid from the date of execution of the Shareholders’ Voting Rights Proxy Agreement, so long as the Qianhai Shareholders are shareholders of Company.
Competitive Strengths
We believe that the following strengths enable us to capture opportunities in the financial service industry in China and differentiate us from our competitors:
Experienced and Highly Qualified Team
We have a highly qualified professional service team with extensive experience in going public consulting services. Our professional team members have an average of five years of experience in their respective fields of international finance and capital market, cross-border and domestic listing services, and marketing. The majority of the members of our team previously worked in the technology or finance industries. Our President and CEO, Ms. Qiuli Wang, has 5 years of experience in corporate management. She maintains a strong network with various government agencies and business leaders. She has extensive experience in domestic and overseas capital markets, M&A, FinTech and other related fields. Ms. Wang was previously the deputy general manager of Morgan Networks, an integrated B2C online shopping mall utilizing its proprietary Morgan Payment Instant Settlement System. Our executive director, Mr. Qiang Chen, has 10 years of experience in the Chinese, U.S. and Hong Kong capital markets. He has personally assisted three companies to go public in the U.S., and has provided financing, corporate restructuring and M&A strategy consulting services.We highly value members of our qualified professional team and are on the constant lookout for new talents to join our team.
Recognition and Reputation Achieved from Our Previous Success
Since our inception in 2015, we have successfully helped three clients to be quoted on the U.S. OTC markets. Our proven track records and professionalism have won us recognition and reputation within the consulting service industry in China. We believe we are one of the few going public consulting service providers that possess the necessary resources and expertise to provide comprehensive personalized one-stop going public consulting services to clients.
Long Term Cooperation Relationship with Third Party Professional Providers
We have established long-term professional relationships with a group of well-known third party professional providers both domestically and in the U.S., such as investment banks, certified public accounting firms, law firms, investor relations agencies, whose services and support are necessary for us to provide high quality one-stop going public consulting service to our clients. It took us years of hard work to demonstrate to these professional organizations that we are a worthy partner capable of providing high quality professional services that conforms to their high standards. As a result, our clients are able to gain direct access to and obtain high quality professional services from our third party professional providers.
Long Term Cooperation Relationships with Local Chamber of Commerce and Associations
We believe our recent success was at least partially attributable to our long term cooperation relationships with local chambers of commerce and associations. There are no contractual relationships between us and these organizations. We were able to gain access to many prospective clients through events organized by these organizations. Our cooperation relationships with these local organizations helped us to: (1) understand the evolving needs of our potential clients; (2) recognize the trends of the local business community we strive to serve; and (3) provide timely feedbacks to our potential clients and maintain open communication channels with local business communities.
Growth Strategies
Since our inception in 2015, we have achieved rapid growth of our consulting business, which was reflected in a 4995% increase in our revenue from fiscal year 2016 to fiscal year 2018. Our goal is to continue building upon the prior success, expand our consulting services from China to the rest of Asia, and grow into an international consulting service company. We believe the following strategies will help us achieve our goal.
Attract and recruit highly qualified professionals to join our team.
As a consulting company, the services we offer our clients are based on the knowledge, expertise and insight of our professional team. In order to expand and grow our business, we need to aggressively recruit and attract highly qualified professionals to join our team. We have an internal promotion system and a vocational training program as part of our staff benefits. The Chinese economy has grown steadily in recent years, but its financial system is not yet fully developed and there has been a lack of qualified professionals well-versed in the operations of international financial markets. One of our main objectives for launching AT Consulting Center is to educate, train, and cultivate qualified professionals for China’s fast expanding financial industry, with the potential of becoming a source of supply of highly qualified members of our growing consulting team.
Expand our going public consulting services from U.S. based markets and exchanges to include Chinese domestic exchanges and the Stock Exchange of Hong Kong.
To develop our business, we need to expand our client base. In April 2018, the Stock Exchange of Hong Kong (SEHK) announced a set of new listing rules designed to accommodate Chinese enterprises. These new rules have made the SEHK more attractive and accessible to Chinese enterprises, while also presenting an opportunity for us to expand our client base to include those who would prefer to be listed on the SEHK rather than on PRC domestic or overseas exchanges. We are presently in the process of assembling a team specialized in SEHK consulting listing services. In addition, for enterprises not willing to list abroad but meeting the requirements of the Chinese domestic exchanges, we will develop personalized going public consulting service to guide them through the domestic listing process.
Invest in new complementary business ventures to facilitate the growth of our consulting services business and create more additional sources of revenues.
In 2018, we made the strategic decision to launch our AT Consulting Center. Due to the growth of the Chinese economy, there is a high demand for financial consulting services. With a population of 1.4 billion, China has a consumer market unmatched by any country in the World. According to statistics from Credit Suisse’s 2015 Global Wealth Report, China’s total household wealth reached 22.8 trillion US dollars in 2015, second only to the United States. With newly accumulated wealth, more individuals, families, and enterprises need financial services. However, we believe that traditional consulting organizations are not meeting such market demand by offering professional financial consulting services; we have practical knowledge and hands-on experience in financial planning and capital markets operations, and other resources to offer such financial consulting services. AT Consulting Center was launched to meet the demand for real world financial advisory services designed specifically to meet the needs of each of our three targeted groups — enterprises, individuals and families.
Although an upfront capital investment is necessary to fund the launch and operations of AT Consulting Center, we anticipate a positive revenue flow will be realized in consulting fees for our services. In addition, we also plan to utilize AT Consulting Center as a marketing platform to expand and promote our going public consulting business.
On September 20, 2018, we acquired CNNM, www.chinacnnm.com, a news and media on line platform with over 10 million registered users. We are currently in the planning and development phase to implement a number of business initiatives for CNNM. One of the initiatives is to build a portal for our consulting business on CNNM, where information and news about overseas capital markets relating to our consulting services will be broadcasted.
We believe, if we are able to successfully implement and execute our business strategies for AT Consulting Center and CNNM, then each will have the potential to bring additional revenue streams, and together, combined with our existing going public consulting business, will form an integrated business that is capable of continued growth and expansion into a successful international enterprise.
Our services
Our Going Public Consulting Services
We started our consulting services in China in November 2015, and while currently still in the development stage, we have steadily grown into a company that has achieved some degree of recognition in the going public consulting services industry in China. In 2016, for the purpose of promoting and generating awareness of our business, we held nearly one hundred forums and lectures in Shenzhen, Guangzhou, Hangzhou, Shenyang, Dalian, Jilin, and Xiamen with local government, organizations and enterprises covering cross-border listing related topics. We also aggressively grew our relationship resources with prospective clients by establishing cooperation with various provincial and city chambers of commerce and business associations throughout mainland China, such as the Wenzhou Chamber of Commerce in Shenyang, Zhejiang Chamber of Commerce in Shenzhen, Shenzhen Elite Chamber of Commerce, and SME Service Platform for the Northeast China. As a result, our consulting services grew rapidly and we were able to achieve profitability in the following years. In 2016, we entered into consulting agreements with three enterprises, which became public companies in the U.S. by being quoted on the OTC market in 2017 under our guidance. In 2017, we entered into consulting agreements with seven enterprises, and five in 2018 as the date of this registration statement. As of the date of this registration statement, all our clients are based in mainland China; however, we plan to expand our operations throughout Asia in the near future. We have an experienced professional service team, with extensive experience in going public consulting services, and a network of third party service providers including accounting firms, law firms, institutional investors, and investment banks.
We provide each client with comprehensive one-stop going public consulting services adapted to each client’s specific needs. Before becoming a client, a prospective client must first meet a set of requirements similar to the eligibility standards of its targeted exchange or markets. If we are able to confirm the qualifications of the prospective client after an initial due diligence investigation, we enter into a service agreement and our professional consulting team starts to guide the client through the going public process in each of the following three stages.
Stage I
We carry out the following evaluation and planning in order to assess and prepare our client for becoming a public company through the following steps:
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we conduct a due diligence investigation and evaluation of the business and financial position of the client, including its assets and liabilities, capital structure, management, development prospect and business model;

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we offer assistance in streamlining and standardization of the client’s business model and organization structure to achieve optimization;

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we help the client integrate its resources to highlight the value of its business;

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we connect the client facing funding shortages with venture capital funds, banks or other financial institutions that can provide potential assistance in its financing needs;

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we help the client become familiar with regulations of the securities markets and assist it in meeting the standards for going public; and

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we assist the client in identifying potential employees, advisory board members, board of director members, consultants, advisors, market experts and any other persons that can add value to the client’s strategy and/or business.

Stage II
Based on the result of our evaluation of the client in the pre-listing stage we devise and carry out a detailed going public plan on behalf of our client through the following steps:
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we assist the client in identifying qualified professional firms in legal, accounting, investment banking, investor relations and other required service to support the client’s transition to a public company and its subsequent offerings and investor awareness campaigns;

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we work with other third party professional parties engaged by the client to identify the most suitable path in going public for the client by means of  (i) initial public offering; (ii) acquisition by or merger with a public company with business operations, (iii) merger with a public company with nominal operations other than a “special purpose acquisition company” (“SPAC”), or (iv) merger with a SPAC;

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we assess to validate or modify the equity position of the client, and work with qualified investment bankers, certified public accountants, and attorneys to set up the capital structure, stock par value and holding percentages of its shareholders, and, where necessary, help the clients to build a new equity structure in accordance with requirements of the relevant securities regulatory commission;

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we assist the client in preparation for investor presentations, assembling due diligence material required for interested investors or investment banks in financing the client’s going public process;

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we assist the client with key negotiations with various third parties and help the client navigate the process and procedure of listing on an exchange; and

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we provide business management trainings to the client’s management to prepare them for the responsibilities and requirements that come with being a public company.

Stage III
After the client successfully completes the going public process, for the following six months, we continue to work with the client transitioning to a public company, to that effect:
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we help the client establish an effective corporate governance system, including the board of directors, audit committee, compensation committee, corporate governance and nominating committee, when applicable, to oversee the client’s management team;

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we assist, using outside legal counsel as required, with the preparation of all internal corporate documents, including corporate resolutions, minutes, changes and amendments to corporate documents, as required;

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we assist the client in meeting public reporting requirements and the preparation of required legal and regulatory documents, including, but not limited to disclosure statements and agreements, subscription agreements, federal, state and regulatory filings, as required;

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we assist in liaising with investors for the purposes of raising capital, as required; and

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we assist the clients in up-listing, debt and equity financing, as required.

We strive to complete the going public process for our clients within a pre-defined time period, usually six months, and once listed in the chosen exchange, we continue supporting our clients for the next six months to assist with transitioning from private companies to public companies. We also offer options, through a separate engagement agreement, to extend our services after the end of our initial going public service, if a client expresses interest.
Our Fee Structure for Going Public Consulting Service
Our consulting fees are negotiated on a case-by-case basis, taking into consideration the specific services that our team provides, the nature of the business and requirements, and our business relationship with each client.
We charge our clients a fixed consulting fee in installments determined by the projected completion phases of services rendered. Our fees range from $1,000,000 to $2,500,000 based on the technical complexity and conditions of each individual client. In general, the first installment is due within three days following the signing of the service agreement; the second installment is due once we complete the work for Stage I; the third and the subsequent installments are due once we complete certain predefined milestones during the going public process. The installment payment schedule is designed to ensure that we get compensated in a timely manner while affording our clients flexibility in securing the funds for our consulting fees.
Occasionally, for certain clients who demonstrate outstanding growth potential, such as a 30% or more year-to-year growth of revenues for at least the past three years, and (or) possess excellent market positions, represented by at least a 5% market share in the Chinese domestic market in the industry the company operates, we are willing to adopt a fee structure that includes both cash payment and partial equity ownership, which usually amounts to 3 – 10% of the clients’ total equity shares. Such approach has the potential to bring us a considerable return on capital while easing the clients’ burden of raising funds for going public. Currently, we do not hold any position in any of our clients’ equities.
Consulting Services Clients
The majority of our clients are small to medium-sized enterprises seeking growth and expansion through going public on recognized exchanges, and 98.6% of our total revenues of US$5,236,196 was generated from our consulting services for the fiscal year ended July 31, 2018. Since our inception in 2015 through July 31, 2018, all of our former and current clients were based in mainland China, The number of our consulting service clients were one, three, and 12, respectively, for the fiscal years ended July 31, 2016, 2017, and 2018. Due to the nature of our consulting business, which requires us to dedicate a large amount of resources to each of our clients, we were able to generate a relatively large revenue from a small number of clients. As a result, we had one, three, and two clients that accounted for more than 10% of our total revenues, for the years ended July 31, 2016, 2017, and 2018, respectively. As we continue to expand and grow the number of clients, we expect the number of clients that account for more than 10% of our total revenue will decrease accordingly.
Some of Our Representative Clients
Fortune Valley Treasures, Inc. (“FVTI”)
FVTI engages in the business of retail and wholesale of a wide spectrum of wine products in China and Hong Kong. We entered into a consulting agreement with FVTI on May 25, 2016, and completed our services on April 19, 2018. We assisted FVTI in a reverse merger with a U.S. OTC quoted company under the ticker “FVTI”.
Porter Holding International Inc. (“ULNV”)
ULNV operates an online to offline (O2O) business platform for consumer manufacturing enterprises utilizing cloud technology to provide Internet-based intelligent e-commerce information services. We entered into a consulting agreement with ULNV on August 28, 2016, and completed our services on April 14, 2018. We assisted ULNV in a reverse merger with a U.S. OTC quoted company under the ticker “ULNV”.

Addentax Group Corp. (“ATXG”)
ATXG provides garment decoration and textile printing services. It focuses on producing images on multiple surfaces, such as glass, leather, plastic, ceramic, and textile using 3D sublimation vacuum heat transfer machine. We entered into a consulting agreement with ATXG on September 27, 2016, and completed our services on June 15, 2018. We assisted ATXG in a reverse merger with a U.S. OTC quoted under the ticker “ATXG”.
Client A. This company operates an agriculture park in Hubei Province in China. The park covers about 3,300 acres land dedicated to ecological agriculture and leisure agriculture. We entered into a consulting agreement with the company on July 25, 2017. Currently we are in the process of assisting the company completing a reverse merger with a U.S. OTC quoted company.
Client B. This company is a full-service real estate agent located in Liaoning China and was founded in November 2016. It owns 177 directly operated stores and has over 2000 employees, servicing realty markets in Heilongjiang, Liaoning, Hebei and Hainan provinces in North East China. We entered into a consulting agreement with the company on December 29, 2017. Currently we are in the process of assisting the company in its going public process.
Client C. This company is a multimedia investment and marketing company located in Northeast China, specializing in movie trailers, commercials and multimedia marketing. It also invests in television and film original content and manages movie theaters across China. We entered into a listing agreement with the company on May 14, 2018 to assist with its planned IPO on Nasdaq.
Costs Related to the Operation of Our Consulting Services
Our costs to provide consulting services consist of fees paid to our third party professional providers, and operational and administrative expenses, such as rent for our office space located in Shenzhen; and compensation for our employees. From time to time, we also incur expenses for marketing and promotional events such as organized forums, salons and lectures.
Asia Times International Financial Consulting Center
In August 2018, our management launched Asia Times International Financial Consulting Center (“AT Consulting Center”) in Shenzhen, upon recognizing a general lack of consulting services designed to meet the growing demand for financial consulting services arising from the rapid accumulation of wealth of the Chinese population.
Advisors of AT Consulting Center
Our advisors are experts in their respective fields and many enjoy stellar reputations in the consulting industry. The followings are some of our advisors:
Jun Liu — Mr. Liu earned his Doctorate degree in International Finance from Camden University in the U.S., in 2015. He was awarded “China’s outstanding innovative entrepreneur” in 2009. He is a former expert committee member of E-government of Chinese Academy of Science, and former Director of the Shenzhen Service Centre of the National Internet Project. Mr. Liu served as the Head of Sales for Alibaba’s South China District from December 2000 to December 2001. He is the founder of B2B.CN, one of China’s top ten largest e-commerce companies. He is also the founder of Morgan Network Ltd., a B2C online shopping mall. Mr. Liu has theoretical and practical experience in domestic and overseas capital markets, financing, mergers and acquisitions.
Jinsheng Guan — Mr. Guan is the president of Shanghai Jiusong Shanhe Equity Investment Fund Management Limited. He has a Master’s degree in French Literature from Shanghai International Studies University, and a Master’s degree in Business Administration from Brussels University of Liberty in Belgium. He is the founder of Shenyin Wanguo Securities Co., Ltd., and is nicknamed as “China’s Securities Godfather”.
Lingyao Li — Ms Li is a part-time professor at the School of Economics of Peking University, as well as a special professor at Tsinghua University and a well-known economist in China. She studied computer science at the Research Institute of University of Maryland. Since 1985, she has toured dozens of cities in

China to give speeches, and was received by the Chinese state leaders and local government leaders as recognitions for her achievements and contributions to China.
Xiangfa Zhang — Mr. Zhang is a senior partner of Beijing Dentons (Guangzhou) Law Firm. He has in-depth knowledge of securities and capital markets (IPO, new third board, delisted old third board and re-listing), domestic and foreign investment and financing (mergers and acquisitions, foreign investment, cross-border investment and financing, corporate bonds and private equity funds), Hong Kong-related legal affairs (notarization of Hong Kong, international notarization, Hong Kong litigation and arbitration, and offshore companies), real estate investment (project investment and development, engineering construction and commercial housing sales), corporate governance and corporate legal risk management, and litigation and dispute resolution.
Programs of AT Consulting Center
AT Consulting Center is currently offering financial consulting programs structured to target three groups of clients, enterprises, families, and individual. For enterprise clients, the program is called “Becoming Public” with a fee of  $20,000; for individual clients, the program is called “Family Wealth Management,” with fees ranging from $5,000 to $20,000; for family clients, the program is called “Career Planning,” with fees ranging from $5,000 to $10,000.
Becoming Public
Becoming Public targets enterprise executive clienteles by offering a comprehensive and in-depth program covering various aspects of the domestic and foreign capital markets, as well as the processes, operations, and management of taking private companies public. The program is offered over six months, and is comprised of the following 11 sections: Capital Market Introduction, How to Become a Public Company, Business Plan Workshop, Management, Asset-Backed Securitization, Red-chip Structures, Financial and Tax Rules, Business Valuation, Public Company Management, Market Value of Public Companies, and Equity Financing.
Family Wealth Management
Family Wealth Management targets our family clienteles by offering a program designed to help families with financial planning, investment and management. The program is offered over six days and is comprised of the following three sections: Family Wealth Planning I, Family Investing, and Family Wealth Planning II.
Career Planning
Career Planning targets our individual clients by offering career planning and training consultations designed to help professionals achieve a more successful and rewarding career. The program is offered over 12 weeks and covers the following sections: Logical Thinking, How to Study Effectively, Effective Speech, Influence Training, Dealing with Personal Emotions, Social Relations, Career Planning, Practical Application of Philosophy, Family Relations, and The Meaning of Life.
Our Lectures and Events
We intend to develop AT Consulting Center as a platform that facilitates the marketing of our consulting business by offering private lectures and events for entrepreneurs, business managers and financial professionals. Since the establishment of the AT Consulting Center in August 2018, we have held two private lectures, each with about 100 participants.
On September 14, 2018, we held the “Becoming Public” lecture. The expert speakers included Mr. Jun Liu, president of Elite Trade Association; Mr. Ming, president of the Elite Chamber of Commerce; Mr. Jianwen Huang, committee member of Datong World International; Mr. Xiao Liu, Chairman of board of Bausch & Lomb Glasses; Mr. Wei Xu, Chairman of the board of Xinmingguang Holding Group; Ms. Wei Zhang, Chairman of Jingjian Investment Co.; Mr. Xiangfa Zhang, senior partner of Dentons Law Firm;

and Ms. Jingwen Li, a professional financial auditor. We invited more than 50 enterprises and dozens of financial investment institutions to participate at the lecture, during which our expert speakers carried out evaluations and offered valuable professional guidance for the participating enterprises’ going public projects.
On September 28, 2018, we held another lecture, at which Mr. Jun Liu, president of the Elite Trade Association, spoke about the wisdom of life. Mr. Liu analyzed the true meaning of an “excellent life” from various aspects such as self-improvement, career development and fulfillment. Speaking about his own life experience, Mr. Liu provided an outlook of an “excellent life” through the perspectives of a successful entrepreneur, and illustrated the importance of continuing learning and pursuing of excellence in life.
Financial and News Platform CNNM (www.chinacnnm.com)
On September 20, 2018, we acquired CNNM, a financial and news website at www.chinacnnm.com. CNNM is operated by ATIFL HK, a wholly-owned subsidiary of the Company. The website has approximately ten million registered users and is expected to generate revenues from advertisements and subscription services. CNNM’s operation was suspended for nearly a year due to lack of operational funds prior to our acquisition, and currently there are about 50,000 daily page views. We are in the process of setting up a team to revitalize its management and operation. Moreover, we expect to utilize CNNM as a platform to facilitate the growth and expansion of our consulting services. Currently we are in the process of developing business initiatives for CNNM, some of which, among others, are:
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building a portal on CNNM as a platform to market and promote our consulting services to potential clients;

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assisting engaged enterprises to enhance their corporate images through various information dissemination channels which are currently being built on CNNM; and

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establishing an extensive public relations and journalism network to develop awareness and publicity for engaged enterprises.

Marketing
We believe the success of our consulting business requires building mutually beneficial long-term relationships with relevant and influential entities, and we have developed our main marketing channels based on these relationships.
Since our inception, we have cultivated and maintained cooperation with a number of city and provincial chambers of commerce and business associations in China, including the Zhejiang Chamber of Commerce in Shenzhen and Guangdong, Shenzhen Industrial Park Association, Meixian Chamber of Commerce in Shenzhen, Wenzhou Chamber of Commerce in Shenyang, Shenzhen Elite Chamber of Commerce, and the SME Service Platform in Northeast China. There are no contractual relationships between us and these organizations. However, these local business organizations have helped our marketing efforts greatly, due to the fact that: (1) they have access to the information of local enterprises and often recommend and connect us with potential clients; (2) they help us organize going public briefings and international financial lectures with local enterprises; and (3) they are able to utilize relationships with local government to initiate and organize government sponsored financial forums to promote and introduce our consulting services to the local enterprises.
We also strive to maintain professional relationships with our former and prospective clients. Our former clients have benefited from our services and oftentimes are willing and able to introduce prospective clients to us. After nearly three years operating as a consulting service provider specialized in cross-border going public services, we have developed a database consisting of former and prospective clients, using each as a resource for business connections and social relations.
Our employees have been working in various industries for many years, and accumulated networks of business and social relations including personal connections, corporate associations, and governmental affiliations, which are all valuable resources through which we can potentially obtain new clients.

We are constantly seeking new and effective marketing channels in order to grow into an international consulting company with clients and branches throughout Asia. To complement and facilitate our growth perspectives, in 2018, we launched AT Consulting Center and acquired a financial and news media platform CNNM, both of which, we believe, have the great potential in becoming instrumental in our marketing efforts for continued growth of our consulting business.
In addition to our marketing efforts described above, we also market our consulting services, through:
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Social media, principally WeChat and Weibo;

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Newsletters to our prospective clients; and

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Business relationships with well-known corporations and web platforms with large online traffics that can direct traffic to our website through links on their websites.

Competition
We face competition from a number of consulting companies providing going public consulting services such as Greenpro Capital Corp., Forward Capital, and Dragon Victory, who recently entered going public consulting services in 2018. We believe that our relatively mature operating history of nearly 3 years differentiates our company from other competitors. Our comprehensive one-stop consulting services, through which we are directly involved in each of the three pre-defined stages of our clients’ going public process (see Business — Our Consulting Services), are unlike the services provided by many of our competitors, who often act as mere initial order takers, and then outsource a majority of services to third party providers.
Currently, many of the going public consulting providers in China operate on a relatively small scale, only with a few employees. We believe that we are currently one of the few consulting companies capable of providing comprehensive one-stop going public services to qualified enterprises. However, due to favorable market conditions, which may have been overheated by various Chinese government stimulus programs offered recently to encourage and reward enterprises going public, a number of companies have entered and are entering the going public consulting business. As such, we expect competition will become more intense, and it is possible that we will not be able to maintain the growth rate we have achieved previously.
Employees
As of the date of this registration statement, we had approximately 25 full time employees. None of our employees are subject to collective bargaining agreements governing their employment with us. We believe our employee relations are good.
Seasonality
We currently do not experience seasonality in our operations.
Legal Proceedings
We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.
Tax
Qianhai and Huaya, as PRC entities, are subject to enterprise income tax (“EIT”) according to applicable PRC tax rules and regulations.
PRC enterprises are required to prepay the EIT on a monthly or quarterly basis and to file provisional EIT returns with the tax authorities within 15 days of the end of each quarter based on actual monthly or quarterly profits. Enterprises that have difficulty in paying monthly or quarterly tax based on actual monthly or quarterly profits may make payments based on the monthly or quarterly average taxable income in the preceding calendar year, or by any other methods approved by the relevant tax authorities. Qianhai and Huaya, have filed all quarterly EIT returns based on actual quarterly profits since inception.

ATIFL HK, a Hong Kong entity, has not generated revenues as July 31, 2018, but it will be subject to 16.5% tax rate according to Hong Kong tax rules and regulations, if it starts to generate revenue in the future.
Facilities/Property
Our principal executive office is located at Room 3803, Dachong International Centre, 39 Tonggu Road, Nanshan District, Shenzhen City, Guangdong Province, China. We lease an aggregate of 890 square meters of property from an unrelated third party pursuant to the terms of a lease agreement. The duration of the lease is for one year, from November 1, 2018 through November 26, 2019.
Our operating lease expenses amounted to RMB 1,497,101 (approximately $219,535) and RMB 2,601,424 (approximately $400,148) for the years ended July 31, 2017 and 2018, respectively.
Future minimum lease payments under our lease agreement are as follows as of July 31, 2018:
Year ending July 31,
2019	$409,810
2020	121,579
Total	$531,389

We believe our facilities are sufficient for our business operation.
Intellectual Property
We are in the process of applying for trademark registration for “ATIF” in China, Hong Kong, and the U.S.; and “CNNM” in Hong Kong and the U.S.
We also own three domain names: asiaerachina.com; chinacnnm.com; atifchina.com.

REGULATIONS
This section sets forth a summary of the principal PRC laws and regulations relevant to our business and operations in China.
PRC Laws and Regulations relating to Foreign Investment
Investment in the PRC by foreign investors and foreign-invested enterprises shall comply with the Catalogue for the Guidance of Foreign Investment Industries (the “Catalogue”) (2017 Revision), which was last amended and issued by MOFCOM and NDRC on June 28, 2017 and became effective since July 28, 2017, and the Special Management Measures for Foreign Investment Access (2018 version), or the Negative List, which came into effect on July 28, 2018. The Catalogue and the Negative List contains specific provisions guiding market access for foreign capital and stipulates in detail the industry sectors grouped under the categories of encouraged industries, restricted industries and prohibited industries. Any industry not listed in the Negative List is a permitted industry unless otherwise prohibited or restricted by other PRC laws or regulations. The management consulting industry falls within the permitted category in accordance with the Catalogue and the Negative List.
PRC Laws and Regulations relating to Wholly Foreign-owned Enterprises
The establishment, operation and management of corporate entities in China are governed by the PRC Company Law, which was promulgated by the Standing Committee of the National People’s Congress on December 29, 1993 and became effective on July 1, 1994. It was last amended on December 28, 2013 and the amendments became effective on March 1, 2014. Under the PRC Company Law, companies are generally classified into two categories, namely, limited liability companies and joint stock limited companies. The PRC Company Law also applies to limited liability companies and joint stock limited companies with foreign investors. Where there are otherwise different provisions in any law on foreign investment, such provisions shall prevail.
The Law of the PRC on Wholly Foreign-invested Enterprises was promulgated and became effective on April 12, 1986, and was last amended and became effective on October 1, 2016. The Implementing Regulations of the PRC Law on Foreign-invested Enterprises were promulgated by the State Council on October 28, 1990. They were last amended on February 19, 2014 and the amendments became effective on March 1, 2014. The Provisional Measures on Administration of Filing for Establishment and Change of Foreign Investment Enterprises were promulgated by MOFCOM and became effective on October 8, 2016, and were last amended on July 20, 2017 with immediate effect. The above-mentioned laws form the legal framework for the PRC Government to regulate WFOEs. These laws and regulations govern the establishment, modification, including changes to registered capital, shareholders, corporate form, merger and split, dissolution and termination of WFOEs.
According to the above regulations, a WFOE should get approval by MOFCOM before its establishment and operation. Huaya Consultant is a WFOE since established, and has obtained the approval of the local administration of MOFCOM. Its establishment and operation are in compliance with the above-mentioned laws. Qianhai is a PRC domestic company, and it is not subject to the record-filling or examination applicable to FIE.
PRC Laws and Regulations relating to Management Consulting Industry
Law of the People’s Republic of China on Promotion of Small and Medium-sized Enterprises (the “SME Promotion Law”) was promulgated by the standing committee of the National People’s Congress on June 29, 2002, amended on September 1, 2017, and became effective on January 1, 2018. According to the SME Promotion Law, the government encourage all kinds of services organization to provide services including training and counselling on entrepreneurship, intellectual property protection, management consulting, information consulting, credit service, marketing, development of projects, investment and financing, accounting and taxation, equity transaction, technology support, talent introduction, foreign cooperation, exhibition and legal consulting.

Pursuant to the Opinions of the State Council on Further Promoting The Development of Small And Medium-sized Enterprises (the “Opinions”) which were promulgated by the State Council on September 19, 2009, the government support to foster organizations of management consulting for small and medium-sized enterprises (“SMEs”) and conduct activities of management consulting to guide SMEs to use external sources to improve their level on management.
According to the SME Promotion Law and the Opinions, our business is encouraged by the government and is in compliance with relevant regulations in PRC. There are no further regulations on management consulting industry in the PRC presently. However, we cannot assure that there will not be more regulations on management consulting industry to be issued by PRC government in the future that could affect our business.
Regulations on Intellectual Property Rights
Regulations on trademarks
The trademark law of the People’s Republic of China was adopted at the 24th meeting of the Standing Committee of the Fifth National People’s Congress on August 23, 1982. Three amendments were made on February 22, 1993, October 27, 2001 and August 30, 2013. The last amendment was implemented on May 1, 2014. The regulations on the implementation of the trademark law of the People’s Republic of China were promulgated by the State Council of the People’s Republic of China on August 3, 2002, which took effect on September 15, 2002. It was revised on April 29, 2014 and became effective as of May 1, 2014. According to the trademark law and the implementing regulations, a trademark which has been approved and registered by the trademark office is a registered trademark, including a trademark of goods, services, collective trademark and certification trademark. The trademark registrant shall enjoy the exclusive right to use the trademark and shall be protected by law. The trademark law also specifies the scope of registered trademarks, procedures for registration of trademarks and the rights and obligations of trademark owners. We have completed trademark registration of  “AEIF” in the 36, 38, 35, 42, 45, 41 categories in China and own the exclusive right to use such trademark.
Regulations on domain names
The Ministry of Industry and Information Technology of the PRC, or the MIIT, promulgated the Measures on Administration of Internet Domain Names, or the Domain Name Measures, on August 24, 2017, which took effect on November 1, 2017 and replaced the Administrative Measures on China Internet Domain Name promulgated by the MIIT on November 5, 2004. According to the Domain Name Measures, the MIIT is in charge of the administration of PRC internet domain names. The domain name registration follows a first-to-file principle. Applicants for registration of domain names shall provide true, accurate and complete information of their identities to domain name registration service institutions. The applicant will become the holder of such domain names upon completion of the registration procedure. As of September 15, 2018, we have completed registration of two domain names of  “asiaerachina.com” and “atifchina.com” in the PRC and became the legal holder of such domain names.
PRC Laws and Regulations relating to Merger and Acquisition
The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by a special purpose vehicle seeking CSRC approval of its overseas listings. The application of the M&A Rules remains unclear.
Our PRC counsel has advised us based on their understanding of the current PRC laws, rules and regulations that the CSRC’s approval should not be required for the listing and trading of our ordinary shares on the NASDAQ in the context of this offering, given that: (i) we established our PRC subsidiary,

WFOE, by means of direct investment rather than by merger with or acquisition of PRC domestic companies; and (ii) no explicit provision in the M&A Rules classifies the respective contractual arrangements between WFOE, Guangxi Qianpen and its shareholders as a type of acquisition transaction falling under the M&A Rules.
However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and the CSRC’s opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If the CSRC or any other PRC regulatory agencies subsequently determines that we need to obtain the CSRC’s approval for this offering or if the CSRC or any other PRC government agencies promulgates any interpretation or implements rules before our listing that would require us to obtain CSRC or other governmental approvals for this offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. Sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other PRC regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such approval requirement could have a material adverse effect on the trading price of ordinary shares.
On August 8, 2006, six PRC governmental and regulatory agencies, MOFCOM, the State-owned Assets Supervision and Administration Commission of the State Council, SAT, CSRC, SAIC and SAFE jointly promulgated the Provisions on the Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006 and were amended on June 22, 2009. Under the M&A Rules, a foreign investor is required to obtain necessary approvals when (1) a foreign investor acquires equity in a PRC domestic non-foreign invested enterprise (the “domestic company”) thereby converting it into a foreign-invested enterprise (“FIE”), or subscribes for new equity in a domestic company via an increase of registered capital thereby converting it into a foreign-invested enterprise; or (2) a foreign investor establishes a foreign-invested enterprise which purchases and operates the assets of a domestic enterprise, or which purchases the assets of a domestic enterprise and injects those assets to establish a foreign-invested enterprise. According to Article 11 of the M&A Rules, where a domestic individual intends to have a domestic company taken over by an offshore company which he lawfully controls, the takeover shall be subject to the examination and approval of MOFCOM. Where a foreign investor purchases the equity interest of a domestic foreign-invested enterprise or subscribe for the increased capital of a domestic foreign-invested enterprise, it shall be subject to the current laws, administrative regulations on foreign-invested enterprises and the relevant provisions on alteration in investors’ equity interest of foreign-invested enterprises.
As Huaya Consultant was established as a foreign-invested enterprise, the M&A Rules do not apply to Huaya Consultant.
PRC Laws and Regulations relating to Foreign Exchange
General administration of foreign exchange
The principal regulation governing foreign currency exchange in the PRC is the Administrative Regulations of the PRC on Foreign Exchange (the “Foreign Exchange Regulations”), which were promulgated on January 29, 1996, became effective on April 1, 1996 and were last amended on August 5, 2008. Under these rules, Renminbi is generally freely convertible for payments of current account items, such as trade- and service-related foreign exchange transactions and dividend payments, but not freely convertible for capital account items, such as capital transfer, direct investment, investment in securities, derivative products or loans unless prior approval by competent authorities for the administration of foreign exchange is obtained. Under the Foreign Exchange Regulations, foreign-invested enterprises in the PRC may purchase foreign exchange without the approval of SAFE to pay dividends by providing certain evidentiary documents, including board resolutions, tax certificates, or for trade- and services-related foreign exchange transactions, by providing commercial documents evidencing such transactions.
Circular No. 75, Circular No. 37 and Circular No. 13
Circular 37 was released by SAFE on July 4, 2014 and abolished Circular 75 which had been in effect since November 1, 2005. Pursuant to Circular 37, a PRC resident should apply to SAFE for foreign exchange registration of overseas investments before it makes any capital contribution to a special purpose vehicle, or SPV, using his or her legitimate domestic or offshore assets or interests. SPVs are offshore enterprises directly established or indirectly controlled by domestic residents for the purpose of investment and financing by utilizing domestic or offshore assets or interests they legally hold. Following any significant change in a registered offshore SPV, such as capital increase, reduction, equity transfer or swap, consolidation or division involving domestic resident individuals, the domestic individuals shall amend the registration with SAFE. Where an SPV intends to repatriate funds raised after completion of offshore financing to the PRC, it shall comply with relevant PRC regulations on foreign investment and foreign debt management. A foreign-invested enterprise established through return investment shall complete relevant foreign exchange registration formalities in accordance with the prevailing foreign exchange administration regulations on foreign direct investment and truthfully disclose information on the actual controller of its shareholders.
If any shareholder who is a PRC resident (as determined by the Circular No. 37) holds any interest in an offshore SPV and fails to fulfil the required foreign exchange registration with the local SAFE branches, the PRC subsidiaries of that offshore SPV may be prohibited from distributing their profits and dividends to their offshore parent company or from carrying out other subsequent cross-border foreign exchange activities. The offshore SPV may also be restricted in its ability to contribute additional capital to its PRC subsidiaries. Where a domestic resident fails to complete relevant foreign exchange registration as required, fails to truthfully disclose information on the actual controller of the enterprise involved in the return investment or otherwise makes false statements, the foreign exchange control authority may order them to take remedial actions, issue a warning, and impose a fine of less than RMB300,000 on an institution or less than RMB50,000 on an individual.
Circular 13 was issued by SAFE on February 13, 2015, and became effective on June 1, 2015. Pursuant to Circular 13, a domestic resident who makes a capital contribution to an SPV using his or her legitimate domestic or offshore assets or interests is no longer required to apply to SAFE for foreign exchange registration of his or her overseas investments. Instead, he or she shall register with a bank in the place where the assets or interests of the domestic enterprise in which he or she has interests are located if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate domestic assets or interests; or he or she shall register with a local bank at his or her permanent residence if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate offshore assets or interests.
As of the date of this registration statement, our Beneficial Shareholders have not completed registrations in accordance with Circular 37, they are currently working on their registrations in the local Administration of Exchange Control. The failure of our Beneficial Shareholders to comply with the registration procedures may subject each of our Beneficial Shareholders to fines of less than RMB50,000 (approximately US$7199). If the registration formalities cannot be processed retrospectively, then the repatriation of the financing funds, profits or any other interests of our shareholders obtained through special purpose vehicles, for use in China, would be prohibited. As a result, any cross-border capital flows between our PRC subsidiary and its offshore parent company, including dividend distributions and capital contributions, would be illegal.

Circular 19 and Circular 16
Circular 19 was promulgated by SAFE on March 30, 2015, and became effective on June 1, 2015. According to Circular 19, foreign exchange capital of foreign-invested enterprises shall be granted the benefits of Discretional Foreign Exchange Settlement (“Discretional Foreign Exchange Settlement”). With Discretional Foreign Exchange Settlement, foreign exchange capital in the capital account of a foreign-invested enterprise for which the rights and interests of monetary contribution has been confirmed by the local foreign exchange bureau, or for which book-entry registration of monetary contribution has been completed by the bank, can be settled at the bank based on the actual operational needs of the foreign-invested enterprise. The allowed Discretional Foreign Exchange Settlement percentage of the foreign exchange capital of a foreign-invested enterprise has been temporarily set to be 100%. The Renminbi converted from the foreign exchange capital will be kept in a designated account and if a foreign-invested enterprise needs to make any further payment from such account, it will still need to provide supporting documents and to complete the review process with its bank.
Furthermore, Circular 19 stipulates that foreign-invested enterprises shall make bona fide use of their capital for their own needs within their business scopes. The capital of a foreign-invested enterprise and the Renminbi if obtained from foreign exchange settlement shall not be used for the following purposes:
•
directly or indirectly used for expenses beyond its business scope or prohibited by relevant laws or regulations;

•
directly or indirectly used for investment in securities unless otherwise provided by relevant laws or regulations;

•
directly or indirectly used for entrusted loan in Renminbi (unless within its permitted scope of business), repayment of inter-company loans (including advances by a third party) or repayment of bank loans in Renminbi that have been sub-lent to a third party; and

•
directly or indirectly used for expenses related to the purchase of real estate that is not for self-use (except for foreign-invested real estate enterprises).

Circular 16 was issued by SAFE on June 9, 2016. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange capital items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis applicable to all enterprises registered in the PRC. Circular 16 reiterates the principle that an enterprise’s Renminbi converted from foreign currency-denominated capital may not be directly or indirectly used for purposes beyond its business scope or purposes prohibited by PRC laws or regulations, and such converted Renminbi shall not be provided as loans to non-affiliated entities.
Circulars 16 and 19 address foreign direct investments into the PRC, and stipulate the procedures applicable to foreign exchange settlement. As we do not plan to transfer proceeds raised in this offering to our WFOE or VIE in the PRC, the proceeds raised in this offering would not be subject to Circular 19 or Circular 16. However, if and when circumstances require funds to be transferred to our WFOE or VIE in the PRC from our offshore entities, then any such transfer would be subject to Circulars 16 and 19.
PRC Laws and Regulations relating to Taxation
Enterprise Income Tax
The Enterprise Income Tax Law of the People’s Republic of China (the “EIT Law”) was promulgated by the Standing Committee of the National People’s Congress on March 16, 2007 and became effective on January 1, 2008, and was later amended on February 24, 2017. The Implementation Rules of the EIT Law (the “Implementation Rules”) were promulgated by the State Council on December 6, 2007 and became effective on January 1, 2008. According to the EIT Law and the Implementation Rules, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises shall pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC shall pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises whose incomes having no substantial connection with their institutions in the PRC, shall pay enterprise income tax on their incomes obtained in the PRC at a reduced rate of 10%.
The Arrangement between the PRC and Hong Kong Special Administrative Region for the Avoidance of Double Taxation the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Arrangement”) was promulgated by the State Administration of Taxation (“SAT”) on August 21, 2006 and came into effect on December 8, 2006. According to the Arrangement, a company incorporated in Hong Kong will be subject to withholding tax at the lower rate of 5% on dividends it receives from a company incorporated in the PRC if it holds a 25% interest or more in the PRC company. The Notice on the Understanding and Identification of the Beneficial Owners in the Tax Treaty (the “Notice”) was promulgated by SAT and became effective on October 27, 2009. According to the Notice, a beneficial ownership analysis will be used based on a substance-over-form principle to determine whether or not to grant tax treaty benefits.
Huaya and Qianhai are resident enterprises and pay EIT tax at the rate of 25% in PRC. It is more likely than not that the Company and its offshore subsidiary would be treated as a non-resident enterprise for PRC tax purposes. Please see Section of  “Taxation - People’s Republic of China Enterprise Taxation”.
Value-added Tax
The Provisional Regulations on Value-Added Tax of the PRC (the “VAT Regulations”) were promulgated by the State Council on December 13, 1993 and took effect on January 1, 1994, which were last amended on November 19, 2017. The Rules for the Implementation of the Provisional Regulations on Value Added Tax of the PRC (the “Rules”) were promulgated by the Ministry of Finance (“MOF”) on December 25, 1993 and were last amended on October 28, 2011. Pursuant to the VAT Regulations and the Rules, entities or individuals in the PRC engaged in the sale of goods, the provision of processing, repairs and replacement services and the importation of goods are required to pay VAT, on the value added during the course of the sale of goods or provision of services. Unless otherwise specified, the applicable VAT rate for the sale or importation of goods and provision of processing, repair and replacing services is 17%.
The SAT and the MOF jointly promulgated the Circular on Comprehensively Promoting the Pilot Program of the Collection of Valued-added Tax in lieu of Business Tax on March 23, 2016, which became effective on 1 May 2016. Pursuant to this new circular, entities and individuals shall pay VAT at a rate of 6% for any taxable activities unless otherwise stipulated.
According to the above-regulations, our PRC subsidiaries and consolidated affiliated entities are generally subject to a 6% VAT rate.
Dividend Withholding Tax
The Enterprise Income Tax Law provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors which do not have an establishment or place of business in the PRC, or which have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.
Pursuant to an Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Incomes (“Double Tax Avoidance Arrangement”) and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties (the “SAT Circular 81”) issued on February 20, 2009 by SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018 by the SAT and took effect on April 1, 2018, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of his or her income in twelve months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. This circular further provides that applicants who intend to prove his or her status of the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Announcement on Issuing the Measures for the Administration of Non-Resident Taxpayers’ Enjoyment of the Treatment under Tax Agreements.
We have not commenced the application process for a Hong Kong tax resident certificate from the relevant Hong Kong tax authority, and there is no assurance that we will be granted such a Hong Kong tax resident certificate. We also have not filed required forms or materials with the relevant PRC tax authorities to prove that we should enjoy the 5% PRC withholding tax rate.
PRC Laws and Regulations relating to Employment and Social Welfare
Labor Law of the PRC
Pursuant to the Labor Law of the PRC, which was promulgated by the Standing Committee of the NPC on July 5, 1994 with an effective date of January 1, 1995 and was last amended on August 27, 2009 and the Labor Contract Law of the PRC, which was promulgated on June 29, 2007, became effective on January 1, 2008 and was last amended on December 28, 2012, with the amendments coming into effect on July 1, 2013, enterprises and institutions shall ensure the safety and hygiene of a workplace, strictly comply with applicable rules and standards on workplace safety and hygiene in China, and educate employees on such rules and standards. Furthermore, employers and employees shall enter into written employment contracts to establish their employment relationships. Employers are required to inform their employees about their job responsibilities, working conditions, occupational hazards, remuneration and other matters with which the employees may be concerned. Employers shall pay remuneration to employees on time and in full accordance with the commitments set forth in their employment contracts and with the relevant PRC laws and regulations. Qianhai has entered into written employment contracts with all the employees and performed its obligations required under the relevant PRC laws and regulations.
Social Insurance and Housing Fund
Pursuant to the Social Insurance Law of the PRC, which was promulgated by the Standing Committee of the NPC on October 28, 2010 and became effective on July 1, 2011, employers in the PRC shall provide their employees with welfare schemes covering basic pension insurance, basic medical insurance, unemployment insurance, maternity insurance, and occupational injury insurance. Qianhai did not deposit social insurance fees for employees in full for the period from its establishment to September 2018. However, Qianhai has deposited the social insurance fees in full for all the employees in compliance with the relevant regulations since October 2018. Shenzhen social insurance fund administration has issued a statement showing that there is no significant violations of relevant laws and regulations by Qianhai since its establishment.
In accordance with the Regulations on Management of Housing Provident Fund, which were promulgated by the State Council on April 3, 1999 and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employer and employee are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.
Qianhai has registered at the designated administrative centers and opened bank accounts for depositing employees’ housing funds, however, Qianhai has not deposited employees’ housing funds in full according the Regulations of HPF. There is a risk of administrative penalty imposed by the designated administrative center.

Ronghua Liu and Qiang Chen, shareholders of Qianhai, have signed the consent to undertake and guarantee to fully reimburse and compensate the Company for any possible losses due to its non-compliance of the rules and regulations governing Employees’ social insurance and housing funds, in case the Company is required by relevant government authorities to make up for any outstanding payments and penalties for Employees’ social insurance and housing funds in the future.

HONG KONG REGULATORY OVERVIEW
We own and operate CNNM, www.chinacnnm.com, a news and media platform, in Hong Kong. The following is a summary of certain aspects of major Hong Kong laws and regulations that are or may be applicable to the Company.
REGULATIONS ON DIGITAL MEDIA PUBLICATION, DOMAIN NAME REGISTRATION, AND ADVERTISING SERVICES
There are no specific legislations governing domain name registration or digital media publication in Hong Kong. There are certain ordinances which contain provisions that may be applicable to digital media publication business and advertising services in Hong Kong: the Control of Obscene and Indecent Articles Ordinance (Chapter 390 of the Laws of Hong Kong), the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), the Copyright Ordinance (Chapter 528 of the Laws of Hong Kong), the Defamation Ordinance (Chapter 21 of the Laws of Hong Kong), the Undesirable Medical Advertisements Ordinance (Chapter 231 of the Laws of Hong Kong), the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong). Contravention of the relevant laws and regulations may expose the Company to criminal and civil liabilities including penalties, fines, damages and other sanctions. These ordinances are discussed in further details below.
Control of Obscene and Indecent Articles Ordinance (Chapter 390 of the Laws of Hong Kong) (the “COIAO”)
There are no specific regulations targeting advertising practice or digital media publication in Hong Kong. However, COIAO is applicable to digital materials and contents posted on the Company’s website, www.chinacnnm.com.
Section 21 of the COIAO stipulates that any person who publishes, or possesses for the purpose of publication, any obscene article commits an offence and is liable to a fine of HK$1,000,000 (approximately US$127,646) and may be subject imprisonment for up to three years.
Section 22 of the COIAO stipulates that any person who publishes any indecent material accessible to a juvenile commits an offence, whether intentionally or unintentionally. Such offences impose a fine of HK$400,000 (approximately US$51,064) and imprisonment of 12 months on first conviction. A second or subsequent conviction will give rise to a fine of HK$800,000 (approximately US$102,128) and imprisonment of up to 12 months.
Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”)
The Company, as a data user, needs to comply with the PDPO to ensure that personal data it collected are accurate, securely kept and used only for the purpose for which they are collected.
The PDPO protects the privacy interests of living individuals in relation to personal data and regulates the conducts of a data user, i.e., any person who, either alone or jointly or in common with other persons, controls the collection, holding, processing or use of personal data. Pursuant to section 2 of the PDPO, personal data means any data (i) relating directly or indirectly to a living individual; (ii) from which it is practicable for the identity of the individual to be directly or indirectly ascertained; and (iii) in a form in which access to or processing of the data is practicable. In general, the personal data shall be lawfully and fairly collected and steps should be taken to ensure that the data collection subject is explicitly and implicitly informed on or before the data collection.
There are six principles under the PDPO which regulate the purpose and manner of collection of data, the accuracy and duration of retention of collected data, the use of personal data, the security of personal data, and the access to personal data. As the Company may collect personal data of users of its website, www.chinacnnm.com, the Company is subject to the following principles, which are:
Principle 1 — Data Collection Principle
Personal data must be collected in a lawful and fair way, for the purpose directly related to a function/activity of the data user. Data collection subjects must be notified of the purpose of the collection and the classes of persons to whom the data may be transferred. Data collection should be necessary, and not excessive for the purpose of collection.

Principle 2 — Accuracy & Retention Principle
Personal data must be accurate and should not be kept for a period longer than is necessary to fulfil the purpose for which it is used.
Principle 3 — Data Use Principle
Personal data must be used for the purpose for which the data is collected or for a directly related purpose, unless voluntary and explicit consent of a new purpose is obtained from the data collection subject.
Principle 4 — Data Security Principle
A data user needs to take practical steps to safeguard personal data from unauthorized or accidental access, processing, erasure, loss or use.
Principle 5 — Openness Principle
A data user must make personal data policies and practices known to the public regarding the types of personal data it holds and how the data is used.
Principle 6 — Data Access & Correction Principle
A data collection subject must be given access to his/her personal data and allowed to make corrections if it is inaccurate.
Pursuant to the PDPO, if any of the above principles are not complied with, the Privacy Commissioner for Personal Data (the “PDPD”) may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. Further, section 50A of the PDPO provides that contravention of an enforcement notice is an offence which could result in a maximum fine of HK$50,000 (approximately US$6,383) and imprisonment for two years. The PDPO also criminalizes misuse or inappropriate use of personal data in direct marketing activities under Part VI of the PDPO.
As the Company may collect and possess private and confidential data of the users of www.chinacnnm.com, the Company is subject to the principles set out in the PDPO regarding the collection, use, retention, accuracy and security of and access to personal data.
Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) (the “Copyright Ordinance”)
The Copyright Ordinance provides comprehensive protection for recognized categories of work such as literary, dramatic, musical and artistic works, as well as for films, television broadcasts and cable diffusion, and works made available to the public on the internet.
In the course of providing advertising services and digital media publication, certain copyrights may subsist in the works the Company creates in relation to its publications, digital media content and advertising materials, including artistic works (such as artworks and photos), films (such as videos) or literary works (such as text) that qualify for copyright protection without registration. It is not necessary to register a copyright nor are there other formalities required to obtain copyright protection for a work in Hong Kong. There is no official registry in Hong Kong for registration of copyright works.
The Copyright Ordinance restricts certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorization from the copyright owner which, if done, constitutes “primary infringement” of copyright which does not require knowledge of infringement.
The Copyright Ordinance permits certain acts that can be done in relation to copyright works without authorization from the copyright owner, one of which being fair dealing with a copyright work for the purpose of criticism, review or reporting current events if accompanied by a sufficient acknowledgement of such copyright work and its author.

Under the Copyright Ordinance, a person may incur civil liability for “secondary infringement” if that person, amongst others, possesses, sells, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of the work for the purposes of or in the course of any trade or business without the consent of the copyright owner. However, the person will only be liable if, at the time he committed the act, he knew or had reason to believe that he was dealing with infringing copies of the work.
Defamation Ordinance (Chapter 21 of the Laws of Hong Kong) (the “DO”)
As the Company’s website, www.chinacnnm.com, may contain information and or/news from other sources and such information and/or news may not be independently verified by the Company, such information may lead to defamatory matters.
Under the DO, any person who maliciously publishes defamatory matter regarding another person or an organization in writing or by word of mouth or by conduct may be liable for defamation. In general, there are two main kinds of defamation, which are libel and slander. Libel is the malicious publication of defamatory matter in writing or in some other permanent form. Slander is the publication of defamatory matter by word of mouth or in some other transient (temporary) form.
Section 5 of the DO provides that any person who maliciously publishes any defamatory libel, knowing the same to be false, shall be liable to imprisonment for two years, and, in addition, to pay such fine as the court may award.
There are several defenses available, including but not limited to (a) unintentional defamation; (b) an offer of amends; (c) defense of justification, which means the words were true in substance and in fact; (d) fair comment; and (e) publication which was privileged as prescribed in the schedule of the DO.
Undesirable Medical Advertisements Ordinance (Chapter 231 of the Laws of Hong Kong) (“UMAO”)
As the Company’s website, www.chinacnnm.com, may contain information and/or advertisements relating to medical aspects, the Company may be subject to the provisions under the UMAO. The UMAO aims to protect public health through prohibiting or restricting advertisements which may induce the seeking of improper management of certain health conditions.
As defined in the UMAO, “advertisement” includes any notice, poster, circular, label, wrapper or document, and any announcement made orally or by means of producing or transmitting light or sound. These include advertisements published in newspapers and magazines, leaflets, on radio, television, and internet, as well as on the label of a container or package containing any medicine, surgical appliance, treatment, or orally consumed product.
Pursuant to the UMAO, no person shall publish, or cause to be published any advertisements likely to lead to the use of any medicine, surgical appliance or treatment for: (a) the purpose of treating human beings for, or preventing them from contracting any of the diseases or conditions specified in the UMAO which include, among others, any disease of the skin, hair or scalp except for a purpose specified in the UMAO which, among others, include prevention of pimples and relief or prevention of minor skin conditions including dry and chapped skin; or (b) treating human beings for any purpose specified in the UMAO which include, among others, the restoration of lost youth and the correction of deformity or the surgical alteration of a person’s appearance.
Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) (“BRO”)
The BRO requires every person, whether a company or an individual, who carries on a business in Hong Kong to apply for business registration certificate from the Inland Revenue Department within one month from the date of commencement of the business, and to display the valid business registration certificate at the place of business. Any person who fails to apply for business registration or display a valid business registration certificate at the place of business shall be guilty of an offence, and shall be liable to a fine of HK$5,000 (approximately US$638) and to imprisonment for one year.

MANAGEMENT
Set forth below is information concerning our directors, executive officers and other key employees.
The following individuals are members of the Board and executive management of the Registrant.
Name	Age	Position(s)
Qiuli Wang	45	President, CEO, and Chairman of the Board
Fang Cheng	55	Chief Financial Officer
Qiang Chen	48	Director
Kwong Sang Liu(1)(2)(3)*	56	Independent Director Nominee, Chairman of Audit Committee
Yongyuan Chen(1)(2)(3)*	55	Independent Director Nominee, Chairman of Nominating and Corporate Governance Committee
Longdley Zephirin(1)(2)(3)*	47	Independent Director Nominee, Chairman of Compensation Committee

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

*
This individual consents to be in such position upon closing of this offering.

Ms. Qiuli Wang has been our president and chairman of the Board since July 2018, and our CEO since November 2018. Ms. Wang served as the CEO of Shenzhen Haorong Guarantee Ltd. from January 2010 to June 2018. From May 2007 to December 2009, Ms. Wang served as VP at Shenzhen Morgan Network Technology Ltd. She graduated from the Shaanxi University of Technology. As a successful entrepreneur, she jointly founded B2B.cn, an E-commerce group and within 6 years grew it into one of the top ten network marketing companies in China at that time, with 12 branches and nearly 2,000 employees. We believe that Ms. Wang, with years of experience in team building and branding, internet platform operations, and enterprise management, is qualified to be our president and chairman of the Board.
Ms. Fang Cheng has been our Chief Financial Officer (“CFO”) since September 2018. Ms. Cheng has also served as the CFO of Qianhai Asia Times (Shenzhen) International Financial Services Co., Ltd. since November 2015. From July 1984 to October 2015, Ms. Cheng served as the Chief Accountant of China Railway Zhuzhou Bridge Co., Ltd. She graduated from Correspondence College of Central Party School and has a strong understanding of international accounting and tax policies. We believe Ms. Cheng is qualified to serve as our CFO with her extensive experience in the related fields.
Mr. Qiang Chen was appointed as our executive director on October 12, 2018. Mr. Chen has also served as the CEO of Qianhai Asia Times (Shenzhen) International Financial Services Co., Ltd. since November 2015. From January 2010 to October 2015, Mr. Chen served as the VP of Suzhou Ungeo Limited Inc. From June 2005 to December 2009, Mr. Chen served as the CEO of Shenzhen Shangyuan Electronic Commerce Co., Ltd. Mr. Chen graduated from Suzhou University, majoring in business administration. Mr. Chen specializes in international capital markets operations, China-US and Hong Kong capital market policies and regulations, and has rich professional knowledge and practical experience in going public consulting, asset restructuring, equity and securities financing. He has advised several Chinese companies in their going public processes. We believe Mr. Chen is qualified to be our director with his professional achievement and demonstrated ability as a successful executive at his prior positions.
Mr. Kwong Sang Liu will be appointed as our director upon closing of this offering. Since May 1997, Mr. Liu has managed K.S. Liu & Company, CPA Limited, a company he founded. Mr. Liu is a practicing accountant in Hong Kong for over 20 years specializing in audit, taxation and corporate financial advisory. He is currently a non-executive director in a number of Hong Kong Stock Exchange listed companies. Mr. Liu graduated with honors from the Hong Kong Polytechnic University with a bachelor’s degree in Accountancy and holds a Master of Business Administration degree from the University of Lincoln, England. He is a certified tax advisor and fellow member of the Institute of Chartered Accountants in

England and Wales, the Association of Chartered Certified Accountants, the Institute of Financial Accountants of the United Kingdom, the Institute of Certified Public Accountants of Australia, the Institute of Certified Public Accountants of Hong Kong, the Taxation Institute of Hong Kong, and the Society of Registered Financial Planners.
Mr. Yongyuan Chen will be appointed as our director upon closing of this offering. Mr. Chen is a practicing lawyer in China and Australia for over 20 years. He is currently the director of China Commercial Law Co. Australia Pty Limited specializing in foreign investment, merger and acquisition and intellectual property laws. He holds a bachelor degree in international law from Jilin University of China, a Master’s degree in international economic law from Renmin University of China, and a Doctor’s degree in law from the University of Sydney. Mr. Chen is a member of the Pacific Rim Bar Association and All-China Law Society, a legal assistant to the Standing Committee of the Shenzhen Municipal People’s Congress, and a member of the WTO Committee of the Shenzhen Bar Association. He formerly served as legal counsel of the Ministry of Foreign Economic Relations and Trade, China National Technology Import and Export Corporation, and chief of the Policy and Regulation Division of Shenzhen Science and Technology Bureau. From April 2011, Mr. Chen has worked as senior partner at Guangdong Huashang Law Firm, Sydney Branch. From October 2007 to April 2008, Mr. Chen worked as senior partner at the Beijing office of the UK Law Firm Lowells.
Mr. Longdley Zephirin will be appointed as our director upon closing of this offering. Mr. Zephirin was selected as the No. 1 Stock Picker by the Thomson Reuters Analyst Survey in 2010, and as a Master Stock Picker by the Wall Street Journal in 2008. Mr. Zephirin has served as the CEO and Director of Research at The Zephirin Group, Inc. since January 2014. From March 2015 to December 2016, he worked as a consultant at Barclays Wealth; from October 2006 to December 2012, he worked as an analyst consultant at Deutsche Asset Management. He attended Pace University Lubin School of Business where he studied Finance and International Law. Mr. Zephirin was a member of the board and benefit committee of Complexions Contemporary Ballet and Wiyo Ltd.
Pursuant to our articles of association, the minimum number of directors is one. Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if any is held. At any annual general meeting held, our directors will be elected by a majority vote of shareholders eligible to vote at that meeting. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.
For additional information see “Description of Share Capital — Directors”.
Family Relationships
None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.
Involvement in Certain Legal Proceedings
To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.
Board of Directors
Our board of directors will consist of 5 directors upon closing of this offering.
Duties of Directors
Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act. See “Description of Share Capital — Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. We have the right to seek damages if a duty owed by our directors is breached.
The functions and powers of our board of directors include, among others:
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appointing officers and determining the term of office of the officers;

•
authorizing the payment of donations to religious, charitable, public or other bodies, clubs, funds or associations as deemed advisable;

•
exercising the borrowing powers of the company and mortgaging the property of the company;

•
executing checks, promissory notes and other negotiable instruments on behalf of the company; and

•
maintaining or registering a register of relevant charges of the company

Terms of Directors and Executive Officers
Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for reelection. All of our executive officers are appointed by and serve at the discretion of our board of directors.
Qualification
There is currently no shareholding qualification for directors.
Insider Participation Concerning Executive Compensation
Our board of directors, which was comprised of either one or two directors, was making all determinations regarding executive officer compensation. When the three independent directors are appointed, they will be making all determinations regarding executive officer compensation.
The following table lists the Company’s directors since its inception;
Date	Director
From January 16, 2015 To July 5, 2016	Mr. Youxi Yang
From July 5, 2016 to April 8, 2017	Mr. Zhong Wang
From April 8, 2017 to August 10, 2017	Mr. Ronghua Liu
From August 10, 2017 to July 26, 2018	Mr. Qiang Chen
From July 26, 2017 to present	Ms. Qiuli Wang
From October 12, 2018 to present	Mr. Qiang Chen
Committees of the Board of Directors
We will establish three committees under the board of directors immediately upon closing of this offering: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.
Audit Committee.   Our audit committee will consist of Kwong Sang Liu, Yongyuan Chen and Longdley Zephirin. Kwong Sang Liu will be the chairman of our audit committee. We have determined that Kwong Sang Liu, Yongyuan Chen and Longdley Zephirin will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Kwong Sang Liu qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:
•
appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•
reviewing with the independent auditors any audit problems or difficulties and management’s response;

•
discussing the annual audited financial statements with management and the independent auditors;

•
reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•
reviewing and approving all proposed related party transactions;

•
meeting separately and periodically with management and the independent auditors; and

•
monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.   Our compensation committee will consist of Kwong Sang Liu, Yongyuan Chen and Longdley Zephirin upon the effectiveness of their appointments. Longdley Zephirin will be the chairman of our compensation committee. We have determined that Kwong Sang Liu, Yongyuan Chen and Longdley Zephirin will satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:
•
reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

•
approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•
reviewing and recommending to the board with respect to the compensation of our directors;

•
reviewing periodically and approving any long-term incentive compensation or equity plans;

•
selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•
programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee.   Our nominating and corporate governance committee currently consists of will consist of Kwong Sang Liu, Yongyuan Chen and Longdley Zephirin upon the effectiveness of their appointments. Yongyuan Chen will be the chairman of our nominating and corporate governance committee. Kwong Sang Liu, Yongyuan Chen and Longdley Zephirin satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:
•
identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•
reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•
identifying and recommending to our board the directors to serve as members of committees;

•
advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•
monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Corporate Governance
Our board of directors has adopted a code of business conduct and ethics, which is applicable to all of our directors, officers and employees. We intend to make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth certain information with respect to compensation for the fiscal years ended July 31, 2018 and 2017 paid to our Named Executive Officers.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total ($)
Qiuli Wang* President of the Company	2018	3,492	0	0	0	0	0	0	3,492
	2017	5,238	0	0	0	0	0	0	5,238
Qiang Chen** CEO of the Company and Qianhai	2018	26,190	0	0	0	0	0	0	26,190
	2017	23,862	0	0	0	0	0	0	23,862
Fang Cheng CFO of the Company and Qianhai	2018	15,278	0	0	0	0	0	0	15,278
	2017	19,628	0	0	0	0	0	0	19,628

*
Qiuli Wang was appointed as our CEO on November 26, 2018

**
Qiang Chen ceased to be our CEO on November 26, 2018

Agreements with Named Executive Officers
On September 29, 2018, we entered into employment agreements with our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.3 to this Registration Statement, we will agree to employ each of our executive officers for a specified time period, which will be renewed upon both parties’ agreement thirty days before the end of the current employment term, and payment of cash compensation and benefits shall become payable when the Company becomes a public reporting company in the US. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.
Our employment agreement with Qiuli Wang, our President, is for a term of 3 years beginning on October 1, 2018 and provides for an annual salary of  $87,108, the payment of which commences when the Company becomes a public reporting company in the US. On November 26, 2018, the Company amended the employment agreement with Qiuli Wang to provide that Qiuli Wang would also be acting as our CEO.
Our employment agreement with Fang Cheng, our CFO, is for a term of 3 years beginning on October 1, 2018, and provides for an annual salary of  $87,108, the payment of which commences when the Company becomes a public reporting company in the US.
Compensation of Directors
For the fiscal years ended July 31, 2018 and 2017, we did not compensate our directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.

PRINCIPAL SHAREHOLDERS
The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this registration statement, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:
•
each of our directors and executive officers who beneficially own our Ordinary Shares;

•
all of our directors and executive officers as a group; and

•
each person known to us to own beneficially more than 5.0% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 50,000,000 Ordinary Shares issued and outstanding as of the date of this registration statement.
The number and percentage of Ordinary Shares beneficially owned after the offering are based on (i) 52,000,000 Ordinary Shares outstanding following the sale of 2,000,000 Ordinary Shares if the minimum offering amount is raised, and (ii) 55,000,000 Ordinary Shares outstanding following the sale of 5,000,000 Ordinary shares if the maximum offering amount is raised. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of this registration statement, we have 6 shareholders of record, none of which are located in the United States. We will be required to have at least 300 shareholders at closing in order to satisfy the Nasdaq listing standards.
	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering (Minimum offering amount)		Ordinary Shares Beneficially Owned After this Offering (Maximum offering amount)
	Number	%	Number	%	Number	%
Directors and Executive Officers:
Qiuli Wang(1)	39,500,000	79%	39,500,000	76%	39,500,000	71.8%
Fang Cheng(2)	0	0%	0	0%	0	0
Qiang Chen(3)	0	0%	0	0%	0	0
Kwong Sang Liu(4)	0	0%	0	0%	0	0
Yongyuan Chen(4)	0	0%	0	0%	0	0
Longdley Zephirin(4)	0	0%	0	0%	0	0
Directors and Executive Officers as a group (6 persons)	39,500,000	79%	39,500,000	76%	39,500,000	71.8%
Haiyun Liu(5)	4,000,000	8%	4,000,000	7.7%	4,000,000	7.3%

(1)
Qiuli Wang, our president, CEO and chairman of the Board, beneficially owns 26,500,000 Ordinary Shares through her 100% ownership of Tianzhen Investments Limited, which owns 53% of the Company’s Ordinary Shares, and 13,000,000 shares through a proxy agreement entered with Eno Group Limited, which owns 26% of the Company’s Ordinary Shares.

(2)
Fang Cheng, our CFO

(3)
Qiang Chen, our director

(4)
Our independent directors

(5)
Haiyun Liu beneficially owns 4,000,000 Ordinary Shares through her 100% equity ownership in Great State Investments Limited

History of Shares
The Company was incorporated in the BVI on January 5, 2015. On January 16, 2015, we issued one ordinary share to a founder shareholder in connection with a business plan which was subsequently abolished.
The Company was initially authorized to issue up to a maximum of 50,000,000 shares of US$1.00 par value each in a single class. The number of shares the Company is authorized to issue was increased on various dates as follows:
Date	Number of shares the company is authorized to issue
May 5, 2017	50,000,000 shares of a single class with a par value of US$0.0004 per share
October 13, 2017	100,000,000 shares of a single class with a par value of US$0.0004 per share
August 21, 2018	100,000,000,000 shares of a single class with a par value of US$0.001 per share
[DATE]	100,000,000,000 shares divided into the following classes: — Ordinary Shares of US$0.001 par value each; and — Class A preferred shares of US$0.001 par value each;
In connection with the Company’s anticipated public offering, the Company undertook a reorganization, cancelled its previously outstanding shares and issued 50,000,000 shares as listed in the following table:
Date	Number of shares issued	Amount Paid Per Share	Name of Shareholder
August 23, 2018	1,000	USD0.001	Qiuli Wang
September 27, 2018	2,000	USD0.001	Ronghua Liu
September 27, 2018	25,500	USD0.001	Tianzhen Investments Limited
September 27, 2018	13,000	USD0.001	Eno Group Limited
September 27, 2018	4,000	USD0.001	Great State Investments Limited
September 27, 2018	2,100	USD0.001	Xueqing Liu
September 27, 2018	2,400	USD0.001	Renyan Ou
November 2, 2018	1,998,000	USD0.001	Ronghua Liu
November 2, 2018	26,473,500	USD0.001	Tianzhen Investments Limited
November 2, 2018	12,987,000	USD0.001	Eno Group Limited
November 2, 2018	3,996,000	USD0.001	Great State Investments Limited
November 2, 2018	2,097,900	USD0.001	Xueqing Liu
November 2, 2018	2,397,600	USD0.001	Renyan Ou
	50,000,000

All shares issued in the past 3 years:
•
attached the rights to one vote per share and an equal share to distributions of dividends and surplus assets.

•
were issued for a cash consideration at par value; and

•
were not issued with discounts, special terms or installment plans.

As of the date of this registration statement, we are authorized to issue up to a maximum of 100,000,000,000 shares divided into ordinary shares of  $0.001 par value each and preferred shares of  $0.001 par value each. Holders of Ordinary Shares are entitled to one vote per share. We will issue Ordinary Shares in this offering.
As of the date of this registration statement, none of our issued Ordinary Shares are held by record holders in the United States.
We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

RELATED PARTY TRANSACTIONS
Upon completion of this offering, Ms. Qiuli Wang will beneficially hold 75.96% of the combined total of our outstanding Ordinary Shares if the minimum offering is raised, and 71.82% if the maximum offering is raised. Following the completion of this offering, Ms. Qiuli Wang will continue to have the power to act alone in approving any action requiring a vote of the majority of our Ordinary Shares and to elect all of our directors.
Contractual Arrangements with WFOE, Qianhai and Its Shareholders
We conduct our financial services business through Qianhai, a VIE entity that we control through a series of contractual arrangements between our PRC subsidiary WFOE, Qianhai and its shareholders including but not limited to our principal shareholder, Qiuli Wang. Such contractual arrangements provide us (i) the power to control Qianhai, (ii) the exposure or rights to variable returns from our involvement with Qianhai, and (iii) the ability to affect those returns through use of our power over Qianhai to affect the amount of our returns. Therefore, we control Qianhai. For a description of these contractual arrangements, see “Business — Our History and Corporate Structure”.
Material Transactions with Related Parties
On November 2, 2018, the Company issued 49,950,000 Ordinary Shares to our Beneficial Owners, in private transactions, for a total consideration of  $49,950: 26,473,500 Ordinary Shares were issued to Tianzhen Investments Limited, an entity that owned 53% of the Company’s outstanding shares, and is 100% controlled by Qiuli Wang, our President and Chairman of the board of directors; 12,987,000 Ordinary Shares were issued to Eno Group Limited, an entity that owned 26% of the Company’s outstanding Shares, and is 100% controlled by our Beneficial Owner, Yanru Zhou; 3,996,000 Ordinary Shares were issued to Great State Investments Limited, an entity that owned 8% of the Company’s outstanding shares and is 100% controlled by our Beneficial Owner, Haiyun Liu; and 1,998,000 Ordinary Shares were issued to our Beneficial Owner, Ronghua Liu, who owned 98.5% equity of Qianhai, our VIE.
On August 23 and September 27, 2018, the Company issued 26,500 Ordinary Shares to Tianzhen Investments Limited, an entity 100% controlled by Qiuli Wang, our President and Chairman of the board of directors; and 2000 Ordinary Shares to Ronghua Liu, who own 98.5% equity of Qianhai, our VIE.
On August 13, 2018, through a reorganization in connection with the intended IPO, Qianhai sold 45% of its equity ownership in its former wholly-owned subsidiary, Qianhai Asia Times (Shenzhen) International Fund Management Co., Ltd, for a total price of RMB31,500 (approximately US$4,586) to Yanru Zhou, who beneficially owns 13,000 shares, or 26% of the Company’s Ordinary Shares, through his 100% ownership in the equity of Eno Group Limited. Qianhai’s remaining 55% equity ownership interest in Asia Times Fund was sold to two unrelated individuals in September 2018.
Advances to Related Parties
From April 2016 to October 2017, the Company had a plan to develop a guarantee business and accordingly advanced cash to Shenzhen Haorong Guarantee Co., Ltd., an entity controlled by the Company’s major shareholder, Ronghua Liu, in order to conduct business planning. The advance is due on demand and non-interest bearing. As of July 31, 2018, the outstanding advance was $14,966. As of August 6, 2018, the outstanding advance was $580.
Advances and Loans from Related Parties
On October 25, 2015, Mr. Qiang Chen, the Company’s director, made a due-on-demand and non-interest bearing loan in the amount of RMB 99,500 (approximately US$14,791) to the Company. As of July 31, 2018, this outstanding loan payable to Mr. Chen was $14,791.
On February 1, 2017, Mr. Qiang Chen, the Company’s director, made another due-on-demand and non-interest bearing loan in the amount of RMB 100,000 (approximately US$14,866) to the Company. As of July 31, 2018, this outstanding loan payable to Mr. Chen was $14,866.
Employment Agreements
See “Management — Employment Agreements”.

DESCRIPTION OF SHARE CAPITAL
We were incorporated as a BVI business company under the BVI Act, in the British Virgin Islands on January 5, 2015 under the name “Eternal Fairy International Limited”. Our name was changed to “Asia Times Holdings Limited” on April 28, 2017. As of the date of this prospectus, are authorized to issue up to a maximum of 100,000,000,000 shares divided into ordinary shares of  $0.001 par value each and preferred shares of  $0.001 par value each. The following are summaries of the material provisions of our memorandum and articles of association; a copy of these documents are filed as exhibits to the registration statement of which this prospectus is a part. Because it is only a summary, it may not contain all the information that is important to you.
Shares
General
All of our issued shares are fully paid and non-assessable. Certificates evidencing the shares are issued in registered form. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
Under the BVI Act, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in our register of members. If  (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.
Distributions
Shareholders holding shares in the Company are entitled to receive such dividends as may be declared by our board of directors subject to the BVI Act and the memorandum and articles of association.
Voting rights
Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the memorandum and articles of association. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.
Election of directors
Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. There is nothing under BVI law which specifically prohibits or restrict the creation of cumulative voting rights for the election of our directors. Our memorandum and articles of association do not provide for cumulative voting for elections of directors.
Meetings
Under our memorandum and articles of association, a copy of the notice of any meeting of shareholders shall be given not less than 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a meeting of shareholders upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice if at least 90% of the shares entitled to vote on the matters to be considered at the meeting have agreed to short notice of the meeting, or if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice and presence at the meeting shall be deemed to constitute waiver for this purpose.
At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than one-third of the issued shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the common shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any meeting of shareholders unless a quorum is present at the commencement of business. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the members present shall choose a shareholder to act to chair the meeting of the shareholders. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in present of by proxy shall preside as chairman, failing which the oldest individual member or member representative shall take the chair.
A corporation that is a shareholder shall be deemed for the purpose of our memorandum and articles of association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.
Protection of minority shareholders
We would normally expect British Virgin Islands courts to follow English case law precedents, which permit a minority shareholder to commence a representative action, or derivative action in our name, or an unfair prejudice claim, as appropriate, to challenge, for example (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) the act complained of constitutes an infringement of individual rights of shareholders, such as the right to vote and (4) an irregularity in the passing of a resolution which requires a majority of the shareholders.
Pre-emptive rights
There are no pre-emptive rights applicable to the issue by us of new shares under either British Virgin Islands law or our memorandum and articles of association.
Transfer of shares
Subject to the restrictions in our memorandum and articles of association, the lock-up agreements with our Underwriters described in “Shares Eligible for Future Sale — Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form, in the case of listed shares, in any manner permitted by and in accordance with the rules of the relevant exchange, or in any other form which our directors may approve.
Liquidation
As permitted by the BVI Act and our memorandum and articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We also may be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).
If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.
Calls on shares and forfeiture of shares
Our board of directors may, on the terms established at the time of the issuance of such shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption of shares
Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our memorandum and articles of association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.
Modifications of class rights
If at any time, the Company is authorized to issue more than one class of shares, all or any of the rights attached to any class of shares may be amended only with the consent in writing of or by a resolution passed at a meeting of not less than 50 percent of the shares of the class to be affected.
Changes in the number of shares we are authorized to issue and those in issue
We may from time to time by resolution of our board of directors, subject to our memorandum and articles of association:
•
amend our memorandum and articles of association to increase or decrease the maximum number of shares we are authorized to issue;

•
divide our authorized and issued shares into a larger number of shares;

•
combine our authorized and issued shares into a smaller number of shares; and

•
create new classes of shares with preferences to be determined by resolution of the board of directors to amend the memorandum and articles of association to create new classes of shares with such preferences at the time of authorization.

Untraceable shareholders
Under our memorandum and articles of association, we are entitled to sell any shares of a shareholder who is untraceable, as long as: (a) all checks, not being less than three in total number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years; (b) we have not during that time or before the expiry of the three-month period referred to in (c) below received any indication of the existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and (c) upon expiration of the 12-year period, we have caused an advertisement to be published in newspapers, giving notice of our intention to sell these shares, and a period of three months or such shorter period has elapsed since the date of such advertisement. The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.

Inspection of books and records
Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.
A member of the Company is also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find More Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.
Rights of non-resident or foreign shareholders
There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
Issuance of additional shares
Our memorandum and articles of association authorizes our board of directors to issue additional shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.
Preferred Shares
Our memorandum and articles of association authorizes the creation and issuance without shareholder approval preferred shares up to the maximum number of authorised but unissued shares, divided into a single class, Class A, with such designation, rights and preferences as may be determined by a resolution of our board of directors to amend the memorandum and articles of association to create such designations, rights and preferences. Under BVI law, all shares of a single class must be issued with the same rights and obligations. No preferred shares are currently issued or outstanding. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of ordinary shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.
The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our memorandum and articles of association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30% of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30%.
Differences in Corporate Law
The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and similar arrangements
Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a BVI company, and which may be the company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.
As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.
A shareholder may dissent from (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.
A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the members proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.
Shareholders’ suits
There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.
Prejudiced members
A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

Derivative actions
Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:
•
the company does not intend to bring, diligently continue or defend or discontinue proceedings; and

•
it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:
•
whether the shareholder is acting in good faith;

•
whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;

•
whether the action is likely to proceed;

•
the costs of the proceedings; and

•
whether an alternative remedy is available.

Just and equitable winding up
In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.
Indemnification of directors and executive officers and limitation of liability
Our memorandum and articles of association provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:
•
is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•
is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Anti-takeover provisions in our Memorandum and Articles of Association
Some provisions of our articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. Under the BVI Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The memorandum and articles of association of the company also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our memorandum and articles of association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our company.
Directors’ fiduciary duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.
The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among others, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.
Pursuant to the BVI Act and our memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:
(a)
vote on a matter relating to the transaction;

(b)
attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)
sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.
Shareholder action by written consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the company at a meeting may also be taken by a resolution of members consented to in writing.
Shareholder proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and memorandum and articles of association allow our shareholders holding 30% or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under BVI law to hold shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.
Cumulative voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under British Virgin Islands law, our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of directors
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with or without cause, by a resolution of shareholders. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.
Transactions with interested shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our memorandum and articles of association fails to expressly provide for the same protection afforded by the Delaware business combination statute.
Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders, provided that the directors have made a declaration of solvency that the company is able to discharge its debts as they fall due and that the value of the company’s assets exceed its liabilities.
Variation of rights of shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class. For these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our memorandum and articles of association be effected by resolution of directors without shareholder approval.
Amendment of governing documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.
Anti-Money Laundering Laws
In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.
If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE
Prior to this offering, there has not been a public market for our Ordinary Shares. We are in the process of applying to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “ATIF”. Future sales of substantial amounts of shares of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have newly issued Ordinary Shares representing approximately 3.85% of our Ordinary Shares in issue if the Ordinary Shares are offered and sold at the minimum offering amount, and approximately 9.1% of our Ordinary Shares in issue if the Ordinary Shares are offered and sold at the maximum offering amount. This number excludes any issuance of aggregate of additional Ordinary Shares that could occur in connection with the conversion or exercise of our outstanding convertible promissory notes, options and warrants.
All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates without restriction or further registration under the Securities Act.
Rule 144
All of our Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.
In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.
A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:
•
1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately shares immediately after this offering; or

•
the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

TAXATION
Unless otherwise noted in the following discussion, this section is the opinion of Dentons Law Firm, our PRC counsel, insofar as it relates to legal conclusions with respect to matters of People’s Republic of China Enterprise Taxation below.
People’s Republic of China Enterprise Taxation
The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”
We are a holding company incorporated in the British Virgin Islands and we gain income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.
Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although ATHL, Inc. does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of ATHL, Inc. and its subsidiaries organized outside the PRC.
According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half  (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.
We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of ATHL, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that ATHL and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. We are unable to provide a “will” opinion because Dentons Law Firm, our PRC counsel, believes that it is more likely than not that the Company and its offshore subsidiaries would be treated as a non-resident enterprise for PRC tax purposes because they do not meet some of the conditions out lined in SAT Notice. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of the prospectus. Therefore we believe that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.
See “Risk Factors — Risks Relating to Doing Business in China — Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.”
Our company pays an EIT rate of 25% for Huaya. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that Huaya a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.
British Virgin Islands Taxation
The Government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders who are not tax resident in the British Virgin Islands.
The Company and all distributions, interest and other amounts paid by the Company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the ordinary shares in the Company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.
No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the Company.
Except to the extent that we have any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the Company or its shareholders.
There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands or between China and the British Virgin Islands.
United States Federal Income Taxation
WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.
The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:
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banks;

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financial institutions;

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insurance companies;

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regulated investment companies;

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real estate investment trusts;

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broker-dealers;

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persons that elect to mark their securities to market;

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U.S. expatriates or former long-term residents of the U.S.;

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governments or agencies or instrumentalities thereof;

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tax-exempt entities;

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persons liable for alternative minimum tax;

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persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

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persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

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persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation; or

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persons holding our Ordinary Shares through partnerships or other pass-through entities.

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beneficiaries of a Trust holding our Ordinary Shares

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persons holding our Ordinary Shares through a Trust

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares
The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.
The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on

U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.
The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.
Taxation of Dividends and Other Distributions on our Ordinary Shares
Subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.
With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the BVI, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.
Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”
To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.
Taxation of Dispositions of Ordinary Shares
Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.
Passive Foreign Investment Company (“PFIC”)
A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:
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at least 75% of its gross income for such taxable year is passive income; or

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at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.
Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. However, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we are treating Qianhai as being owned by us for United States federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with Qianhai, and as a result, we are treating Qianhai as our wholly-owned subsidiary for U.S. federal income tax purposes. If we are not treated as owning Qianhai for United States federal income tax purposes, we would likely be treated as a PFIC. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.
If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:
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the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

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the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

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the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.
A U.S. Holder of  “marketable stock” (as defined below) in a PFIC may make a mark-to-market election, under Section 1296 of the US Internal Revenue Code, for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.
The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.
Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election, under Section 1295(b) of the US Internal Revenue Code, with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.
If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.
You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.
Information Reporting and Backup Withholding
Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding, under Section 3406 of the US Internal Revenue Code with, at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.
Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

UNDERWRITING
We expect to enter into an underwriting agreement with Boustead Securities, LLC (the “Underwriter”). The Underwriter is not purchasing or selling any securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but rather it has agreed to use its best efforts to arrange for the sale of all of the securities offered hereby. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the public through the Underwriter, and the Underwriter have agreed to offer and sell, on a best efforts basis, at the public offering price less the underwriting fees and commissions set forth below a minimum of 2,000,000 Ordinary Shares and a maximum of 5,000,000 Ordinary Shares. The Underwriter may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering.
The Underwriter must sell the minimum number of securities offered (2,000,000 Ordinary Shares) if any shares are sold. The Underwriter is required to use only its best efforts to sell the securities offered. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our Underwriter after which the minimum offering is sold or (ii) [•] days from the effective date of this registration statement, unless extended by the Company or the Underwriter (the “Termination Date”). On the closing date, the following will occur:
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we will receive funds in the amount of the aggregate purchase price of the shares being sold by us on such closing date;

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we will cause to be delivered the Ordinary Shares being sold on such closing date in book-entry form; and

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we will pay the Underwriter their commissions.

Pursuant to an offering deposit account agent agreement to be entered by and among us, the Underwriter and FinTech Clearing, LLC (the “Deposit Account Agent”), as deposit account agent, until at least 2,000,000 Ordinary Shares are sold, all funds received in payment for securities sold in this offering will be required to be submitted by subscribers to a non-interest bearing escrow account with the Deposit Account Agent at Pacific Mercantile Bank and will be held by the Deposit Account Agent for such account. The Underwriter and we shall require all investor checks for payment for the securities to be made payable to “FinTech Clearing, as Deposit Account Agent for the Investors in Asia Times Holding Limited.” All subscription agreements and checks should be delivered to FinTech Clearing, LLC, Attention: Brian Park. Failure to do so will result in checks being returned to the investor who submitted the check. The investors will have sole claim to the proceeds held in trust prior to the receipt of the minimum offering proceeds. The funds are held for the benefit of the investors until the minimum is reached. Prior to reaching the minimum claims may not be reached by creditors of the Company. If the Underwriter does not sell at least 2,000,000 Ordinary Shares by the Termination Date, all funds will be returned promptly to subscribers without interest or deduction. If this Offering completes, then on the closing date, net proceeds will be delivered to us and we will issue the Ordinary Shares to purchasers. Unless purchasers instruct us otherwise, we will deliver the Ordinary Shares electronically upon receipt of purchaser funds to the accounts of those purchasers who hold accounts at the Underwriter, or elsewhere, as specified by the purchaser, as soon as practical upon the closing of the Offering. Alternately, purchasers who do not carry an account at the Underwriter may request that the shares be held in book-entry at the Company’s transfer agent, or may be issued in book-entry at the Company’s transfer agent and subsequently delivered electronically to the purchasers’ respective brokerage account upon request of the purchasers.
Fees, Commissions and Expense Reimbursement
The Underwriter will receive an underwriting commission equal to 6.5% of the first $10,000,000 of and six percent (6%) of any amount in excess thereof of, the gross amount to be raised in this offering, between $520,000 in the case of the minimum offering amount and $1,300,000 in the case of the maximum offering amount.

The following table shows, for each of the minimum and maximum offering amounts, the per share and maximum total public offering price, underwriting fees and commissions to be paid to the Underwriter by us, and proceeds to us, before expenses.
	Initial Public Offering Price	Underwriting Discounts and Commissions	Proceeds to Our Company Before Expenses
Minimum Offering Amount	$4.00	$520,000	$8,000,000
Maximum Offering Amount	$4.00	$1,300,000	$20,000,000
Because the actual amount to be raised in this offering is uncertain, the actual total offering commissions are not presently determinable and may be substantially less than the maximum amount set forth above.
Our obligation to issue and sell securities to the purchasers is subject to the conditions set forth in the subscription agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase securities is subject to the conditions set forth in the subscription agreement as well, which may also be waived.
Under the underwriting agreement, we have agreed to reimburse the Underwriter’s reasonable out-of-pocket expenses incurred by the Underwriter in connection with this offering, including i) legal fees up to $75,000, ii) due diligence expenses up to $75,000, iii) road show, travel, platform on-boarding fees and other reasonable out-of-pocket expenses up to $50,000, iv) $6,000 for background checks on Company’s officers, directors and major shareholders, and v) $15,000 for our DTC application. The reimbursable accountable expenses shall not exceed $221,000 and shall be refundable to us the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C). We have advanced $143,750 in accountable expenses as of the date hereof.
We have also agreed to grant to the Underwriter a warrant covering a number of Ordinary Shares equal to 6.5% of the aggregate number of the Ordinary Shares (the “Underwriter Warrant”) sold in the offering. The Underwriter Warrants will be exercisable, from the date of issuance and will expire on the five-year anniversary of the issuance. The Underwriter Warrants will be exercisable at a price equal to 100% of the initial public offering price. The Underwriter Warrant shall not be redeemable or cancellable. We will register the shares underlying the Underwriter Warrants and file all necessary undertakings in connection therewith. The Underwriter Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of the offering, of which this prospectus forms a part (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any successor, officer, manager, member, or partner of the Underwriter, and to members of the syndicate or selling group and their respective officers, managers, members or partners. The Underwriter Warrants may be exercised as to all or a lesser number of shares, will provide for cashless exercise and will contain provisions for immediate “piggyback” registration rights at our expense for a period of five years from the issuance date. We have registered the Underwriter Warrants and the shares underlying the Underwriter Warrants in this offering.
We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the Underwriter’s fees and commissions, will be approximately $[•], all of which are payable by us.
The Underwriter intends to offer our Ordinary Shares to their retail customers only in states in which we are permitted to offer our Ordinary Shares. We have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on the Nasdaq Capital Market are “covered securities.” If we were unable to meet the Nasdaq Capital Market’s listing standards, then we would be unable to rely on the covered securities exemption to blue sky registration requirements and we would need to register the offering in each state in which we planned to sell shares. Consequently, we will not complete this offering unless we meet the Nasdaq Capital Market’s listing requirements.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. The underwriting agreement and a form of subscription agreement are included as exhibits to the registration statement of which this prospectus forms a part.
Deposit Account Agent and Deposit of Offering Proceeds
The Underwriter and the Company have agreed in accordance with the provisions of SEC Rule 15c2-4 to cause all funds received by the Underwriter for the sale of the Ordinary Shares to be promptly deposited in a non-interest bearing escrow account (“Escrow Account”) at Pacific Mercantile Bank maintained by FinTech Clearing, LLC (the “Deposit Account Agent”) as deposit account agent for the investors in the offering. The purpose of the Escrow Account is for (i) the deposit of all subscription monies (checks or wire transfers) which are received by the Underwriter from prospective purchasers of our offered Ordinary Shares and are delivered by the Underwriter to the Deposit Account Agent, (ii) the holding of amounts of subscription monies which are collected through the banking system, and (iii) the disbursement of collected funds. The Deposit Account Agent will exercise signature control on the escrow account and will act based on joint instructions from our Company and the Underwriter. On the closing date for the offering, and presuming that all conditions to closing have been attained (i.e. Nasdaq approval and other conditions described herein) proceeds in the escrow account maintained by the Deposit Account Agent will be delivered to our company. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China, which may take as long as six months in the ordinary course.
The Underwriter shall promptly deliver to the Deposit Account Agent all funds in the form of checks or wire transfers which it receives from prospective purchasers of our Ordinary Shares by noon of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and funds are received. Simultaneously with each deposit to the Escrow Account, the Underwriter shall inform the Deposit Account Agent about the subscription information for each prospective purchaser. Upon the Deposit Account Agent’s receipt of such monies, they shall be credited to the Deposit Account. All checks delivered to the Deposit Account Agent shall be made payable to “FinTech Clearing, LLC, as Deposit Account Agent for Asia Times Holding Limited.” The Deposit Account Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Escrow Account checks which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Deposit Account Agent has received in writing the subscription information required with respect to such payments.
No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the raising of the minimum offering amount and no funds will be released to us until the completion of the offering. Release of the funds to us is based upon the Deposit Account Agent reviewing the records of the depository institution holding the escrow to verify that the funds received have cleared the banking system prior to releasing the funds to us. All subscription information and subscription funds through checks or wire transfers should be delivered to the Deposit Account Agent. Failure to do so will result in subscription funds being returned to the investor. In event that the offering is terminated, all subscription funds from the escrow account will be returned to investors.
If we do not terminate this offering before the offering is terminated, all amounts will be promptly returned to the investors as described below. In the event of any dispute between us and the Underwriter, including whether and how funds are to be reimbursed, the Deposit Account Agent is entitled to petition a court of competent jurisdiction to resolve any such dispute.
Investors must pay in full for Ordinary Shares at the time of investment. Payment for the shares may be made by wire made payable to “FinTech Clearing, LLC, as Deposit Account Agent for Asia Times Holdings Limited” The Underwriter will inform prospective purchasers of the anticipated date of closing.
Proceeds deposited in the Escrow Account held by Deposit Account Agent may not be withdrawn by investors prior to the earlier of the closing of the offering or the date the offering is terminated. If the offering is withdrawn or canceled or terminated and proceeds therefrom are not received by us on or prior to the date the offering is terminated, all proceeds will be promptly returned by the Deposit Account Agent without interest or deduction to the persons from which they are received (within one business day) in accordance with applicable securities laws. All such proceeds will be placed in a non-interest bearing account pending such time.
Lock-Up Agreements
Except as disclosed below, we and each of our officers, directors and certain shareholders have agreed with the Underwriter not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares for a period of  [six (6), nine (9) or twelve (12) months] after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the Underwriter.
The Underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.
Price Stabilization
The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:
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may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price
The public offering price of the shares we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.
Electronic Offer, Sale and Distribution of Securities.
A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.
Foreign Regulatory Restrictions on Purchase of our Shares
We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this Offering of our shares and the distribution of this prospectus outside the United States.

Indemnification
We have agreed to indemnify the Underwriter against liabilities relating to the Offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Underwriter may be required to make for these liabilities.
Application for Nasdaq Market Listing
We have submitted an application to have our Ordinary Shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “ATIF”. We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of shares in this “best efforts, mini-max” offering sufficient to satisfy applicable listing criteria, our Ordinary Shares will in fact be listed.
If the application is approved, trading of our Ordinary Shares on the Nasdaq Capital Market will begin within five days following the closing of this offering. If our Ordinary Shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.
Foreign Regulatory Restrictions on Purchase of our Shares
We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.
British Virgin Islands.   This prospectus does not constitute , and there will not be, an offering of securities to the public in the British Virgin Islands
Canada.   The ordinary shares may not be offered, sold or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.
Cayman Islands.   This prospectus does not constitute a public offer of the Ordinary shares, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any ordinary shares to any member of the public in the Cayman Islands.
Hong Kong.   The ordinary shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

People’s Republic of China.   This prospectus may not be circulated or distributed in the PRC and the ordinary shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.
Singapore.   This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the ordinary shares are subscribed or purchased under Section 275 by a relevant person that is: (a) a corporation (that is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the ordinary shares under Section 275 except: (1) to an institutional investor (for corporations, under 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares,
(2) debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (3) where no consideration is or will be given for the transfer; or
(3) where the transfer is by operation of law.
Taiwan.   The ordinary shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the ordinary shares in Taiwan.
United Kingdom.   An offer of the ordinary shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.
An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.
All applicable provisions of the FSMA with respect to anything done by the underwriter in relation to the ordinary shares must be complied with in, from or otherwise involving the United Kingdom.

EXPENSES RELATING TO THIS OFFERING
Set forth below is an itemization of the total expenses, excluding placement discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.
Securities and Exchange Commission Registration Fee	$
Nasdaq Capital Market Listing Fee	$
FINRA	$
Legal Fees and Expenses	$
Accounting Fees and Expenses	$
Printing and Engraving Expenses	$
Miscellaneous Expenses	$
Total Expenses	$

These expenses will be borne by us. Underwriting discounts and commissions will be borne by us in proportion to the numbers of ordinary shares sold in the offering.
LEGAL MATTERS
The validity of the Ordinary Shares and certain other legal matters as to United States Federal and New York State law in connection with this offering will be passed upon for us by Hunter Taubman Fischer & Li LLC. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to BVI law will be passed upon for us by Ogier, our counsel as to BVI law. Legal matters as to PRC law will be passed upon for us by Dentons Law Firm. Hunter Taubman Fischer & Li LLC may rely upon Dentons Law Firm with respect to matters governed by PRC law. Ortoli Rosenstadt LLP is counsel for the Underwriter.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.
EXPERTS
The consolidated financial statements for the years ended July 31, 2018 and 2017 included in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Friedman LLP is located at 1700 Broadway New York, NY 10019.
INTERESTS OF NAMED EXPERTS AND COUNSEL
No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Ordinary Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal Underwriter, voting trustee, director, officer, or employee.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.
Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.
No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholders and the board of directors of
Asia Times Holdings Limited
We have audited the accompanying consolidated balance sheets of Asia Times Holdings Limited and its subsidiaries (collectively, the “Company”) as of July 31, 2018 and 2017, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity (deficit), and cash flows for each of the two years in the period ended July 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended July 31, 2018, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Friedman LLP
We have served as the Company’s auditor since 2018.
New York, New York
October 12, 2018, except Notes 1, 11, 13 and 14, as to which the date is November 27, 2018.

Asia Times Holdings Limited
Consolidated Balance Sheets
	As of July 31,
	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$72,965	$144,813
Accounts receivable, net	137,550	—
Loans receivable	2,750,078	10,557
Due from a related party	14,966	7,730
Prepaid expenses and other current assets	721,817	1,069,333
Total current assets	3,697,376	1,232,433
Property and equipment, net	49,378	40,068
Total assets	$3,746,754	$1,272,501
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$—	$551,951
Accrued expenses and other current liabilities	291,679	44,246
Taxes payable	861,684	207,371
Deferred revenue	547,235	1,011,296
Due to related parties	31,366	31,778
Total current liabilities	$1,731,964	$1,846,642
Commitments and contingencies
Equity
Common stock, 100,000,000,000 shares authorized; par value $0.001, 50,000,000 shares issued and outstanding as of July 31, 2018 and 2017, respectively	50,000	50,000
Subscription receivable	—	(50,000)
Additional paid in capital	705,139	—
Statutory reserve	278,836	64,111
Retained earnings (accumulated deficit)	1,038,889	(693,269)
Accumulated other comprehensive income (loss)	(58,074)	55,017
Total shareholders’ equity (deficit)	2,014,790	(574,141)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$3,746,754	$1,272,501

The accompanying notes are an integral part to the consolidated financial statements

Asia Times Holdings Limited
Consolidated Statements of Income and Comprehensive Income
	For the Years Ended July 31,
	2018	2017
Revenue	$5,307,891	$3,635,371
Operating expenses
Selling expenses	1,773,159	2,301,567
General and administrative expenses	807,053	408,739
Total Operating Expenses	2,580,212	2,710,306
Income from operations	2,727,679	925,065
Other income (expense)
Interest income	16,303	469
Other expense, net	(80,283)	(67,549)
Total other expense, net	(63,980)	(67,080)
Income before income tax	2,663,699	857,985
Provision for income taxes	716,816	217,025
Net income	1,946,883	640,960
Other comprehensive income
Foreign currency translation adjustment	(113,091)	74,963
Comprehensive income	$1,833,792	$715,923
Earnings per share
Basic and diluted	$0.04	$0.01
Weighted average number of shares
Basic and diluted	50,000,000	50,000,000

The accompanying notes are an integral part to the consolidated financial statements

Asia Times Holdings Limited
Consolidated Statements of Changes in Shareholders’ Equity (Deficit)
For the Years Ended July 31, 2018 and 2017
	Common Stock		Additional Paid in Capital	Statutory Reserve	Retained Earnings (Accumulated Deficit)	Other Comprehensive income (loss)	Total Shareholders’ Equity (Deficit)
	Number of Shares*	Par value of $0.001
Balance at July 31, 2016	50,000,000	$50,000	$—	$—	$(1,270,118)	$(19,946)	$(1,240,064)
Subscription receivable	—	—	(50,000)	—	—	—	(50,000)
Appropriation to statutory surplus reserve				64,111	(64,111)	—	—
Net income	—	—	—	—	640,960	—	640,960
Foreign currency translation gain	—	—	—	—	—	74,963	74,963
Balance at July 31, 2017	50,000,000	$50,000	$(50,000)	$64,111	$(693,269)	$55,017	$(574,141)
Capital contribution	—	—	755,139	—	—	—	755,139
Appropriation to statutory surplus reserve	—	—	—	214,725	(214,725)	—	—
Net income	—	—	—	—	1,946,883	—	1,946,883
Foreign currency translation loss	—	—	—	—		(113,091)	(113,091)
Balance at July 31, 2018	50,000,000	$50,000	$705,139	$278,836	$1,038,889	$(58,074)	$2,014,790

*
The Company issued totally 50,000,000 shares in August, September and November 2018. These shares are presented on a retroactive basis to reflect the nominal share issuance, see Note 11 for additional information.

The accompanying notes are an integral part of these consolidated financial statements

Asia Times Holdings Limited
Consolidated Statements of Cash Flows
	For the Years Ended July 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,946,883	$640,960
Adjusted to reconcile net income to cash provided by operating activities:
Depreciation	16,458	11,320
Changes in operating assets and liabilities:
Accounts receivable	(144,202)	—
Prepaid expenses and other current assets	329,750	(386,018)
Due from a related party	(7,691)	(7,625)
Deferred revenue	(472,721)	(12,920)
Accounts payable	(571,121)	(311,355)
Other payables and accrued expenses	250,302	14,933
Income taxes payable	688,781	204,423
Net cash provided by operating activities	2,036,439	153,718
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(26,765)	(14,965)
Loans to a third party	(2,872,151)	(5,518)
Net cash used in investing activities	(2,898,916)	(20,483)
CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	755,139	—
Net cash provided by financing activities	755,139	—
EFFECT OF CHANGES OF FOREIGN EXCHANGE RATES ON CASH	35,490	1,703
NET (DECREASE) INCREASE IN CASH	(71,848)	134,938
CASH, BEGINNING OF YEAR	144,813	9,875
CASH, END OF YEAR	$72,965	$144,813
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$—	$—
Cash paid for income tax	$142,681	$31,499

The accompanying notes are an integral part of these consolidated financial statements

Asia Times Holdings Limited
Notes to the Consolidated Financial Statements
NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION
Asia Times Holdings Limited (“ATHL” or “the Company”), formerly known as Eternal Fairy International Limited, was incorporated under the laws of British Virgin Islands (“BVI”) on January 5, 2015 as a holding company to develop business opportunities in the People’s Republic of China (“PRC” or “China”). The Company changed to its current name on April 28, 2017.
ATHL owns 100% equity interest of Asia Times International Finance Limited (“ATIFL HK”), formerly known as China Elite International Holdings Limited, a limited liability company established in Hong Kong on January 6, 2015 and changed to its current name on May 16, 2017. ATIFL HK is currently not engaging in any active business and merely acting as a holding company except for the acquisition of a financial and news media platform www.chinacnnm.com subsequent to the year-end in September 2018 as detailed in Note 14.
On May 20, 2015, ATIFL HK incorporated Huaya Consultant (Shenzhen) Co., Ltd. (“Huaya”) as a Wholly-Owned Foreign Enterprise (“WFOE”) in China. On September 5, 2018, Huaya entered into a series of contractual arrangements with the owners of Qianhai Asia Times (Shenzhen) International Financial Service Co., Ltd. (“Qianhai”), a company incorporated on November 3, 2015 under the laws of China with a registered capital of RMB 5 million (approximately $0.75 million) which has been fully paid in December 2017. Qianhai is primarily engaged in providing public listing tutoring and financial consulting services to small and medium-sized enterprise customers in PRC.
Qianhai originally owned a 100% controlled subsidiary Qianhai Asia Times (Shenzhen) International Fund Management Co., Ltd. (“Asia Times Fund”) which has limited operation since its inception on December 11, 2015. In connection with the reorganization of the legal structure for the intended initial public offering (“IPO”), on August 13, 2018, Qianhai sold 45% of its equity ownership in Asia Times Fund for a total price of RMB31,500 (approximately US$4,586) to a related party Mr. Yanru Zhou, who beneficially owns 13,000 shares, or 26% of the Company’s Ordinary Shares. In September 2018, Qianhai’s remaining 55% equity ownership interest in Asia Times Fund were sold to two unrelated individuals: Ms. Zehong Lai and Mr. Zhuorong Cai, for a total price of RMB 34,500 (approximately $5,023). After these transactions, Asia Times Fund was considered completely spun off.
Reorganization
A reorganization of the legal structure was completed on September 19, 2018. The reorganization involved the transfer of the ownership interest in ATHL from original shareholders to the current controlling shareholders, and the spinoff of Asia Times Fund. ATHL became the ultimate holding company of ATIFL HK, Huaya and Qianhai, which were all controlled by the same shareholders before and after the Reorganization.
On September 5, 2018, Huaya entered into a series of contractual arrangements with the owners of Qianhai. These agreements include an Exclusive Service Agreement, an Equity Pledge Agreement, a Call Option Agreement and a Shareholders’ Voting Rights Proxy Agreement (collectively “VIE Agreements”). Pursuant to the above VIE Agreements, Huaya has the exclusive right to provide Qianhai consulting services related to business operations including technical and management consulting services. All the above contractual arrangements obligate Huaya to absorb a majority of the risk of loss from business activities of Qianhai and entitle Huaya to receive a majority of their residual returns. In essence, Huaya has gained effective control over Qianhai. Therefore, the Company believes that Qianhai should be considered as a Variable Interest Entity (“VIE”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”.
The Company together with its wholly-owned subsidiary, WFOE and its VIE are effectively controlled by the same shareholders before and after the reorganization and therefore the Reorganization is considered under common control. The consolidation of the Company and its subsidiaries and VIE has been accounted for at historical cost as of the beginning of the first period presented in the accompanying consolidated financial statements.

Asia Times Holdings Limited
Notes to the Consolidated Financial Statements

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION – (Continued)

The Company, through its subsidiaries and VIE, is engaged in providing public listing and financial consulting services to customers in the PRC.
The consolidated financial statements of the Company included the following entities:
	Date of incorporation	Place of incorporation	Percentage of ownership	Principal activities
Asia Times Holdings Limited (“ATHL” or the “Company”)	January 5, 2015	British Virgin Islands	100%	Parent Holding
Wholly owned subsidiaries
Asia Times International Finance Limited (“ATIFL HK”)	January 6, 2015	Hong Kong	100%	Investment holding
Huaya Consultant (Shenzhen) Co., Ltd. (“Huaya”)	May 20, 2015	PRC	100%	WFOE, Consultancy and information technology support
Variable Interest Entity (“VIE”)
Qianhai Asia Times (Shenzhen) International Financial Service Co., Ltd (“Qianhai”)	November 3, 2015	PRC	VIE	Listing and financial consulting services
The VIE contractual arrangements
Foreign investments in domestic Chinese companies that engage in private equity investment business are restricted in China under current PRC laws and regulations. Huaya is a wholly-owned foreign enterprise and is subject to such legal restrictions. As such, our main operating entity Qianhai is controlled through contractual arrangements in lieu of direct equity ownership by the Company or any of its subsidiaries.
Risks associated with the VIE structure
The Company believes that the contractual arrangements with its VIE and respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:
•
revoke the business and operating licenses of the Company’s PRC subsidiary and VIE;

•
discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIE;

•
limit the Company’s business expansion in China by way of entering into contractual arrangements;

•
impose fines or other requirements with which the Company’s PRC subsidiary and VIE may not be able to comply;

•
require the Company or the Company’s PRC subsidiary and VIE to restructure the relevant ownership structure or operations; or

•
restrict or prohibit the Company’s use of the proceeds from public offering to finance the Company’s business and operations in China.

Asia Times Holdings Limited
Notes to the Consolidated Financial Statements

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION – (Continued)

The Company’s ability to conduct its consulting services business may be negatively affected if the PRC government were to carry out of any of the aforementioned actions. As a result, the Company may not be able to consolidate its VIE in its consolidated financial statements as it may lose the ability to exert effective control over the VIE and its respective shareholders and it may lose the ability to receive economic benefits from the VIE. The Company, however, does not believe such actions would result in the liquidation or dissolution of the Company, its PRC subsidiary and VIE.
Total assets and liabilities presented on the Consolidated Balance Sheets and revenue, expenses, and net income presented on the Consolidated Statement of Income and Other Comprehensive Income as well as the cash flows from operating investing and financing activities presented on the Consolidated Statement of Cash Flows are substantially the financial position, operation and cash flow of the Company’s VIE Qianhai. The Company has not provided any financial support to the VIE for the years ended July 31, 2018 and 2017. The following financial statement amounts and balances of the VIE were included in the accompanying consolidated financial statements after elimination of intercompany transactions and balances:
	Balance as of
	July 31, 2018	July 31, 2017
Current assets	$3,689,028	$1,231,696
Non-current assets	49,378	40,068
Total assets	3,738,406	1,271,764
Current liabilities	1,512,761	1,827,832
Non-current liabilities	—	—
Total liabilities	$1,512,761	$1,827,832

	For the years ended July 31,
	2018	2017
Net revenue	$5,341,271	$3,657,223
Net income	$2,147,253	$641,107
	For the years ended July 31,
	2018	2017
Net cash provided by operating activities	$2,036,439	$153,718
Net cash used in investing activities	$(2,898,916)	$(20,483)
Net cash provided by financing activities	$755,139	$—
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The consolidated financial statements of the Company include the accounts of the Company, its subsidiaries, and their VIE. All intercompany balances and transactions have been eliminated upon consolidation.

Asia Times Holdings Limited
Notes to the Consolidated Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Use of Estimates and Assumptions
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates required to be made by management, include, but are not limited to, the valuation of accounts and loans receivable, useful lives of property and equipment, revenue recognition and provision necessary for contingent liabilities. Actual results could differ from these estimates.
Cash and Cash Equivalents
Cash includes cash on hand and demand deposits in accounts maintained with commercial banks. The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company maintains most of the bank accounts in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.
Accounts Receivable, net
Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible amounts. The Company generally requires advanced payment before delivery of the services but may extend unsecured credit to its customers in the ordinary course of business. The Company mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and recorded based on management’s assessment of the credit history of the customers and current relationships with them. As of July 31, 2018, and 2017, there was no allowance recorded as the Company considers all of the accounts receivable fully collectible.
Prepaid expenses
Prepaid expenses represent advance payments made to the Company’s vendors for certain prepaid services such as marketing and promotions services, advisory services, and rentals deposits.
Property and equipment, net
Property, plant and equipment are recorded at cost. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:
Useful life
Electronic equipment	3 years
Office furniture	5 years
Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.
The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Asia Times Holdings Limited
Notes to the Consolidated Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Impairment of Long-lived Assets
Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of July 31, 2018, and 2017, no impairment of long-lived assets was recognized.
Fair value measurement
The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company. The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements.
The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follows:
Level 1 — Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
Level 2 — Observable inputs (other than Level 1 quoted prices) such as quoted prices active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar as or liabilities, or other inputs that are observable or can be corroborated by observable market data.
Level 3 — Inputs are unobservable inputs which reflect management’s assumptions based on the best available information.
The Company considers the recorded value of its financial assets and liabilities, which consist primarily of cash and cash equivalents, accounts receivable, due from a related party, loans receivable, prepaid expenses and other current assets, deferred revenue, accrued expenses and other current liabilities, taxes payable and due to related parties to approximate the fair value of the respective assets and liabilities as of July 31, 2018 and 2017 based upon the short-term nature of the assets and liabilities.
Revenue recognition
The Company’s revenue is recognized when persuasive evidence of an arrangement exists, service has occurred, and all obligations have been performed pursuant to the terms of the agreement, the sales price is fixed or determinable, and collectability is reasonably assured.
The Company currently generates its revenue from the following main sources:
•
Revenue from customer’s initial registration fee

In order to engage with the Company for various consulting services, a new customer is required to pay an initial non-refundable registration fee to the Company and the Company will then post the customer’s information and profiles on its website, at which point, such registration fee is recognized as revenue. The Company does not charge additional customer profile maintenance fee after the initial posting is completed as limited effort is required for the Company to maintain such information on an on-going basis.

Asia Times Holdings Limited
Notes to the Consolidated Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

•
Revenue from consulting services

The Company provides various consulting services to its members, especially to those who have the intention to be publicly listed in the stock exchanges in the United States and other countries. The Company categorizes its consulting services into three Phases:
Phase I consulting services primarily include due diligence review, market research and feasibility study, business plan drafting, accounting record review, and business analysis and recommendations. Management estimates that Phase I normally takes about three months to complete based on its past experience.
Phase II consulting services primarily include reorganization, pre-listing education and tutoring, talent search, legal and audit firm recommendation and coordination, VIE contracts and other public-listing related documents review, merger and acquisition planning, investor referral and pre-listing equity financing source identification and recommendations, and independent directors and audit committee candidate’s recommendation. Management estimates that Phase II normally takes about eight months to complete based on its past experience.
Phase III consulting services primarily include shell company identification and recommendation for customers expecting to become publicly listed through reverse merger transaction; assistance in preparation of customers’ public filings for IPO or reverse merger transactions; and assistance in answering comments and questions received from regulatory agencies. Management believes it is very difficult to estimate the timing of this phase of service as the completion of Phase III services is not within the Company’s control.
Each phase of consulting services is standalone and fees associated with each phase are clearly identified in service agreements. Revenue from providing Phase I and Phase II consulting services to customers is recognized ratably over the estimated completion period of each phase. Revenue from providing Phase III consulting services to customers is recognized upon completion of reverse merger transaction or IPO transaction. Revenue that has been billed and not yet recognized is reflected as deferred revenue on the balance sheet.
Depending on the complexity of the underlying service arrangement and related terms and conditions, significant judgments, assumptions and estimates may be required to determine when substantial delivery of contract elements has occurred, whether any significant ongoing obligations exist subsequent to contract execution, whether amounts due are collectible and the appropriate period or periods in which, or during which, the completion of the earnings process occurs. Depending on the magnitude of specific revenue arrangements, adjustment may be made to the judgments, assumptions and estimates regarding contracts executed in any specific period.
Income taxes
The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and

Asia Times Holdings Limited
Notes to the Consolidated Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. Management does not believe that there was any uncertain tax position as of July 31, 2018 and 2017. As of July 31, 2018, PRC tax returns filed in 2015 to 2017 remain open for statutory examination by PRC tax authorities.
Earnings Per Share
Basic earnings per share are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of July 31, 2018, and 2017, there were no dilutive shares.
Foreign Currency Translation
The accounts of the Company and its subsidiaries are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company’s functional currency is the U.S. Dollar (“USD”) while its subsidiary in Hong Kong reports its financial positions and results of operations in Hong Kong Dollar and the Company’s subsidiary in China reports its financial position sand results of operations in Renminbi (“RMB”). The accompanying consolidated financial statements are presented in USD. The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the results of operations.
The following table outlines the currency exchange rates that were used in creating the consolidated financial statements:
	July 31,
	2018		2017
Foreign currency	Balance Sheet	Profits/Loss	Balance Sheet	Profits/Loss
RMB: 1USD	0.1467	0.1538	0.1487	0.1466
HKD: 1USD	0.1274	0.1278	0.1280	0.1287
Comprehensive income
Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Company not using USD as its functional currencies.

Asia Times Holdings Limited
Notes to the Consolidated Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Statement of Cash Flows
In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.
Risks and Uncertainty
The Company’s major operations are conducted in the PRC. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.
The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.
Recent Accounting Pronouncements
The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.
In May 2014, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. In August 2015, the FASB issued ASU No. 2015-14, “Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date for ASU 2014-09 by one year. For public entities, the guidance in ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2017 (including interim reporting periods within those periods), and for all other entities, ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. In March 2016, the FASB issued ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue versus Net)” (“ASU 2016-08”), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard. In April 2016, the FASB issued ASU No. 2016-10, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance. In May 2016, the FASB issued ASU No. 2016-12 “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes.
The Company adopted ASC 606 on August 1, 2018, using the modified retrospective method where the cumulative effect is recognized at the date of initial application. The Company believes that the adoption of this new guidance will not result in a cumulative catch-up adjustment to the opening balance sheet of retained earnings at the effective date.

Asia Times Holdings Limited
Notes to the Consolidated Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

In February 2018, the FASB issued ASU 2018-02, Income Statement — Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement — Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not expect the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.
In March 2018, the FASB issued ASU 2018-05 — Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (“ASU 2018-05”), which amends the FASB Accounting Standards Codification and XBRL Taxonomy based on the Tax Cuts and Jobs Act (the “Act”) that was signed into law on December 22, 2017 and Staff Accounting Bulletin No. 118 (“SAB 118”) that was released by the Securities and Exchange Commission. The Act changes numerous provisions that impact U.S. corporate tax rates, business-related exclusions, and deductions and credits and may additionally have international tax consequences for many companies that operate internationally. The Company does not believe this guidance will have a material impact on its consolidated financial statements.
In June 2018, the FASB issued ASU 2018-07: “Compensation-Stock Compensation (Topic 718) —  Improvements to Nonemployee Share-Based Payment Accounting”. The Board is issuing this Update as part of its Simplification Initiative. The amendments in this Update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. The Company does not believe this guidance will have a material impact on its consolidated financial statements.

Asia Times Holdings Limited
Notes to the Consolidated Financial Statements

NOTE 3 — ACCOUNTS RECEIVABLE, NET
The Company’s net accounts receivable is as follows:
	July 31,
	2018	2017
Accounts receivable	$137,550	$—
Less: allowances for doubtful accounts	—	—
Accounts receivables, net	$137,550	$—

Accounts receivable of  $137,550 resulted from balance due from providing public listing related consulting services to a customer for services rendered and billed but has not been collected as of the balance sheet date. Such receivable is considered fully collectible and no allowance is deemed necessary. The Company fully collected this balance in September 2018.
NOTE 4 — LOANS RECEIVABLE
From February to July 2018, the Company advanced a total of  $2,750,078 (RMB18,743,157) one-year short-term loans to a third party Jinqisheng Technology Co., Ltd. (“Jinqisheng”) as working capital. The loans bear interest rate of 5% per annum. Interest income of  $15,536 was accrued for the year ended July 31, 2018. The Company subsequently fully collected the loans receivable before their maturity dates.
NOTE 5 —  PREPAID EXPENSES AND OTHER CURRENT ASSETS
Prepaid expenses and other current assets consist of the following:
	July 31,
	2018	2017
Security deposits for operating lease and auto license plate	98,971	64,334
Advance to employees for business purposes	595,397	996,670
Interest receivable	14,819	—
Others	12,630	8,329
Total	$721,817	$1,069,333

NOTE 6 — PROPERTY AND EQUIPMENT, NET
Property and equipment consist of the following:
	July 31,
	2018	2017
Office equipment	$48,907	$23,686
Furniture	29,880	30,273
Total	78,787	53,959
Less: accumulated depreciation	(29,409)	(13,891)
Property and equipment, net	$49,378	$40,068

Depreciation expense for the years ended July 31, 2018 and 2017 was $16,458 and $11,320, respectively.

Asia Times Holdings Limited
Notes to the Consolidated Financial Statements

NOTE 7 — ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
Accrued expenses and other current liabilities consist of the following:
	July 31,
	2018	2017
Accrued payroll and welfare	$17,976	$38,904
Accrued professional fees	200,000	—
Deposit payable	47,417	—
Others	26,286	5,342
Total	$291,679	$44,246

NOTE 8 — DEFERRED REVENUE
Deferred revenue consists of amounts received from customers for initial registration and public listing related consulting services not yet completed as of the balance sheet date. The details of deferred revenue are as follows:
	July 31,
	2018	2017
Customer deposits for registration	$—	$14,865
Customer deposits for consulting services	547,235	996,431
Total	$547,235	$1,011,296

NOTE 9 — RELATED PARTY TRANSACTIONS
The Company’s related party transactions include the following:
a. Due from a related party:
Name of related party	Relationship	July 31, 2018	July 31, 2017
Shenzhen Haorong Guarantee Co., Ltd. (“Haorong”)	An affiliate controlled by the Company’s major shareholder	$14,966	$7,730
The Company originally had a plan to develop the guarantee business and accordingly advanced cash to Haorong, an entity controlled by the Company’s major shareholder, in order to conduct business planning. The Company substantially collected the balance from Haorong in September 2018.
b. Due to related parties
As of July 31, 2018 and 2017, the balances of due to related parties are comprised of advances from the Company’s principal officers and used for working capital. These advances are non-interest bearing and due upon demand.
NOTE 10 — TAXES
The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.
British Virgin Islands
Under the current laws of the British Virgin Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no British Virgin Islands withholding tax will be imposed.

Asia Times Holdings Limited
Notes to the Consolidated Financial Statements

NOTE 10 — TAXES – (Continued)

Hong Kong
ATIFL HK is subject to Hong Kong profits tax at a rate of 16.5%. However, it did not generate any assessable profits arising in or derived from Hong Kong for the fiscal year ended July 31, 2018 and 2017, and accordingly no provision for Hong Kong profits tax has been made in these periods.
PRC
Huaya and Qianhai are incorporated in the PRC. Under the Income Tax Laws of the PRC, these companies are subject to income tax rate of 25%.
The following table reconciles China statutory rates to the Company’s effective tax rate:
	For the year ended July 31, 2018	For the year ended July 31, 2017
China income tax rate	25.0%	25.0%
Permanent difference-non-deductible expenses per PRC tax code	1.9%	0.3%
Effective tax rate	26.9%	25.3%

The Company’s income tax provision for the years ended July 31, 2018 and 2017 consists of the following:
	For the years ended July 31,
	2018	2017
Current income tax provision
BVI	$—	$—
Hong Kong	—	—
China	716,816	217,025
	716,816	217,025
Deferred income tax provision
BVI	—	—
Hong Kong	—	—
China	—	—
Total income tax provision	$716,816	$217,025

The Company’s taxes payable consists of the following:
	July 31,
	2018	2017
Value added tax payable	$65,368	$17,110
Income tax payable	794,853	188,076
Others	1,463	2,185
Total taxes payable	$861,684	$207,371

Asia Times Holdings Limited
Notes to the Consolidated Financial Statements

NOTE 10 — TAXES – (Continued)

Uncertain tax positions
The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of July 31, 2018 and 2017, the Company did not have any significant unrecognized uncertain tax positions.
NOTE 11 — EQUITY
Common Stock
The Company was established under the laws of the British Virgin Islands on January 5, 2015. Prior to the reorganization, the authorized number of common stock was 100,000,000 shares of common stock with par value of  $0.0004 per share and 50,000,000 shares were issued at par value. On August 21, 2018, the Company amended its Memorandum of Association to cancel the 50,000,000 shares issued at par value of $0.0004 per share, and by the same time to increase the authorized shares to 100,000,000,000 shares and increase its par value of each share to $0.001. In connection with the cancellation of 50,000,000 shares, the Company issued 50,000 new shares to the controlling shareholders at par $0.001 per share.
On November 2, 2018, the Company issued additional 49,950,000 ordinary shares, at par value of $0.001 per share, to its beneficial owners, in private transactions, for a total consideration of  $49,950, with 26,473,500 ordinary shares issued to Tianzhen Investments Limited, an entity that owned 53% of the Company’s outstanding shares, and is 100% controlled by Qiuli Wang, the President and Chairman of the Board of Directors of the Company; 12,987,000 ordinary shares issued to Eno Group Limited, an entity that owned 26% of the Company’s outstanding Shares, and is 100% controlled by beneficial owner, Yanru Zhou; 3,996,000 ordinary shares issued to Great State Investments Limited, an entity that owned 8% of the Company’s outstanding shares and is 100% controlled by beneficial owner, Haiyun Liu; 1,998,000 Ordinary Shares to beneficial owner, Ronghua Liu, who owned 98.5% equity of Qianhai, the Company’s VIE; 2,097,900 Ordinary Shares to an unrelated individual Mr. Xueqing Liu and 2,397,600 Ordinary Shares to another unrelated individual Ms. Renyan Ou.
The issuance of these 50,000,000 shares is considered as a part of the Reorganization of the Company, which was retroactively applied as if the transaction occurred at the beginning of the period presented.
Statutory reserve
The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The restricted amounts as determined pursuant to PRC statutory laws totaled $278,836 and $64,111 as of July 31, 2018 and 2017, respectively.
NOTE 12 — CONCENTRATIONS AND RISKS
The Company maintains certain bank accounts in the PRC and Hong Kong, which are not insured by Federal Deposit Insurance Corporation (“FDIC”) insurance or other insurance. As of July 31, 2018 and 2017, cash balances of  $72,965 and $144,813, respectively, were maintained at financial institutions in the PRC and Hong Kong, which were not insured by any of the authorities.
For the years ended July 31, 2018 and 2017, substantial of the Company’s assets were located in the PRC and substantial of the Company’s revenues were derived from its subsidiaries located in the PRC.

Asia Times Holdings Limited
Notes to the Consolidated Financial Statements

NOTE 12 — CONCENTRATIONS AND RISKS – (Continued)

For the year ended July 31, 2018, two customers accounted for approximately 32.9% and 20.7% of the Company’s total revenue. For the year ended July 31, 2017, three customers accounted for approximately 34.0%, 30.8% and 30.3% of the Company’s total revenue.
For the year ended July 31, 2018, one customer accounted for 100% of the Company’s outstanding accounts receivable.
NOTE 13 — COMMITMENTS
Lease Obligation
The Company leases office spaces under operating leases. On October 31, 2018, the Company terminated the old lease agreement and at the same time signed a new lease agreement. The current office lease expires on November 26, 2019. Operating lease expense amounted to $400,151 and $219,536 for the years ended July 31, 2018 and 2017, respectively.
Future minimum lease payments under non-cancelable operating leases are as follows as of July 31, 2018:
Year ending July 31,
2019	$409,810
2020	121,579
Thereafter
Total	$531,389

NOTE 14  — SUBSEQUENT EVENTS
In order to diversify the Company’s business and revenue source, on September 20, 2018 (the “Acquisition Date”), ATIFL HK entered into a purchase agreement with Shenzhen Shangyuan Electronic Commerce Co., Ltd. (“Shangyuan”) to acquire a financial and news media platform www.chinacnnm.com from Shangyuan, for a total cash consideration of approximately $0.46 million (or RMB 3 million).The purchase price was based on the estimated fair value of this asset as of the Acquisition Date in accordance with the valuation report of an independent appraisal firm. The transaction costs (including title search and legal costs) associated with the news media platform acquisition were immaterial and transaction cost capitalization is not deemed necessary. The Company acquired only the financial and news platform/website from Shangyuan, not the equity interest of Shangyuan. Thus, the Company determined that the acquisition constituted as an acquisition of assets for financial statement purposes, rather than an acquisition of a business. The Company does not believe that purchase price allocation is necessary in this transaction because only one intangible asset is identified. The Company plans to use this financial and news platform to market its listing consulting services to potential clients and to help existing clients to distribute news and worldwide press releases.

2,000,000 Ordinary Shares
(minimum offering amount)

5,000,000 Ordinary Shares
(maximum offering amount)
Asia Times Holdings Limited
Prospectus dated December   , 2018

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
To the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:
(a)
all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b)
without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the BVI or elsewhere.

These indemnities will only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.
To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.
Pursuant to indemnification agreements, the form of which will be filed as Exhibit 10.02 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.
The Underwriting Agreement, the form of which will be filed as Exhibit 1.01 to this Registration Statement, will also provide for indemnification of us and our officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 7.   RECENT SALES OF UNREGISTERED SECURITIES.
The Company was incorporated in the BVI on January 5, 2015. On 16 January 2015, we issued one (1) Ordinary Share to a founder shareholder in connection with a business plan which was subsequently abolished. In connection with the Company’s anticipated public offering, the Company undertook a reorganization, cancelled its previously outstanding shares and issued 50,000,000 Ordinary Shares as follows:
Date	Number of shares issued	Amount Paid Per Share	Shareholders
August 23, 2018	1,000	USD0.001	Qiuli Wang
September 27, 2018	2,000	USD0.001	Ronghua Liu
September 27, 2018	25,500	USD0.001	Tianzhen Investments Limited
September 27, 2018	13,000	USD0.001	Eno Group Limited
September 27, 2018	4,000	USD0.001	Great State Investments Limited
September 27, 2018	2,100	USD0.001	Xueqing Liu
September 27, 2018	2,400	USD0.001	Renyan Ou

Date	Number of shares issued	Amount Paid Per Share	Shareholders
November 2, 2018	1,998,000	USD0.001	Ronghua Liu
November 2, 2018	26,473,500	USD0.001	Tianzhen Investments Limited
November 2, 2018	12,987,000	USD0.001	Eno Group Limited
November 2, 2018	3,996,000	USD0.001	Great State Investments Limited
November 2, 2018	2,097,900	USD0.001	Xueqing Liu
November 2, 2018	2,397,600	USD0.001	Renyan Ou
	50,000,000

ITEM 8.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a)
Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.
(b)
Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.
ITEM 9.   UNDERTAKINGS.
The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(4)
For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, People’s Republic of China, on December 11, 2018.
Asia Times Holdings Limited
By:
/s/ Qiuli Wang

Ms. Qiuli Wang
President, Chief Executive Officer, and Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Qiuli Wang Name: Qiuli Wang	President, Chief Executive Officer, and Director (principal executive officer)	December 11, 2018
/s/ Fang Cheng Name: Fang Cheng	Chief Financial Officer (principal accounting officer)	December 11, 2018
/s/ Qiang Chen Name: Qiang Chen	Director	December 11, 2018
* By: /s/ Qiuli Wang Name: Qiuli Wang Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on December 11, 2018.
Hunter Taubman Fischer & Li LLC
By:
/s/ Ying Li

Name: Ying Li
Title:   Partner and Member

EXHIBIT INDEX
Description
1.1	Form of Underwriting Agreement**
3.1	Form of Amended Memorandum and Articles of Association*
4.1	Specimen Certificate for Ordinary Shares*
5.1	Form of opinion of Ogier regarding the validity of the Ordinary Shares being registered*
8.1	Form of opinion of Dentons Law Firm regarding certain PRC tax matters (included in Exhibit 99.2)
10.1	Agreement of Website (CNNM) Transfer between ATIFL HK entered on September 20, 2018*
10.2	Voting Right Proxy Agreement between Qiuli Wang and Eno Group entered on September 30, 2018*
10.3	Form of Employment Agreement by and between executive officers and the Registrant*
10.4	Form of Indemnification Agreement with the Registrant’s directors and officers*
10.5	Exclusive Service Agreement dated October 9, 2018, between WFOE and VIE*
10.6	Equity Pledge Agreement dated October 9, 2018, between WFOE, Beneficial Owners, and VIE*
10.7	Exclusive Call Option Agreement dated October 9, 2018, between WFOE, Beneficial Owners, and VIE*
10.8	Shareholders’ Voting Rights Proxy Agreement dated October 9, 2018, between WFOE, Beneficial Owners, and VIE*
10.9	Lease Contract dated October 25, 2018 by and between the Qianhai and Shenzhen Dedian Investment Ltd.*
10.10	Equity Transfer Agreement dated August 13, 2018 by and between Huaya and Yanru Zhou*
10.11	Equity Transfer Agreement dated September 19, 2018 by and between Huaya and Zhuorong Cai*
10.12	Equity Transfer Agreement dated September 19, 2018 by and between Huaya and Zehong Lai*
10.13	Trust Deed dated December 11, 2017 by and between Ronghua Liu and Qiuli Wang*
10.14	Letter of Undertaking by Qianhai Shareholder*
21.1	Subsidiaries*
23.1	Consent of Friedman LLP*
23.2	Consent of Ogier (included in Exhibit 5.1)
23.3	Consent of Dentons Law Firm (included in Exhibit 99.2)
99.1	Code of Business Conduct and Ethics of the Registrant*
99.2	Form of opinion of Dentons Law Firm, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE agreements*
99.3	Consent of Kwong Sang Liu*
99.4	Consent of Yongyuan Chen*
99.5	Consent of Longdley Zephirin*
99.6	Consent of Frost & Sullivan*
99.7	Offering Deposit Account Agency Agreement, dated October 7, 2018*

*
Filed herewith.

**
To be filed by amendment.